REGISTRATION NO. 333-[ ]

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

30-0183252
(I.R.S. Employer Identification Number)

383 Madison Avenue
New York, NY 10179
(212) 272-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph T. Jurkowski, Jr.
383 Madison Avenue
New York, NY 10179
(212) 272-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service with respect to the Registrant)
____________

Copies to:

Paul D. Tvetenstrand, Esq.
Richard D. Simonds Jr., Esq. Stephen S. Kudenholdt, Esq.
Thacher Proffitt & Wood LLP
2 World Financial Center
New York, New York 10281
(212) 912-7400

Kathy Crost	Evan Drutman
Orrick, Herrington & Sutcliffe LLP	Greenberg Traurig LLP
666 Fifth Avenue	MetLife Building
New York, NY 10103-0001	200 Park Avenue
New York, NY 10166

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions and pursuant to Rule 415.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [     ]

CALCULATION OF REGISTRATION FEE

Proposed Title of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Mortgage Pass-Through Certificates (Issuable in Series)	$ 1,000,000	100%	$ 1,000,000	$ 107.00
Mortgage-Backed Notes (Issuable in Series)

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

______________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement includes (i) a base prospectus (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates consisting of senior and subordinate certificate classes (“Version 1”) and (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes (“Version 2”).

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
Depositor

MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES

You should consider carefully the risk factors beginning on page 6 in this prospectus and the risk factors in the prospectus supplement.

The Offered Securities

The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Trust Fund

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

•	mortgage loans secured by first and junior liens on the related mortgage property;

•	home equity revolving lines of credit;

•	mortgage loans where the borrower has little or no equity in the related mortgaged property;

•	mortgage loans secured by one-to-four-family residential properties;

•
mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

•	manufactured housing conditional sales contracts and installment loan agreements or interests therein; and

•	mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement

If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in “Methods of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________________________, 2007.

Anti-Deficiency Legislation and Other Limitations on Lenders	83
Environmental Legislation	84
Consumer Protection Laws	85
Homeownership Act and Similar State Laws	85
Additional Consumer Protections Laws with Respect to Contracts	86
Enforceability of Certain Provisions	86
Subordinate Financing	88
Installment Contracts	88
Applicability of Usury Laws	88
Alternative Mortgage Instruments	89
Formaldehyde Litigation with Respect to Contracts	89
The Servicemembers Civil Relief Act	90
Forfeitures in Drug and RICO Proceedings	90
Junior Mortgages	90
Negative Amortization Loans	91
FEDERAL INCOME TAX CONSEQUENCES	91
General	91
REMICS	92
Notes	107
Grantor Trust Funds	107
Taxation of Classes of Exchangeable Securities	115
Callable Classes	117
PENALTY AVOIDANCE	117
STATE AND OTHER TAX CONSEQUENCES	117
ERISA CONSIDERATIONS	117
Class and Statutory Exemptions	118
Underwriter Exemption	121
Insurance company general accounts	125
Revolving pool features	126
ERISA Considerations Relating to Notes	126
Exchangeable Securities	127
Tax Exempt Investors	127
Consultation with Counsel	127
LEGAL INVESTMENT MATTERS	128
USE OF PROCEEDS	129
METHODS OF DISTRIBUTION	129
LEGAL MATTERS	130
FINANCIAL INFORMATION	130
RATINGS	130
AVAILABLE INFORMATION	131
REPORTS TO SECURITYHOLDERS	131
INCORPORATION OF INFORMATION BY REFERENCE	131
GLOSSARY	133

INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See “The Depositor” and “The Mortgage Pools” in this prospectus. The mortgage loans may include sub-prime mortgage loans. The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives that are described in this prospectus, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See “Description of the Securities” in this prospectus.

If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement described in this prospectus. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See “Description of Credit Enhancement” in this prospectus.

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield Considerations” in this prospectus.

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Federal Income Tax Consequences” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Methods of Distribution” in this prospectus and in the related prospectus supplement.

There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates or Notes Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriter intends to make a secondary market in the offered certificates or notes, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates or notes will develop or, if it does develop, that it will provide holders of the offered certificates or notes with liquidity of investment or that it will continue for the life of the offered certificates or notes. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates or notes will not be listed on any securities exchange.

The Rate and Timing of Principal Distributions on the Offered Certificates or Notes Will Be Affected by Prepayment Speeds.

The rate and timing of distributions allocable to principal on the offered certificates or notes, other than the interest only certificates, will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans in the related loan group, or in the case of the offered subordinate certificates, both loan groups, and the allocation thereof to pay principal on these certificates as provided in the prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates or notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, if applicable, with respect to the percentage of the mortgage loans set forth in the prospectus supplement, a prepayment within five years, as provided in the mortgage note, of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See “The Mortgage Pool” in the prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates or notes at a time when reinvestment at higher prevailing rates would be desirable.

Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates or notes, at time when reinvestment at comparable yields may not be possible.

During a certain period as described in the related prospectus supplement after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the senior certificates in the related certificate group, other than the interest only certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in the prospectus supplement, unless the amount of subordination provided to the senior certificates by the subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each certificate group, other than the interest only certificates, as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates or notes, see “Yield on the Certificates” or “Yield on the Notes” in the prospectus supplement, including the table entitled “Percent of Initial Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” in the prospectus supplement.

The Yield to Maturity on the Offered Certificates or Notes Will Depend on a Variety of Factors.

The yield to maturity on the offered certificates or notes, particularly the interest only certificates, will depend, in general, on:

•	the applicable purchase price; and

•
the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the current principal amount or notional amount of the offered certificates or notes, as well as other factors.

The yield to investors on the offered certificates or notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

In general, if the offered certificates or notes, other than the interest only certificates or notes, are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates or notes, other than the interest only certificates, are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates or notes were determined based on a number of assumptions, including a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates or notes will vary as determined at the time of sale. See “Yield on the Certificates” or “Yield on the Notes” in the prospectus supplement.

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans.

Mortgage loans secured by properties located in the State of California are more likely to incur defaults or losses as a result of physical damage to the properties resulting from natural causes such as earthquake, mudslide and wildfire, as compared to mortgage loans secured by properties located in other locations. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates or notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates or notes.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates or Notes.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates or notes. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in this prospectus.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Certificates or Notes.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

The Ratings on the Offered Certificates or Notes Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates or Notes and Are Subject to Withdrawal at Any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates or Notes.

It is a condition to the issuance of the offered certificates or notes that each class of offered certificates or notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates or notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates or notes may be adversely affected. See “Ratings” in the prospectus supplement and “Rating” in this prospectus.

The ratings of the offered certificates or notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicers, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates or notes. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in this prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates or notes.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent that a servicer or the master servicer, in its capacity as successor servicer, for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates or notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” in this prospectus.

On the closing date, the Sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the Sponsor will be obligated to cure the breach or repurchase or substitute the affected mortgage loan in the manner described in the prospectus.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related Sponsor will be required to purchase that mortgage loan from the trust.

The Return on the Offered Certificates or Notes Could Be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status and the national guard who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or the related servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates or notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

Negative Amortization May Increase Losses Applied to the Certificates or Notes.

When interest due on a negative amortization loan is added to the principal balance of the negative amortization loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the negative amortization loan. Therefore, if the mortgagor defaults on the negative amortization loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been in the absence of negative amortization.

Allocation of Deferred Interest May Affect the Yield on the Certificates or Notes.

The amount of deferred interest, if any, with respect to the negative amortization loans for a given month will reduce the amount of interest collected on the negative amortization loans and available to be distributed as interest to the certificates or notes. The reduction in interest collections will be offset, in whole or in part, by applying principal prepayments received on the mortgage loans to interest distributions on the certificates or notes. To the extent the amount of deferred interest on the negative amortization loans exceeds the principal prepayments and/or other amounts as described in the related prospectus supplement received on the mortgage loans, the net rate cap on the certificates or notes will be reduced.

A Security Interest In A Manufactured Home Could Be Rendered Subordinate to the Interests of Other Parties Claiming an Interest in the Home.

Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state’s certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the servicer of the contract fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

Acquiring Board Approval for the Sale of Cooperative Loans Could Limit the Number of Potential Purchasers for those Shares and Otherwise Limit the Servicer’s Ability to Sell, and Realize the Value of, those Shares Backed by Such Loans.

With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser’s income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer’s ability to sell, and realize the value of, those shares. In addition, the servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower’s cooperative apartment or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative note.

Defects in Security Interest Could Result in Losses.

• The security interest in certain manufactured homes may not be perfected.

Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including (i) the UCC as adopted in the relevant state, (ii) certificate of title statutes as adopted in the relevant states; and (iii) if applicable, the real estate laws as adopted in the states in which the manufactured homes are located, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. The steps required to perfect a security interest in a manufactured home vary from state to state. The originator will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the originator must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the originator fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result. In addition, under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract which could result in a loss on your investment.

• The assignment of the security interest in the manufactured home to the trustee may not be perfected.

Due to the expense and administrative inconvenience, the originator will not amend a certificate of title to a manufactured home to name the trustee as the lienholder or note the trustee’s interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against the seller’s creditors or a trustee in the event the seller enters bankruptcy, or the security interest may not be perfected. Also, the seller will not record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the seller’s creditors or bankruptcy trustee. If an affiliate of the seller is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

FICO Scores are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “Loan Program — FICO Scores” in this prospectus.

THE MORTGAGE POOLS

General

Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor’s fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder—FHA Insurance” and “—VA Mortgage Guaranty” in this prospectus.

A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

The mortgage loans may include “sub-prime” mortgage loans. “Sub-prime” mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for “A” quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for “A” quality borrowers. They may have had past debts written off by past lenders.

A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

In addition, if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

The Mortgage Loans

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

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Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

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Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

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Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the note index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

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Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

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Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

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Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

•
Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

The mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

•	funds contributed by the Seller of the mortgaged property or another source and placed in a custodial account,

•	if funds contributed by the Seller are contributed on a present value basis, investment earnings on these funds, or

•	additional funds to be contributed over time by the mortgagor’s employer or another source.

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

•	the aggregate principal balance of the mortgage loans,

•	the type of property securing the mortgage loans,

•	the original or modified terms to maturity of the mortgage loans,

•	the range of principal balances of the mortgage loans at origination or modification,

•	the earliest origination or modification date and latest maturity date of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans,

•	the mortgage rate or range of mortgage rates borne by the mortgage loans,

•	if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

•	the geographical distribution of the mortgage loans,

•	the percentage of buydown mortgage loans, if applicable, and

•	the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K which will be available to investors on the SEC website.

The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See “Servicing of Mortgage Loans,” “Description of the Securities” and “The Agreements” in this prospectus. The master servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under “Servicing of Mortgage Loans—Servicers,” and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under “Description of the Securities—Advances”) or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor’s or its affiliates’ prior experience with the Seller and the servicer, as well as the depositor’s prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

The mortgage loans, as well as mortgage loans underlying mortgage securities will have been originated in accordance with underwriting standards described below.

The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a “stated income verified assets” program no verification of a mortgagor’s income is undertaken by the origination however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program assets are verified.

The primary considerations in underwriting a mortgage loan are the mortgagor’s employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor’s prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus.

With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder—FHA Insurance” and “—VA Insurance” in this prospectus.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Originators and Sellers

Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

•
With respect to any first lien mortgage loan, a lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related seller’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related seller and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan; and the related seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable. With respect to any second lien mortgage loan, other than any Piggyback Loan that has an initial principal amount less than or equal to $200,000, (a) a lender’s title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related seller’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related seller and its successors and assigns; and the related seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related property;

•
immediately prior to the transfer to the depositor, the related Seller was the sole owner of beneficial title and holder of the mortgage and mortgage note relating to such mortgage loan and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the related Seller has full right and authority to sell or assign the same pursuant to the related mortgage loan purchase agreement;

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there is no mechanics’ lien or claim for work, labor or material affecting the premises subject to any mortgage which is or may be a lien prior to, or equal with, the lien of such mortgage except those which are insured against by the title insurance policy referred to above;

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the mortgage is a valid and enforceable first or other applicable lien on the property securing the related mortgage note and each mortgaged property is owned by the mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan or referred to in the lender’s title insurance policy delivered to the originator of the related mortgage loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

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the physical property subject to the mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

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there was no delinquent tax or assessment lien against the property subject to any mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property; and

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each mortgage loan at the time it was made complied in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory, abusive and fair lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller’s repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under “Description of the Securities—Assignment of Trust Fund Assets” below.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

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have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

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have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

•	have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

•	have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

•	comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under “Description of the Securities—Assignment of Trust Fund Assets,” the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this “—Representations by Sellers” section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer’s responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

STATIC POOL INFORMATION

For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

The Master Servicer

The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer’s obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

The Servicers

Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will service the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer or pursuant to the related pooling and servicing agreement, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement or the related pooling and servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, to the extent provided in the related prospectus supplement, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer may be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Loans” in this prospectus.

Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” in this prospectus. FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder’s equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See “Description of Credit Enhancement” in this prospectus.

Special Servicers

If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below and in the related prospectus supplement, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer’s or applicable servicer’s actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

(1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

(2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus.

Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer’s (or other specified person’s) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder” in this prospectus.

Servicing and Other Compensation and Payment of Expenses; Retained Interest

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer’s Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See “Yield Considerations” in this prospectus.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related issuing entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund’s assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under “The Agreements” below) describe the material provisions relating to the securities common to each Agreements.

Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

•
the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•
all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

•	any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

•	hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

•	U.S. Government Securities;

•	the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

•
any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under “Description of Credit Enhancement” in this prospectus.

If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned amortization classes, targeted amortization classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate
A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate
A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.

Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Amortization Class or Targeted Amortization Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under “Description of Credit Enhancement” in this prospectus, or by any combination of the foregoing.

If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of “residual interests” in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified entity will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A “securityholder” or “holder” is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC’s nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC’s clearance system.

If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events,

Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified entity to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear System participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear System participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant’s account against payment.

Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Exchangeable Securities

General

As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders specified in the related prospectus supplement will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•	the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Assignment of Trust Fund Assets

At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

In addition, the depositor will, as to each mortgage loan, other than (1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

•	the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

•
the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

•
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

•	any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

•	if applicable, any riders or modifications to the mortgage note and mortgage,

•	if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

•	any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

•	the original Contract endorsed, without recourse, to the order of the trustee,

•	copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

•	a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii)

provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under “The Mortgage Pools—Representations of Sellers,” to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under “The Mortgage Pools—Representations by Sellers,” but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under “The Mortgage Pools—Representations by Sellers.” This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under “Servicing of Mortgage Loans” in this prospectus. Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Distribution Account

General. The master servicer, trustee or securities administrator, as applicable, will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer, trustee or securities administrator, or other entity designated in the related prospectus supplement, will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the master servicer, trustee or securities administrator, or other entity designated in the related prospectus supplement, as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates or mortgage-backed notes and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•
all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

•	all payments on the mortgage securities;

•	all payments on the U.S. Government Securities (if any);

•	all Insurance Proceeds and Liquidation Proceeds;

•
any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under “Description of Credit Enhancement” in this prospectus;

•	any advances made as described under “—Advances” below;

•	any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

•
any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest” in this prospectus;

•
to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

•
any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

•
any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

Prior to the deposit of funds into the Distribution Account, as described under “—Deposits” above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates or mortgage-backed notes and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

(1)	to make distributions to the related securityholders on each distribution date;

(2)
to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under “—Advances” below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3)
to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4)
to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5)
if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)
to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Master Servicer and the Depositor” in this prospectus;

(7)	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Some Matters Regarding the Trustee” in this prospectus;

(9)	to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

(10)
to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

(11)
if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes” in this prospectus;

(12)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)
to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14)
to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16)
to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” in this prospectus; and

(17)	to clear and terminate the Distribution Account upon the termination of the trust fund.

Distributions

Distributions on the securities of each series will be made by or on behalf of the related trustee or securities administrator, as applicable, on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder’s Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield Considerations” in this prospectus, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer’s or applicable servicer’s servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

Pre-Funding Account

If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicer Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer’s or a servicer’s own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following:

•	Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan.

•	Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan.

•	All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose.

•	The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date.

•
No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate.

Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a monthly statement or statements with respect to the related trust fund setting forth the information specifically described in the related prospectus supplement and the related pooling and servicing agreement or the related servicing agreement or indenture.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer, trustee or securities administrator, as applicable, will furnish a report to each holder of record of a class of offered securities at any time during the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in the method described in the related prospectus supplement to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Securityholders” in this prospectus.

DESCRIPTION OF CREDIT ENHANCEMENT

General

As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in this prospectus. If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

In general, references to “mortgage loans” under this “Description of Credit Enhancement” section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

Overcollateralization

If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted

Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under “Maintenance of Credit Enhancement” in this prospectus, the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder” in this prospectus. However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under “Description of Credit Enhancement—Special Hazard Insurance Policies.” The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee, securities administrator or supplemental interest trust trustee on behalf of the related trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

In a market value swap, five business days prior to the mandatory auction date set forth in the prospectus supplement, the auction administrator will auction the classes of certificates referred to in the prospectus supplement as the mandatory auction certificates then outstanding, to third party investors. On the mandatory auction date, the mandatory auction certificates will be transferred, as described in the prospectus supplement, to third party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the mandatory auction date, plus accrued interest on such classes at the related pass-through rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction. The transfer in the auction will not occur in the event that the swap counterparty fails to pay any amounts payable under the market value swap.

In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the mandatory auction date as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof. Upon receipt of a bid, the swap counterparty will make the payment described above if required.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance the trustee, securities administrator or supplemental interest trust trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
CLAIMS THEREUNDER

General

The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan’s Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

•	the insured percentage of the Primary Insurance Covered Loss;

•	the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•
at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•
advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates or mortgage-backed notes having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see “Description of Credit Enhancement—Mortgage Pool insurance Policies” in this prospectus.

Hazard Insurance Policies

The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer’s normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Special Hazard Insurance Policies” in this prospectus for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates or notes will be described in the related prospectus supplement.

THE SPONSOR

The sponsor will be EMC Mortgage Corporation (“EMC”) for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions Group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999.

THE DEPOSITOR

The depositor, Structured Asset Mortgage Investments II Inc., was formed in the state of Delaware on June 10, 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. In conjunction with the Seller’s acquisition of the mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus supplement, which will then issue the certificates or notes.

After issuance and registration of the securities contemplated in this prospectus, in the related prospectus supplement and any supplement hereto, the depositor will have substantially no duties or responsibilities with respect to the pool assets or the securities, other than certain administrative duties as described in the related prospectus supplement.

THE AGREEMENTS

General

Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.

Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”. As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

Pooling and Servicing Agreement

Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

•
any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

•
any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days days (or other time period described in the related prospectus supplement) after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

•
any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” by the date and time set forth in the pooling and servicing agreement;

•
any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

•	any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than a percentage specified in the related prospectus supplement of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund as specified in the related pooling and servicing agreement may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the trust fund and in and to the mortgage loans and the proceeds thereof. Upon such notification, the trustee or, upon notice to the depositor and with the depositor’s (or an affiliate of the depositor’s) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least an amount specified in the related prospectus supplement to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under “—Events of Default and Rights Upon Event of Default — Pooling and Servicing Agreement” have occurred, EMC will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than the percentage specified in the related prospectus supplement of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under “—Events of Default” above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

Servicing Agreement

For a series of notes, a servicing default under the related servicing agreement generally will include:

•
any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•
any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuing Entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

•	any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than a percentage specified in the related prospectus supplement of the voting rights of the related trust fund, as specified in the related servicing agreement may, by written notification to the master servicer and to the Issuing Entity (and to the trustee if given by noteholders), with the consent of EMC, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least an amount specified in the related prospectus supplement to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under “—Events of Default and Rights Upon Event of Default— Servicing Agreement” have occurred, EMC will have the right under the related servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the related servicing agreement.

Indenture

For a series of notes, an event of default under the indenture generally will include:

•	a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

•
failure to perform any other covenant of the Depositor in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•
any representation or warranty made by the Depositor in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•	events of bankruptcy, insolvency, receivership or liquidation of the Depositor, as specified in the indenture; or

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a percentage specified in the related prospectus supplement of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

•
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

•
to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

•	to comply with any changes in the Code.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing over 50% of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the

Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than the percentage specified in the related prospectus supplement of the voting rights, for any purpose; provided, however, that the amendment may not:

(1)
reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2)
adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than the percentage specified in the related prospectus supplement of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes or

(3)	reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of, (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see “Federal Income Tax Consequences” below) or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the certificates will use the word “Callable” in their title. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the notes will use the word “Callable” in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

The Securities Administrator

Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

Duties of Securities Administrator

The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement.

However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

Some Matters Regarding the Securities Administrator

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The securities administrator for each series of securities generally will be entitled to indemnification from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator’s administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Securities Administrator

The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than the percentage specified in the related prospectus supplement of the trust. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

The Trustee

The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

If an Event of Default shall occur, the trustee shall, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations (but not the liabilities) of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. Upon the receipt by the master servicer of the written notice, all authority and power of the master servicer under the Agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall automatically and without further action pass to and be vested in the trustee. The trustee shall act to carry out the duties of the master servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

Upon the receipt by the master servicer of a notice of termination, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Agreements and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions thereof; provided, however, that the sponsor shall have the right to either (a) immediately assume the duties of the master servicer or (b) select a successor master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the master servicer at or prior to the time of termination. As compensation, the trustee shall be entitled to compensation which the master servicer would have been entitled to retain if the master servicer had continued to act thereunder, except for those amounts due the master servicer as reimbursement permitted under the Agreements for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than an amount specified in the related prospectus supplement, as the successor to the master servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer hereunder; provided, that the trustee shall obtain a letter from each rating agency that the ratings, if any, on each of the securities will not be lowered as a result of the selection of the successor to the master servicer. Pending appointment of a successor to the master servicer, the trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of the Agreements shall apply, the compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession.

If the trustee shall succeed to any duties of the master servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee’s duties shall be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, shall apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to security holders of record pursuant to the Agreements and to the rating agencies.

The trustee shall transmit by mail to all securityholders, within the number of days specified by the Agreements after the occurrence of any Event of Default actually known to a responsible officer of the trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. In the event that the security holders waive the Event of Default pursuant to the Agreements, the trustee shall give notice of any such waiver to the rating agencies.

Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreements, the trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the trustee.

Some Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of securities generally will be entitled to indemnification from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than the percentage specified in the related prospectus supplement of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

YIELD CONSIDERATIONS

The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See “The Mortgage Pools—Representations by Sellers” and “Descriptions of the Securities—Assignment of Trust Fund Assets” above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest” in this prospectus.

The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment.

For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to “lock in” a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor’s exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Mortgage Pools,” the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See “Servicing of Mortgage Loans—Collection and Other Servicing Procedures” and “Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in this prospectus for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” the rate or (2) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under “Description of the Securities—Pre-Funding Account” in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Yield Considerations” in this prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See “The Agreements—Termination; Retirement of Securities” in this prospectus.

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as “mortgages.” Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See “—Contracts” below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative’s building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder’s proportional share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer’s or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See “Description of Credit Enhancement” in this prospectus.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and other Limitations on Lenders” below.

Repossession with respect to Contracts

General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

1. Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2. Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3. Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff’s sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates or notes. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators’ failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

Additional Consumer Protections Laws with Respect to Contracts

Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer’s or servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the related prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the “lender”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

As indicated above under “The Mortgage Pools—Representations by Sellers,” each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws”, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

The Servicemembers Civil Relief Act

Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor’s mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig, LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the

IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences” in this prospectus.

The following discussion addresses securities of three general types:

1.  REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as one or more REMICs under the REMIC Provisions of the Code,

2.  notes representing indebtedness of a trust fund as to which no REMIC election will be made,

3.  Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made, and

4.  securities representing an ownership interest in some or all of the assets included in the exchangeable security trust fund for an ES Class.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder,” “certificateholder” or a “holder” are to the beneficial owner of a security or certificate, as the case may be.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, any of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “REMICS—Taxation of Owners of REMIC Regular Certificates—Market Discount” in this prospectus for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular

Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “REMICS—Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “REMICS—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “REMICS—Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC

Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) described therein will not apply.

If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of

REMIC Certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have “significant value.”

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Foreign investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the tentative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder and (2) the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions” in this prospectus. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and”—Premium.”

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an “electing large partnership,” all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

For these purposes, a “disqualified organization” means:

1.  the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

2.  any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

3.  any organization described in Section 1381(a)(2)(C) of the Code, or

4.  an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the “tax matters person” with respect to the REMIC in all respects or (2) will be designated as and will act as the “tax matters person” with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “REMICS—Taxation of Owners of REMIC Regular certificates—Market Discount” in this prospectus.

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

Status as Real Property Loans

Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A), and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on any notes issued without original issue discount is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate that does not exceed a specified amount as ordinary income is inapplicable to the notes. See “REMICS—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates” in this prospectus.

Grantor Trust Funds

Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section

1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “REMICS—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “REMICS—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” in this prospectus for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates” in this prospectus) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICS—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates or notes backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICS—Taxation of Owners of REMIC Regular Certificates—Original Issue discount” in this prospectus. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor

Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip

Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the Depositor, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates” in this prospectus. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding. In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” in this prospectus will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” in this prospectus applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Taxation of Classes of Exchangeable Securities

General

The arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund, and the ES Classes represent beneficial ownership of these interests in the classes of securities.

Tax Status

The ES Classes will represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be “qualified mortgages” under Section 860G(a) (3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under “REMICS—Taxation of Owners of REMIC Regular Certificates” above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a “Strip”), the holder is treated as owning, pursuant to Section 1286 of the Code, “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and “stripped bonds” or “stripped coupons” with respect to the remainder. An investor is encouraged to consult its tax advisor regarding this matter.

A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder’s adjusted basis generally is equal to the holder’s allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

If a holder exchanges a single ES Class, an “Exchanged ES Class”, for several ES Classes, each, a “Received ES Class,” and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates. Such manner of taxation is discussed under the heading in this prospectus “—REMICS —Foreign Investors in REMIC Certificates.”

Backup Withholding

A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates. Such manner of taxation is discussed under the heading in this prospectus “—REMICS —Backup Withholding With Respect to REMIC Certificates.”

Reporting and Administrative Matters

Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

Callable Classes

The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PENALTY AVOIDANCE

The summary of tax considerations contained in this prospectus was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in this prospectus in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained certain relationships to a Plan, called “Parties in Interest”, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan=s investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not Plan Assets of a Plan would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that a Plan=s assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a security with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the securities are characterized as equity interests, the purchase, sale and holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered Parties in Interest with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

Class and Statutory Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between an ERISA plan, Keogh plan, IRA or related investment vehicle and a person or entity that is a Party in Interest to such Plan solely by reason of providing services to such plan or entity (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by independent qualified professional asset managers.

•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•	PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by certain in-house investment managers.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the Issuing Entity.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the Issuing Entity:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-

family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•
the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

•
and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor’s benefit for administering the trust fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage-backed securities or other “securities” underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” shall include (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm=s-length transaction with an unrelated party.

Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a loan-to- value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group”, other than the Underwriter. The Restricted Group consists of any Underwriter, the master servicer, any servicer, any insurer, the depositor, any counterparty to an “eligible swap” (as described below) and any obligor with respect to assets included in the trust fund consisting of more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities other than the underwriter.

Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any subservicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

Seventh, for Issuing Entities other than certain trusts, the documents establishing the Issuing Entity and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.

Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The Exemption permits interest rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An interest-rate swap or (if purchased by or on behalf of the Issuing Entity) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it: (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (d) permits the Issuing Entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor, sponsor or any other seller. Securities to which one or more swap agreements apply may be acquired or held by only “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Issuing Entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Issuing Entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the Exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan where the decision to buy a class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuing Entity and an eligible counterparty and (f) it has an allowable notional amount.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

1.
The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, provided that:

i.            The Plan is not an Excluded Plan,

ii.	Each Plan’s investment in each class of securities does not exceed 25% of the outstanding securities in the class,

iii.
After the Plan’s acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity, and

iv.
In the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group;

2.	The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1 above are met; and

3.	The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan=s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

•	the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

•
all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

•
the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

•
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre- Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

•	either:

(1)
the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2)
an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

•
the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

•
amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(1)
be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2)	have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

•	the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

•
the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Insurance company general accounts

•
In the event that securities which are certificates do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

•
Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became effective on July 5, 2001.

Revolving pool features

The Exemption only covers certificates backed by a “fixed” pool of loans which requires that all the loans must be transferred to the trust fund or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) either (i) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (ii) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Exchangeable Securities

With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a Party in Interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code.

Consultation with Counsel

There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a security in reliance on the Exemption, or an Investor-Based Exemption, or any other exemption, a fiduciary of a Plan or other Plan Asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, an Investor-Based Exemption or other exemption would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, and Investor-Based Exemption or other exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT MATTERS

Each class of certificates or notes offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates or notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates or notes. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of certificates or notes will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders are encouraged to consult with their legal advisors in this regard before any such reoffer or sale.

LEGAL MATTERS

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood llp, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

FINANCIAL INFORMATION

With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATINGS

It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Servicing of Mortgage Loans—Evidence as to Compliance” in the related prospectus supplement and “Description of the Securities — Reports to Securityholders” in this prospectus, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the trustee’s or the securities administrator’s internet web site, as applicable, as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website will be provided in the related Prospectus Supplement.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO SECURITYHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website of the sponsor, depositor, master servicer or securities administrator, as applicable, referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of Mortgage Loans—Evidence as to Compliance” in the related prospectus supplement and “Description of the Securities — Reports to Securityholders” in this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series;

provided, however, this prospectus and any related prospectus supplement do not incorporate by reference any of the issuing entity’s annual reports filed on Form 10-K with respect to a trust fund.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

GLOSSARY

Accrual Security— A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

Affiliated Seller— Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC.

Agreement— An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

ARM Loan— A mortgage loan with an adjustable interest rate.

Assumption Fee— The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

Bankruptcy Amount— The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

Bankruptcy Code— Title 11 of the United States Code, as amended from time to time.

Bankruptcy Loss— A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Beneficial Owner— A person acquiring an interest in any DTC Registered Security.

Benefit Plan Investors— Plans subject to Part 4 of Title I of ERISA or Section 4975 of the Code and any entity whose underlying assets include Plan Assets by reason of any such Plan’s investment in the entity.

Buydown Account— With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

Buydown Funds— With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

Buydown Period— The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

Call Class— A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

Callable Class— A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a “lock-out period” during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

CERCLA— The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

Class Factor— For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

Clearstream— Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

Closing Date— With respect to any series of securities, the date on which the securities are issued.

Code— The Internal Revenue Code of 1986.

Commission— The Securities and Exchange Commission.

Committee Report— The Conference Committee Report accompanying the Tax Reform Act of 1986.

Conservation Act— The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

Contract— Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

Contributions Tax— With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

Cooperative— With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

Crime Control Act— The Comprehensive Crime Control Act of 1984.

Defaulted Mortgage Loss— A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

Deferred Interest— If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

Deleted Mortgage Loan— A mortgage loan which has been removed from the related trust fund.

Designated Seller Transaction— A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

Determination Date— The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

Distribution Account— One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

DIDMC— The Depository Institutions Deregulation and Monetary Control Act of 1980.

DOL— The U.S. Department of Labor.

DOL Regulations— Regulations by the DOL promulgated at 29 C.F.R. ' 2510.3-101.

DTC— The Depository Trust Company.

DTC Registered Security— Any security initially issued through the book-entry facilities of the DTC.

Eligible Account— An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

Equity Certificates— With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

ERISA— The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plans— Employee pension and welfare benefit plans subject to ERISA.

ES Class— A class of exchangeable securities, as described under “Description of the Certificates — Exchangeable Securities.”

Exemption— An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption (“PTE”) 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) or any amendment thereto.

Exemption Rating Agency— Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc. or any other “Rating Agency” within the meaning of the Exemption.

Exchange Act— The Securities Exchange Act of 1934, as amended.

Extraordinary Loss— Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fraud Loss— A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

Fraud Loss Amount— The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

FTC Rule— The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission.

Garn-St Germain Act— The Garn-St Germain Depository Institutions Act of 1982.

Ginnie Mae— The Government National Mortgage Association.

Global Securities— The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

Grantor Trust Certificate— A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Interest Certificate— A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate— A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund— A trust fund as to which no REMIC election will be made and which qualifies as a “grantor trust” within the meaning of Subpart E, part I of subchapter J of the Code.

High Cost Loans— Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

High LTV Loans— Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

Homeownership Act—The Home Ownership and Equity Protection Act of 1994.

Housing Act— The National Housing Act of 1934, as amended.

Index— With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, will be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

Insurance Proceeds— Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

Intermediary— An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

IRS— The Internal Revenue Service.

Issue Premium— The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

Issuing Entity— With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

Liquidation Proceeds— (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under “The Mortgage Pools—Representations by Sellers,” “Servicing of Mortgage Loans—Realization Upon and Sale of Defaulted Mortgage Loans,” “—Assignment of Trust Fund Assets” above and “The Agreements—Termination.”

Loan-to-Value Ratio— With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

Manufactured Home— Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Master Servicer Collection Account— One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

Net Mortgage Rate— With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

Nonrecoverable Advance— An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

Note Margin— With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

OID Regulations— The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

OTS— The Office of Thrift Supervision.

Parity Act— The Alternative Mortgage Transaction Parity Act of 1982.

Parties in Interest— With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Section 4975 of the Code.

Percentage Interest— With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

Permitted Investments— United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

Piggyback Loan — A second lien mortgage loan originated by the same originator to the same borrower at the same time as the first lien mortgage loan, each secured by the same mortgaged property.

Plan Assets— “Plan assets” of a Plan, within the meaning of the DOL Regulations, as modified by Section 3(42) of ERISA.

Plans— ERISA Plans and Tax Favored Plans.

Prepayment Assumption— With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

Prepayment Interest Shortfall— With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

Primary Insurance Covered Loss— With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

Primary Insurance Policy— A primary mortgage guaranty insurance policy.

Primary Insurer— An issuer of a Primary Insurance Policy.

Protected Account— One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

PTCE— Prohibited Transaction Class Exemption.

Qualified Substitute Mortgage Loan— A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under “The Mortgage Pools— Representations by Sellers” in this prospectus.

Rating Agency— A “nationally recognized statistical rating organization” within the meaning of Section 3(a)(41) of the Exchange Act.

Realized Loss— Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.

Record Date— The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

Relief Act— The Servicemembers Civil Relief Act..

REMIC— A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Administrator— The trustee, the master servicer or another specified party who administers the related REMIC.

REMIC Certificates— Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC Provisions— Sections 860A through 860G of the Code.

REMIC Regular Certificate— A REMIC Certificate designated as a “regular interest” in the related REMIC.

REMIC Regular Certificateholder— A holder of a REMIC Regular Certificate.

REMIC Residual Certificate— A REMIC Certificate designated as a “residual interest” in the related REMIC.

REMIC Residual Certificateholder— A holder of a REMIC Residual Certificate.

REMIC Regulations— The REMIC Provisions and the related Treasury regulations.

REO Mortgage Loan— A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

RICO— The Racketeer Influenced and Corrupt Organizations statute.

Securities Act— The Securities Act of 1933, as amended.

Seller— The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

Single Family Property— An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

SMMEA— The Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Amount— The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

Special Hazard Loss— (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

Strip Security— A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

Tax Favored Plans— Plans that meet the definition of “plan” in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

TILA— The Federal Truth-in-Lending Act.

Title V— Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

Title VIII— Title VIII of the Garn-St Germain Act.

Unaffiliated Sellers— Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

United States Person— A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Value— With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the “Value” of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the “Value” is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the “Value” is the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

--------------------------------------------------------------------------------
The information contained in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus
Supplement is not an offer to sell these securities and is not soliciting of an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT
(To Prospectus dated [_______ __, 2007])

                                 $[___________]
                                  (APPROXIMATE)

                            [NAME OF ISSUING ENTITY]
                                 ISSUING ENTITY

                           [NAME OF MASTER SERVICER]
                                 MASTER SERVICER

                               [NAME OF SPONSOR]
                                     SPONSOR

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    DEPOSITOR

                 [NAME OF ISSUING ENTITY] SERIES____________-__

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[__] IN THIS
PROSPECTUS SUPPLEMENT.

The certificates offered hereby represent an interest in and obligation of the
Issuing Entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__]
--------------------------------------------------------------------------------

----------- ------------ ------------- -------------- ----------- ------------ ------------- --------------
                            INITIAL                                               INITIAL
                            CURRENT                                               CURRENT
                           PRINCIPAL     SCHEDULED                               PRINCIPAL     SCHEDULED
            PASS-THROUGH  OR NOTIONAL      FINAL                  PASS-THROUGH  OR NOTIONAL      FINAL
  CLASS        RATE          AMOUNT    MATURITY DATE   CLASS         RATE          AMOUNT    MATURITY DATE
----------- ------------ ------------- -------------- ----------- ------------ ------------- --------------
            [Variable]                                            [Variable]
              [Fixed]                                               [Fixed]
I-A-1          Rate        $     [__]  [___ __, 20__] B-2            Rate        $     [__]  [___ __, 20__]
----------- ------------ ------------- -------------- ----------- ------------ ------------- --------------
            [Variable]                                            [Variable]
              [Fixed]                                               [Fixed]
II-A-1         Rate        $     [__]  [___ __, 20__] B-3            Rate        $     [__]  [___ __, 20__]
----------- ------------ ------------- -------------- ----------- ------------ ------------- --------------
            [Variable]                                            [Variable]
              [Fixed]                                               [Fixed]
II-A-2         Rate        $     [__]  [___ __, 20__] B-4            Rate        $     [__]  [___ __, 20__]
----------- ------------ ------------- -------------- ----------- ------------ ------------- --------------
                                                                  [Variable]
                                                                    [Fixed]
II-X         [______]%     $     [__]  [___ __, 20__] B-5            Rate        $     [__]  [___ __, 20__]
----------- ------------ ------------- -------------- ----------- ------------ ------------- --------------
            [Variable]                                            [Variable]
              [Fixed]                                               [Fixed]
R-I            Rate        $     [__]  [___ __, 20__] B-6            Rate        $     [__]  [___ __, 20__]
----------- ------------ ------------- -------------- ----------- ------------ ------------- --------------
            [Variable]                                            [Variable]
              [Fixed]                                               [Fixed]
R-II           Rate        $     [__]  [___ __, 20__] B-7            Rate        $     [__]  [___ __, 20__]
----------- ------------ ------------- -------------- ----------- ------------ ------------- --------------
            [Variable]                                            [Variable]
              [Fixed]                                               [Fixed]
R-III          Rate        $     [__]  [___ __, 20__] B-8            Rate        $     [__]  [___ __, 20__]
----------- ------------ ------------- -------------- ----------- ------------ ------------- --------------
            [Variable]
              [Fixed]
B-1            Rate        $     [__]  [___ __, 20__]
----------- ------------ ------------- --------------

THE TRUST

The trust will consist primarily of a pool of [fixed][adjustable] rate mortgage loans secured by first liens on one- to four-family residential properties, divided into two loan groups. The trust will be represented by fifteen classes of certificates, twelve of which are offered under this prospectus supplement.

CREDIT ENHANCEMENT

o    the offered certificates will have credit enhancement in the form of subordination [and a financial guaranty insurance policy issued by Ambac
     Assurance Corporation for the benefit of the Class [__] Certificates].

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately [__]% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, less expenses which are estimated to be $[__]. SEE "METHOD OF DISTRIBUTION" IN THIS PROSPECTUS SUPPLEMENT.

                            BEAR, STEARNS & CO. INC.
                                   UNDERWRITER

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

         o        the accompanying prospectus, which provides general
                  information, some of which may not apply to this series of certificates; and

         o        this prospectus supplement, which describes the specific terms of this series of certificates.

THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT IS INTENDED
TO ENHANCE THE RELATED DESCRIPTION IN THE PROSPECTUS AND YOU SHOULD RELY ON THE
INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS PROVIDING ADDITIONAL DETAIL NOT
AVAILABLE IN THE PROSPECTUS.

Annex I and Schedule A are incorporated into and a part of this prospectus supplement as if fully set forth herein.

The Depositor's principal offices are located at 383 Madison Avenue, New York,
New York 10179 and its phone number is (212) 272-2000.

                                      S-2

                   TABLE OF CONTENTS

                 PROSPECTUS SUPPLEMENT

Caption                                          Page
-------                                          ----

   [Conveyance of Subsequent Mortgage Loans and

   Principal Distributions on the Senior
     Certificates..................................49
   Principal Distributions on the Subordinate

   [The Market Value Swap and the Swap
     Counterparty..................................53
   Allocation of Losses; Subordination.............54
   [Description of the Certificate Insurance
     Policy........................................56
   Restrictions on Transfer of the Residual

   Yield Sensitivity of the Interest Only
     Certificates..................................70
   [Yield Sensitivity of the Mandatory Auction
     Certificates..................................71
   Yield Sensitivity of the Subordinate
     Certificates..................................71
   Additional Yield Considerations Applicable

   Servicing and Other Compensation and Payment

   [Special Rules Applicable to Mandatory Auction
     Certificates..................................84
   Special Tax Considerations Applicable to

                         S-3

AFFILIATIONS, RELATIONSHIPS AND RELATED

   [ERISA Considerations with Respect to the
  Market Value Swap................................94
GLOSSARY...........................................96
ANNEX I  GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION PROCEDURES..........................1
SCHEDULE A  CERTAIN CHARACTERISTICS OF THE
  MORTGAGE LOANS....................................1

                         S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A BRIEF DESCRIPTION OF THE IMPORTANT FEATURES
OF THE OFFERED CERTIFICATES BUT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU
SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE
TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS. A GLOSSARY IS INCLUDED AT THE
END OF THIS PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED IN THE
GLOSSARY AT THE END OF THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS ASSIGNED TO
THEM IN THE GLOSSARY AT THE END OF THE PROSPECTUS.

Issuing Entity................    [Name of Issuing Entity] Series ____________-__

Title of Series...............    Structured Asset Mortgage Investments II Inc., Mortgage Pass-Through Certificates, Series
                                  ____- __.

Cut-off Date..................    _______ __, ____.

Closing Date..................    On or about _______ __, ____.

[Mandatory Auction Date]......    [The distribution date occurring in [______].]

Originator....................    [Name of Originator].

Sponsor.......................    [Name of Sponsor].
Depositor.....................    Structured Asset Mortgage Investments II Inc.

Master Servicer...............    [Name of Master Servicer].

Servicers.....................    [Name of Servicer].

Trustee.......................    [Name of Trustee].

Securities Administrator......    [Name of Security Adminstrator].

[Auction Administrator].......    [Name of Auction Administrator].

[Swap Counterparty]...........    [Name of Swap Counterparty].

Paying Agent..................    [Name of Paying Agent].

Certificate Registrar.........    [Name of Certificate Registrar].

[Certificate Insurer].........    [Name of Certificate Insurer].

Distribution Dates............    Distributions  on the  offered  certificates  will be made on the  25th day of each month,  or, if such day is not a business  day, on the next succeeding business day, beginning in ___________________, ____.

                                      S-5

Offered Certificates..........    The classes of offered  certificates and their  pass-through  rates and current  principal  amounts or  notional  amounts  are set forth in the table below.

                                      S-6

                                                    OFFERED CERTIFICATES
--------------------------------------------------------------------------------------------------------------------------
                                INITIAL CURRENT
              PASS-THROUGH   PRINCIPAL OR NOTIONAL     INITIAL RATING                          SCHEDULED FINAL MATURITY
CLASS             RATE               AMOUNT             (S&P/MOODY'S)         DESIGNATION               DATE(1)
--------------------------------------------------------------------------------------------------------------------------

I-A-1          [Variable]      $               [__]       [__]/[__]         Group I Senior          [____ __, 20__]
              [Fixed] Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-1         [Variable]      $               [__]       [__]/[__]         Group II Senior         [____ __, 20__]
              [Fixed] Rate
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
              [Fixed] Rate
II-A-2          [7.00%]        $    [15,000,000(2)]       [__]/[__]         Group II Senior         [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
              [A Specific
            Fixed Rate will                                                Group II Senior /
II-X          be provided]     $               [__]       [__]/[__]          Interest Only          [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable] Residual
R-I           [Fixed] Rate     $               [__]       [__]/[__]           Certificate           [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable] Residual
R-II          [Fixed] Rate     $               [__]       [__]/[__]           Certificate           [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable] Residual
R-III         [Fixed] Rate     $               [__]       [__]/[__]           Certificate           [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
B-1           [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
B-2           [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
B-3           [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
B-4           [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
B-5            [Variable]      $               [__]       [__]/[__]       Crossed Subordinate
              [Fixed] Rate
--------------------------------------------------------------------------------------------------------------------------
Total Offered Certificates:    $               [__]
--------------------------------------------------------------------------------------------------------------------------
                                                     NON-OFFERED CERTIFICATES
--------------------------------------------------------------------------------------------------------------------------
B-6            [Variable]      $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
              [Fixed] Rate
--------------------------------------------------------------------------------------------------------------------------
               [Variable]
B-7           [Fixed] Rate     $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
--------------------------------------------------------------------------------------------------------------------------
B-8            [Variable]      $               [__]       [__]/[__]       Crossed Subordinate       [____ __, 20__]
              [Fixed] Rate
--------------------------------------------------------------------------------------------------------------------------
Total            Non-Offered   $               [__]
Certificates:
--------------------------------------------------------------------------------------------------------------------------
Total Certificates:            $               [__]
--------------------------------------------------------------------------------------------------------------------------

(1) See "Yield on the Certificates -- Final Scheduled Distribution Date" in this prospectus supplement.

                                      S-7

[(2) The Class II-A-2 are exchangeable certificates with an initial principal balance of $15,000,000 and a Pass-Through Rate of 7.00%. They are
     exchangeable for a combination of classes of exchangeable certificates as follows:

                           Combination of Exchangeable Securities

                   Class           Original Principal Amount   Interest Rates
                   --------------- -------------------------   --------------
                   II-A-2-ES-IO*   $15,000,000 (notional)      7.00%
                   II-A-2-ES-PO**  $15,000,000                 0.00%

                             * Class II-A-2-ES-IO is an interest only
                             certificate and is not entitled to any principal
                             payments. The notional amount of Class II-A-2-ES-IO
                             is equal to the principal amount of Class
                             II-A-2-ES-PO.
                             ** Class II-A-2-ES-PO is a principal only
                             certificate and is not entitled to any interest
                             payments.

                          Related Class of Exchangeable Securities

                   Class          Original Principal Amount     Interest Rate
                   -------------  -------------------------     -------------
                   II-A-2               $15,000,000                 7.00%]

See "Description of the Securities -- Exchangeable Securities" in the base prospectus.

OTHER INFORMATION:

The pass-through rates on the certificates [are based on Six-Month LIBOR,
One-Year LIBOR and One-Year U.S. Treasury, as applicable, and] are described in detail under the headings "Summary of Prospectus Supplement -- Description of the Certificates -- Pass-Through Rates" and "Description of the Certificates --
Interest Distributions" in this prospectus supplement.

CLASS II-X CERTIFICATES:

The Class II-X Certificates do not have an initial current principal amount. The
Class II-X Certificates have an initial notional amount of approximately $[__].

NOTE:

The certificates offered hereby represent interests solely in the Issuing Entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

                                      S-8

THE ISSUING ENTITY

The Depositor will establish a trust with respect to the Structured Asset
Mortgage Investments II Inc. Mortgage Pass-Through Certificates, Series
___-____, pursuant to a pooling and servicing agreement dated as of _____ __,
____], among the Depositor, the Master Servicer, the Securities Administrator,
the Trustee and the Sponsor. There are fifteen classes of certificates representing the trust.

SEE "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and/or principal on the offered certificates will be made only from payments received in connection with the mortgage loans described below.

THE ORIGINATORS

Approximately [__]% of the group I mortgage loans, approximately [__]% of the group II mortgage loans, and approximately [__]% of mortgage loans in the aggregate, were originated by Countrywide Home Loans, Inc. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

THE MORTGAGE LOANS

The trust will contain approximately [__] first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units. The mortgage loans have an aggregate principal balance of approximately $[__] as of the Cut-off Date. [As described herein, additional mortgage loans, referred to herein as subsequent mortgage loans, may be added to the mortgage pool after the closing date.]

[All percentages with respect to the characteristics of the mortgage loans shown in this prospectus supplement include information pertaining to approximately
$[____] of subsequent mortgage loans, representing up to [__]% of the mortgage pool, identified and expected to be transferred to the trust within ninety days of the closing date.]

[On the closing date, the depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account, an amount equal to approximately $[____], representing approximately [__]% of the asset pool. This amount is referred to in this prospectus supplement as the pre-funded amount.
From the closing date up to and including [_____ __, 20__], referred to in this prospectus supplement as the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account, subsequent mortgage loans to be included in the trust fund backing all the classes of certificates, provided that such subsequent mortgage loans satisfy the requirements described in "The Mortgage
Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" in
this prospectus supplement. The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent mortgage loans during the pre-funding period. Any amounts remaining in the pre-funding account after [_____ __, 20__] will be distributed to the classes of certificates on the distribution date immediately following the termination of the pre-funding period.]

[On the closing date, the depositor will deposit in an account to be held by the securities administrator, referred to in this prospectus supplement as the interest coverage account, an amount which will be applied by the securities administrator to cover shortfalls in the amount of interest generated by the subsequent mortgage loans attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after [_____ __, 20__] will be distributed on the next distribution date to the depositor or its designee.]

After an initial fixed-rate period of three years or five years, the interest rate on each mortgage

                                      S-9

loan will be adjusted semi-annually based on Six-Month LIBOR or annually based on One-Year LIBOR or One-Year U.S. Treasury, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under "THE MORTGAGE POOL" in this prospectus supplement. The related index is as described under "THE MORTGAGE
POOL--INDICES ON THE MORTGAGE LOANS" in this prospectus supplement. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.

The mortgage loans have been divided into two loan groups, designated as loan group I and loan group II as more fully described below and in Schedule A to this prospectus supplement. The group I and group II senior certificates will be entitled to receive distributions solely with respect to the group I and group
II mortgage loans, respectively, except under the limited circumstances described in this prospectus supplement. The Class B-1, Class B-2, Class B-3,
Class B-4 and Class B-5 Certificates will be entitled to receive distributions from both loan groups, as more fully described in this prospectus supplement.

Approximately [__]%, and [__]% of the group I and group II mortgage loans, respectively, and approximately [__]% of the mortgage loans in the aggregate, will receive interest only for the initial period set forth in the prospectus supplement.

TOTAL POOL

The following table summarizes the approximate characteristics of all of the mortgage loans[, including the subsequent mortgage loans,] as of the cut-off date:

Number of mortgage loans:..........................[__]
Percentage of mortgage loans with
100% loan-to-value:...............................[__]%
Aggregate scheduled principal
  balance:........................................$[__]
Range of scheduled
  principal balances:....................$[__] to $[__]
Average scheduled
  principal balance:..............................$[__]
Range of mortgage rates:.................[__]% to [__]%
Weighted average mortgage rate:...................[__]%
Range of remaining term to stated
  maturity (months):.......................[__] to [__]
Weighted average remaining term
  to stated maturity (months):.....................[__]
Weighted average loan-to-value
  ratio at origination:...........................[__]%
Weighted average gross margin:....................[__]%
Weighted average rate cap at first
  rate adjustment date:...........................[__]%
Weighted average periodic rate cap:...............[__]%
Weighted average maximum lifetime
  mortgage rate:..................................[__]%
Weighted average months to first
 rate adjustment date (months):....................[__]
Loan Index Type:
1 Year LIBOR......................................[__]%
1 Year Treasury...................................[__]%
6 Month LIBOR.....................................[__]%

THE GROUP I MORTGAGE LOANS

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group I as of the cut-off date:

Number of mortgage loans:..........................[__]
Percentage of mortgage loans with
100% loan-to-value:...............................[__]%
Aggregate scheduled principal
  balance:........................................$[__]
Range of scheduled
  principal balances:....................$[__] to $[__]
Average scheduled
  principal balance:..............................$[__]
Range of mortgage rates:.................[__]% to [__]%
Weighted average mortgage rate:...................[__]%
Range of remaining term to stated
  maturity (months):.......................[__] to [__]
Weighted average remaining term
  to stated maturity (months):.....................[__]
Weighted average loan-to-value
  ratio at origination:...........................[__]%
Weighted average gross margin:....................[__]%
Weighted average rate cap at first
  rate adjustment date:...........................[__]%
Weighted average periodic rate cap:...............[__]%
Weighted average maximum lifetime
  mortgage rate:..................................[__]%

                                      S-10

Weighted average months to first
 rate adjustment date (months):....................[__]
Loan Index Type:
1 Year LIBOR......................................[__]%
1 Year Treasury...................................[__]%
6 Month LIBOR.....................................[__]%

THE GROUP II MORTGAGE LOANS

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group II as of the cut-off date:

Number of mortgage loans:..........................[__]
Percentage of mortgage loans with
100% loan-to-value:...............................[__]%
Aggregate scheduled principal
  balance:........................................$[__]
Range of scheduled
  principal balances:....................$[__] to $[__]
Average scheduled
  principal balance:..............................$[__]
Range of mortgage rates:.................[__]% to [__]%
Weighted average mortgage rate:...................[__]%
Range of remaining term to stated
  maturity (months):.......................[__] to [__]
Weighted average remaining term
  to stated maturity (months):.....................[__]
Weighted average loan-to-value
  ratio at origination:...........................[__]%
Weighted average gross margin:....................[__]%
Weighted average rate cap at first
  rate adjustment date:...........................[__]%
Weighted average periodic rate cap:...............[__]%
Weighted average maximum lifetime
  mortgage rate:..................................[__]%
Weighted average months to first
 rate adjustment date (months):....................[__]
Loan Index Type:
1 Year LIBOR......................................[__]%
1 Year Treasury...................................[__]%
6 Month LIBOR.....................................[__]%

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The Trustee will acknowledge the sale, transfer and assignment of the Trust Fund to it by the Depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans. If the Trustee finds that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the
Certificateholders in the related Mortgage Loan, the Sponsor will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date); provided that, if such defect would cause the
Mortgage Loan to be other than a "qualified mortgage" as defined in Section
860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

DESCRIPTION OF THE CERTIFICATES

GENERAL

The trust will issue the certificates in two certificate groups, each referred to herein as a certificate group. The Class I-A-1, Class R-I, Class R-II and
Class R-III Certificates will represent interests principally in loan group I, and are sometimes referred to herein as the group I senior certificates. The
Class II-A-1, Class II-A-2 and Class II-X Certificates will represent interests principally in loan group II, and are sometimes referred to herein as the group
II senior certificates.

The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will each represent subordinated interests in both loan groups, and are sometimes referred to herein as the offered subordinate certificates.

In addition, the Class R-I, Class R-II and Class R-III Certificates, also referred to together herein as the Class R Certificates or the residual certificates, will each represent the residual interest in a real estate mortgage investment conduit established by the trust. The Class R-I, Class R-II and Class R-III Certificates, together

                                      S-11

with the Class I-A-1, Class II-A-1, Class II-A-2, Class II-X, Class B-1, Class
B-2, Class B-3, Class B-4 and Class B-5 Certificates are sometimes referred to herein as the offered certificates.

The trust will also issue Class B-6, Class B-7 and Class B-8 Certificates, which are not offered by this prospectus supplement and are sometimes referred to herein as the non-offered subordinate certificates. The non-offered subordinate certificates have an aggregate initial principal balance of approximately $[__].
The non-offered subordinate certificates, together with the offered certificates, are sometimes referred to herein as the certificates.

The assumed final distribution date for the offered certificates is [______ __,
2036].

RECORD DATE

For each class of offered certificates, and for any distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

DENOMINATIONS

For each class of senior certificates, other than the residual certificates,
$1,000 and multiples of $1.00 in excess thereof except that one certificate of each class may be issued in the remainder of the class. For each class of offered subordinate certificates, $25,000 and multiples of $1.00 in excess thereof except that one certificate of each class may be issued in the remainder of the class. The Class R-I, Class R-II and Class R-III Certificates will each be issued as a single certificate of $50.

REGISTRATION OF OFFERED CERTIFICATES

The trust will issue the offered certificates, other than the residual certificates, initially in book-entry form. Persons acquiring interests in these offered certificates will hold their beneficial interests through The Depository
Trust Company, Clearstream Banking, societe anonyme or the Euroclear System. The trust will issue the residual certificates in certificated fully-registered form.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY CERTIFICATES" AND
"ANNEX I--GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES" IN THIS
PROSPECTUS SUPPLEMENT.

PASS-THROUGH RATES

[The pass-through rates on each class of offered certificates are set forth on pages S-5 hereof or calculated as follows, if applicable:][The pass-through rates on each class of offered certificates are as follows:]

[The Class I-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group I mortgage loans.
The pass-through rate with respect to the first interest accrual period is expected to be approximately [__]% per annum.]

[The Class II-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group II mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately [__]% per annum.]

[The Class II-A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group II mortgage loans minus [__]% per annum. After the distribution date in [__] 2011, the Class
II-A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group II mortgage loans. The pass-through rate for the Class II-A-2 Certificates with respect to the first interest accrual period is expected to be approximately [__]% per annum.]

[On or prior to the distribution date in [__] 2011, the Class II-X Certificates will bear interest at a fixed pass-through rate equal to approximately [__]% per annum, based on a notional amount equal to the aggregate current principal amount of the Class II-A-2 Certificates. After the distribution date in [__]
2011, the Class II-X Certificates will not bear any interest.]

The Class R-I, Class R-II and Class R-III Certificates will each bear interest at a variable

                                      S-12

pass-through rate equal to the weighted average of the net rates of the group I mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately [__]% per annum.

The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the weighted average of the net rates of the mortgage loans in each loan group, weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans of each loan group the current principal amount of the related class or classes of senior certificates. The pass-through rate with respect to the first interest accrual period is expected to be approximately [__]% per annum.

The Pass-Through Rate will be adjusted on a monthly basis. Investors will be notified of a Pass-Through Rate adjustment through the monthly distribution reports.

INTEREST PAYMENTS

On each distribution date holders of the offered certificates will be entitled to receive:

         o        the interest that has accrued on the current principal amount or notional amount of such certificates at the related
                  pass-through rate during the related interest accrual period,
                  and

         o        any interest due on a prior distribution date that was not paid, less

         o        interest shortfalls allocated to such certificates.

The interest accrual period for the offered certificates will be the calendar month immediately preceding the calendar month in which a distribution date occurs. Calculations of interest on the offered certificates will be based on a
360-day year that consists of twelve 30-day months.

The notional amount of the Class II-X Certificates for purposes of calculating accrued certificate interest is equal to the current principal amount of the
Class II-A-2 Certificates.

PRINCIPAL PAYMENTS

On each distribution date, holders of the offered certificates, other than the interest only certificates, will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions on the group I and group II certificates, other than the interest only certificates, will generally include principal payments on the group I and group II mortgage loans, respectively, or, in the case of the offered subordinate certificates, both loan groups. You should review the priority of payments described under "DESCRIPTION OF THE
CERTIFICATES -- DISTRIBUTIONS ON THE CERTIFICATES" IN THIS PROSPECTUS
SUPPLEMENT. SEE ALSO "DESCRIPTION OF THE CERTIFICATES-- PRINCIPAL DISTRIBUTIONS
ON THE SENIOR CERTIFICATES" AND "--PRINCIPAL DISTRIBUTIONS ON THE SUBORDINATE
CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

[MANDATORY AUCTION OF THE MANDATORY AUCTION CERTIFICATES

MANDATORY AUCTION

Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Certificates and Class [__]
Certificates, referred to in this prospectus supplement as the mandatory auction certificates then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction certificates will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

                                      S-13

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the distribution date in
[______] as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof. Upon receipt of a bid, the swap counterparty will make the payment described above if required. SEE "DESCRIPTION OF THE
CERTIFICATES-MANDATORY AUCTION" IN THIS PROSPECTUS SUPPLEMENT.]

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination. By issuing senior certificates and subordinate certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a payment priority over the subordinate certificates. Among the classes of subordinate certificates, each class of subordinate certificates with a lower numerical class designation will have payment priority over each class of subordinate certificates with a higher numerical class designation.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.

This loss protection is accomplished by allocating the principal portion of any realized losses on the mortgage loans among the certificates, beginning with the subordinate certificates with the lowest payment priority, until the current principal amount of that subordinate class has been reduced to zero. The principal portion of realized losses on the mortgage loans is then allocated to the next most junior class of subordinate certificates and so on, until the current principal amount of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans in a loan group will be allocated among the senior certificates in the related certificate group, other than the interest only certificates and the Class R Certificates, in proportion to their remaining current principal amounts.

As of the closing date, the aggregate current principal amount of the Class B-1,
Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8
Certificates will equal approximately [__]% of the aggregate current principal amount of all classes of certificates. As of the closing date, the aggregate current principal amount of the Class B-6, Class B-7 and Class B-8 Certificates
will equal approximately [__]% of the aggregate current principal amount of all classes of the certificates.

In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group will be allocated to the senior certificates of the related certificate group, other than the interest only certificates, to the extent described in this prospectus supplement during the first seven years after the cut-off date, with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement, unless certain subordination levels are achieved and

                                      S-14

certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates relating to each loan group, other than the interest only certificates, as a whole while, in the absence of realized losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group that the subordinate certificates evidence.

SEE "DESCRIPTION OF THE CERTIFICATES---PRINCIPAL DISTRIBUTIONS ON THE SENIOR
CERTIFICATES;" "--PRINCIPAL DISTRIBUTIONS ON THE SUBORDINATE CERTIFICATES;"
"--ALLOCATION OF LOSSES; SUBORDINATION;" AND "GLOSSARY--SENIOR PREPAYMENT
PERCENTAGE" IN THIS PROSPECTUS SUPPLEMENT.

[In addition, a surety bond will be issued by Financial Guaranty Insurance
Company for the benefit of the Class [__] Certificates.]

[SEE "THE CERTIFICATE INSURER" AND "DESCRIPTION OF THE CERTIFICATES--DESCRIPTION
OF THE CERTIFICATE INSURANCE POLICY" IN THIS PROSPECTUS SUPPLEMENT.]

ADVANCES

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, in general, to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement.
These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

SERVICING FEE

With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) 0.375% and (b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such Monthly Payments collected. The master servicer will pay the trustee fee and the servicing fees from its fee.

OPTIONAL TERMINATION

At its option, the depositor or its designee may purchase from the trust all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates after the aggregate scheduled principal balance of the mortgage loans and properties acquired in respect thereof, remaining in the trust
[together with the remaining amount in the pre-funding account] has been reduced to less than 10% of the scheduled principal balance of the mortgage loans as of the cut-off date[, plus the amount in the pre-funding account as of the closing date].

SEE "POOLING AND SERVICING AGREEMENT-- TERMINATION" IN THIS PROSPECTUS
SUPPLEMENT.

FEDERAL INCOME TAX CONSEQUENCES

[An election will be made to treat the trust [(other than the pre-funding account)][ (exclusive of the market value swap)] as three real estate mortgage investment conduits for federal income tax purposes.]

[The trust will be treated as a grantor trust fund for federal income tax purposes.]

SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT.

RATINGS

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Standard & Poor's, a division of
The McGraw-Hill Companies, Inc., which is

                                      S-15

referred to herein as S&P, and Moody's Investors Service, Inc., which is referred to herein as Moody's:

OFFERED CERTIFICATES            S&P          MOODY'S
--------------------          -------       ---------
Class I-A-1                     [__]          [__]
Class II-A-1                    [__]          [__]
Class II-A-2                    [__]          [__]
Class II-X                      [__]          [__]
Class B-1                       [__]          [__]
Class B-2                       [__]          [__]
Class B-3                       [__]          [__]
Class B-4                       [__]          [__]
Class B-5                       [__]          [__]
Class R-I                       [__]          [__]
Class R-II                      [__]          [__]
Class R-III                     [__]          [__]

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. Additionally, a rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors or whether the investors in the interest only certificates may fail to recover fully their initial investment.

SEE "YIELD ON THE CERTIFICATES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND
"YIELD CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The senior certificates and Class B-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA. The Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

The offered certificates, other than the residual certificates, may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

[The mandatory auction certificates may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The mandatory auction certificates, however, may not be acquired or held by any person investing assets of any such benefit plan before the distribution date in [____] (or if the auction is not successful, on whatever future date the auction occurs) unless such acquisition and holding are eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA Considerations--ERISA Considerations
With Respect to the Market Value Swap." If you invest in a mandatory auction certificate prior to that distribution date, you will be deemed to represent that you comply with the restrictions described in this prospectus supplement.]

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

                                      S-16

                              TRANSACTION STRUCTURE

                               [GRAPHIC OMITTED]

                                      S-17

                                  FLOW OF FUNDS

                               [GRAPHIC OMITTED]

                                      S-18

                         SUBORDINATE/CREDIT ENHANCEMENT

                               [GRAPHIC OMITTED]

                                      S-19

                                  RISK FACTORS

         In addition to the Risk Factors discussed in the prospectus, you should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

[CERTAIN MORTGAGE LOANS WERE UNDERWRITTEN TO NONCONFORMING UNDERWRITING
STANDARDS, WHICH MAY RESULT IN LOSSES OR SHORTFALLS TO E INCURRED ON THE OFFERED
CERTIFICATES.

         Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family
"non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or
Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.]

THE YIELD ON THE INTEREST ONLY CERTIFICATES IS SENSITIVE TO PREPAYMENTS.

         The notional amount of the Class II-X Certificates will be based upon the current principal amount of the Class II-A-2 Certificates. As a result, the yield on the Class II-X Certificates will be sensitive to the rate and timing of principal payments of the group II mortgage loans to the extent allocated to the
Class II-A-2 Certificates. A rapid rate of principal payments on the group II mortgage loans will have a materially adverse effect on the yield to investors in the Class II-X Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the group
II mortgage loans could result in the failure of investors in the Class II-X
Certificates to recover fully their initial investments. SEE "YIELD ON THE
CERTIFICATES--YIELD SENSITIVITY OF THE INTEREST ONLY CERTIFICATES" IN THIS
PROSPECTUS SUPPLEMENT.

THE YIELD ON SOME CLASSES OF OFFERED CERTIFICATES ARE PARTICULARLY SENSITIVE TO
DEFAULTS ON THE MORTGAGE LOANS.

         The weighted average lives of, and the yields to maturity on the Class
B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to losses due to defaults on the mortgage loans, and the timing thereof, to the extent these losses are not covered by the subordinate certificates with a higher numerical class designation, including the non-offered subordinate certificates which are not offered by this prospectus supplement. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by any class of subordinate certificates may be adversely affected by losses on the mortgage loans even if this class does not ultimately bear this loss.

                                      S-20

THE RESIDUAL CERTIFICATES WILL RECEIVE LIMITED DISTRIBUTIONS OF PRINCIPAL AND
INTEREST AND MAY HAVE SIGNIFICANT TAX LIABILITIES.

         Holders of the residual certificates are entitled to receive distributions of principal and interest as described in this prospectus supplement, but the holders of the residual certificates are not expected to receive any distributions after the first distribution date. In addition, holders of the residual certificates will have tax liabilities with respect to their certificates during the early years of the term of the trust that substantially exceed the principal and interest payable during or prior to that time. SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN
THE PROSPECTUS AND "YIELD ON THE CERTIFICATES--ADDITIONAL YIELD CONSIDERATIONS
APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

TO THE EXTENT AMOUNTS ON DEPOSIT IN THE PRE-FUNDING ACCOUNT ARE NOT USED, THERE
MAY BE A MANDATORY PREPAYMENT ON THE CLASS I-A-1, CLASS II-A-1, CLASS II-A-2 AND
CLASS II-X CERTIFICATES.]

         [To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [_______ __, 20__], the holders of the certificates will receive on the distribution date immediately following [_______ __, 20__], the pre-funded amount remaining after the purchase of subsequent loans. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates on such distribution date.]

[THE MANDATORY AUCTION CERTIFICATES HAVE SPECIAL RISKS.

         On the mandatory auction distribution date, the auction administrator will auction the mandatory auction certificates to third-party investors. If the auction is successful, proceeds from the auction will be used to pay the holders of the mandatory auction certificates 100% of the current principal amount thereof on that date, following distributions of principal and allocation of losses, to be made on the mandatory auction distribution date, plus accrued interest on such classes at the related pass-through rate from the first day of the calendar month in which the mandatory auction distribution date occurs, up to but excluding the mandatory auction distribution date, on the current principal amount of such classes following distributions to such classes on the mandatory auction distribution date. The auction administrator has entered into a market value swap with the swap counterparty to cover any shortfall in the auction proceeds.

         The swap counterparty's obligations under the market value swap will be guaranteed by The Bear Stearns Companies, Inc., referred to in this prospectus supplement as BSC. If the swap counterparty defaults under the market value swap and its obligations are not honored by BSC as required under BSC's guarantee, another party may succeed to the swap counterparty's obligations in accordance with the terms of the market value swap. If no successor swap counterparty is found, the mandatory auction will not occur, and the holders of the mandatory auction certificates will continue to hold their certificates after the mandatory auction date, unless they choose to sell them in the secondary market.
To the extent the mandatory auction certificates are then sold in the secondary market, the holders may incur a loss. SEE "DESCRIPTION OF THE CERTIFICATES--THE
MANDATORY AUCTION" IN THIS PROSPECTUS SUPPLEMENT.]

                                      S-21

THE RATINGS ON THE OFFERED CERTIFICATES ARE NOT A RECOMMENDATION TO BUY, SELL OR
HOLD THE OFFERED CERTIFICATES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH
MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED CERTIFICATES.

         It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. SEE "RATINGS" IN THE PROSPECTUS
SUPPLEMENT AND "RATING" IN THE PROSPECTUS.

         The subordination of the Class B-6, Class B-7 and Class B-8
Certificates to the offered certificates, as described in this prospectus supplement, is intended to enhance the likelihood that holders of the senior certificates, and to a more limited extent, that holders of the offered subordinate certificates, will receive regular payments of interest and principal or interest in the case of the interest only certificates, and to provide the holders of the senior certificates, and to a more limited extent, the holders of the offered subordinate certificates, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses among the certificates, beginning with the subordinate certificates with the lowest payment priority, until the current principal amount of that subordinate class has been reduced to zero. The principal portion of realized losses is then allocated to the next most junior class of subordinate certificates and so on, until the current principal amount of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans in a loan group will be allocated to the senior certificates in the related certificate group, other than the interest only certificates, in proportion to their remaining current principal amounts. Accordingly, if the aggregate current principal amount of the non-offered subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the offered subordinate certificates and, if the aggregate current principal amount of the offered subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to the holders of the senior certificates in the related certificate group.

         The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicers, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. SEE "DESCRIPTION OF CREDIT ENHANCEMENT--REDUCTION OR
SUBSTITUTION OF CREDIT ENHANCEMENT" IN THE PROSPECTUS.

                                      S-22

                                THE MORTGAGE POOL

         GENERAL

         References to percentages of the mortgage loans unless otherwise noted
are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date[, including information pertaining to approximately
$[____] of subsequent mortgage loans identified and expected to be transferred to the trust within ninety days of the Closing Date].

         All of the mortgage loans will be acquired by the Depositor on the date of issuance of the Offered Certificates from the Sponsor, an affiliate of the
Depositor and the Underwriter, pursuant to the Mortgage Loan Purchase Agreement.
The Sponsor acquired the mortgage loans directly in privately negotiated transactions. SEE "MORTGAGE LOAN ORIGINATION--GENERAL" IN THIS PROSPECTUS
SUPPLEMENT.

         The mortgage pool will consist of approximately [__] first lien
[fixed][adjustable]-rate mortgages secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $[__]., after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10% [and includes any subsequent mortgage loans that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account]. The mortgage loans have original terms to maturity of not greater than 30 years.

         No mortgage loan will be more than 30 days delinquent as of the Cut-off
Date. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see "The Mortgage Pools --
Underwriting Standards" and "The Sponsor" in the prospectus.

         The mortgage pool has been divided into two loan groups, designated as
Loan Group I and Loan Group II as more fully described below and in Schedule A to this prospectus supplement. The mortgage loans in Loan Group I are referred to herein as the Group I mortgage loans and mortgage loans in Loan Group II are referred to herein as the Group II mortgage loans. Each group of mortgage loans is referred to herein as a Loan Group.

         All of the mortgage loans are [fixed][adjustable] rate mortgage loans.
After an initial fixed-rate period, the interest rate borne by each mortgage loan will be adjusted semi-annually based on Six-Month LIBOR or annually based on One-Year LIBOR or One-Year U.S. Treasury, each referred to herein as an
Index, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.

                                      S-23

         The mortgage loans are being serviced as described below under "The
Master Servicer and the Servicers." A substantial potion of the mortgage loans were originated generally in accordance with the guidelines described in
"Mortgage Loan Origination--Countrywide Home Loans."

         All of the mortgage loans have scheduled monthly payments due on the
Due Date. Each mortgage loan will contain a customary "due-on-sale" clause.

         The following paragraphs and the tables included in Schedule A set forth additional information with respect to the mortgage pool. [All percentages with respect to the characteristics of the mortgage loans shown in this prospectus supplement, Schedule A and the aggregate number and principal balance of the mortgage loans shown above, include information pertaining to approximately $[___] of subsequent mortgage loans identified and expected to be transferred to the trust within ninety days of the Closing Date.]

         Approximately [__]% and [__]% of the group I mortgage loans and group
II mortgage loans, respectively, and approximately [__]% of the mortgage loans in the aggregate, provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within five years, as provided in the related mortgage note, from the date of origination of the mortgage loan. The Servicers will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the Offered Certificates. The Master Servicer or a
Servicer may, in its discretion, waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Approximately [__]% and [__]% of the group I mortgage loans and group
II mortgage loans, respectively, and approximately [__]% of the mortgage loans in the aggregate, are covered by a lender-paid primary mortgage insurance policy. The weighted average Lender-Paid PMI Rate for the mortgage loans which are covered by a lender-paid primary mortgage insurance policy is [__]%.

                                                                         WEIGHTED
                                                                          AVERAGE               WEIGHTED
                         AGGREGATE                          WEIGHTED     REMAINING   WEIGHTED   AVERAGE       DEBT
                         PRINCIPAL               AVERAGE    AVERAGE       TERM TO    AVERAGE    ORIGINAL    SERVICE
                          BALANCE     NUMBER     PRINCIPAL  MORTGAGE     MATURITY    CREDIT    LOAN-TO-VALUE COVERAGE
                        OUTSTANDING   OF LOANS    BALANCE      RATE      (MONTHS)      SCORE      RATIO       RATIO
                        -----------   --------   ---------  ---------   ----------   --------  ------------ ---------

Group I Loans
Group II Loans

SPECIAL CHARACTERISTICS OF THE MORTGAGE LOANS

         INTEREST ONLY LOANS. Approximately [__]% and [__]% of the group I and group II mortgage loans, respectively, and approximately [__]% of the mortgage loans in the aggregate, will receive interest only for the initial period of three, five or ten years as set forth in the related mortgage note.

INDICES ON THE MORTGAGE LOANS

         ONE-YEAR U.S. TREASURY. The Index for approximately [__]% and [__]% of the group I mortgage loans and group II mortgage loans, respectively, and approximately [__]% of the mortgage loans in the

                                      S-24

aggregate, will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve
Board in statistical Release No. H.15(519), referred to herein as the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, which index is referred to herein as One-Year U.S. Treasury, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note. In the event that the Index specified in a mortgage note is no longer available, an index reasonably acceptable to the
Trustee that is based on comparable information will be selected by the Master
Servicer, to the extent that it is permissible under the terms of the related
Mortgage and mortgage note.

         ONE-YEAR LIBOR. The Index for approximately [__]% and [__]% of the group I mortgage loans and group II mortgage loans, respectively, and approximately [__]% of the mortgage loans in the aggregate, will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall
Street Journal and are most recently available as of the time specified in the related mortgage note.

                                      S-25

                                                            ONE-YEAR LIBOR
                            -------------------------------------------------------------------------------
     ADJUSTMENT DATE         1999        2000        2001       2002        2003         2004        2005
-------------------------   ------      ------      ------      ------      ------      ------      ------

January 1................
February 1...............
March 1..................
April 1..................
May 1....................
June 1...................
July 1...................
August 1.................
September 1..............
October 1................
November 1...............
December 1...............

         SIX-MONTH LIBOR. Approximately [__]% and [__]% of the group I mortgage loans and group II mortgage loans, and approximately [__]% of the mortgage loans in the aggregate, will adjust semi-annually based on Six-Month LIBOR. Six-Month
LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

                                                            SIX-MONTH LIBOR
                            -------------------------------------------------------------------------------
     ADJUSTMENT DATE         1999        2000        2001       2002        2003         2004        2005
-------------------------   ------      ------      ------      ------      ------      ------      ------

January 1................
February 1...............
March 1..................
April 1..................
May 1....................
June 1...................
July 1...................
August 1.................
September 1..............
October 1................
November 1...............
December 1...............

                                      S-26

[CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT]

         [The trustee, on behalf of the trust, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family,
[fixed][adjustable] rate mortgage loans secured by first liens on residential mortgage properties. The subsequent mortgage loans will be transferred to the trustee, on behalf of the trust, pursuant to subsequent transfer instruments between the depositor and the trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date. In connection with the purchase of subsequent mortgage loans on such Subsequent Transfer Dates, the trustee, on behalf of the trust, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent mortgage loans. Accrued interest on the subsequent mortgage loans will be retained by the depositor. Following the related Subsequent Transfer
Date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so purchased and transferred to the trust fund and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the amount deposited into the pre-funding account on the
Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding
Period. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the mortgage loans in the trust will change upon the acquisition of related subsequent mortgage loans. It is expected that approximately $[____] in subsequent mortgage loans, which have been identified by the depositor, will be transferred to the trust within ninety days of the
Closing Date.]

         [Any conveyance of subsequent mortgage loans on during the Pre-Funding
Period is subject to certain conditions including, but not limited to each such subsequent mortgage loan satisfying the representations and warranties specified in the related Subsequent Transfer Instrument. The Depositor may not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the Certificateholders, and must therefore acquire the mortgage loans under the same criteria as the mortgage loans in the current pool were acquired. Any addition of subsequent mortgage loans to the asset pool will be reported on Form 8-K to notify Certificateholders and investors of the change.]

         [The pre-funding account will be established to provide the trustee, on behalf of the trust, with sufficient funds to purchase subsequent mortgage loans. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent mortgage loans in accordance with the
Pooling and Servicing Agreement. Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Pooling and
Servicing Agreement.]

         [To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [______ __, 20__], the holders of the offered certificates will receive on the distribution date immediately following [______ __, 20__], the
Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

         [Any such amount transferred to the Distribution Account will be included in Principal Funds for payment to the classes of certificates.]

                                      S-27

[INTEREST COVERAGE ACCOUNT]

         [On the Closing Date and if required pursuant to the Pooling and
Servicing Agreement, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the pre-funding account for the purchase by the trust of subsequent mortgage loans after the
Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Pooling and Servicing
Agreement. The interest coverage account will not be included as an asset of any
REMIC created pursuant to the Pooling and Servicing Agreement.]

                             STATIC POOL INFORMATION

         Static pool information material to this offering may be found at
__________________________.

         Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

                               THE ISSUING ENTITY

         Structured Asset Mortgage Investments II Inc., Mortgage Pass-Through
Certificates, Series _____-____ is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, sponsor, master servicer and the trustee, dated as of ____, ____
(the "Pooling and Servicing Agreement"). The Pooling and Servicing Agreement
constitutes the "governing instrument" under the laws of the State of New York.
After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the
Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the
Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "The Agreements -- Amendment" in the base prospectus.

         The assets of the Issuing Entity will consist of the Mortgage Loans and certain related assets.

         The Issuing Entity's fiscal year end is [December 31].

                                      S-28

                      THE MASTER SERVICER AND THE SERVICERS

GENERAL

         Wells Fargo Bank, N.A., referred to in this prospectus supplement as
Wells Fargo or the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the
Sponsor, the Master Servicer, the Securities Administrator and the Trustee.

         Primary servicing of the mortgage loans will be provided for in accordance with various sale and servicing agreements or similar agreements, which are collectively referred to in this prospectus supplement as the
Servicing Agreements. Each of the Servicing Agreements will be assigned to the trust pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Sponsor and the Trustee on behalf of the
Certificateholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made by the Servicers with respect to the related mortgage loans against them. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor
Servicer or shall assume primary servicing obligations for the related mortgage loans itself.

         The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension.
The master servicer or servicer may also waive or modify any term of a loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

         [[For subprime loans] In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.]

         The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All

                                      S-29

collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer's own funds
(less the servicing fee) will be deposited in a Protected Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.
Amounts on deposit in a Protected Account may be invested in Permitted
Investments in the name of the Trustee for the benefit of Certificateholders and will not be commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master
Servicer Collection Account, and shall be held until required for such deposit.
The income earned from Permitted Investments made shall be paid to the related
Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business
Days of receipt of notification of such loss but not later than the second
Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders. On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master
Servicer Collection Account the Available Funds. SEE "THE POOLING AND SERVICING
AGREEMENT -- THE PROTECTED ACCOUNTS", "-THE MASTER SERVICER COLLECTION ACCOUNT"
AND "-THE DISTRIBUTION ACCOUNT".

         The information set forth in the following paragraphs with respect to the Master Servicer and the Servicers has been provided by the respective party.

THE MASTER SERVICER

         Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as
Securities Administrator and Master Servicer under the Agreement. Wells Fargo
Bank is a national banking association and a wholly-owned subsidiary of Wells
Fargo & Company. A diversified financial services company with approximately
$397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo
& Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United
States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The [Depositor, the Seller and the Servicer] may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at
9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479.

         Wells Fargo Bank acts as Master Servicer pursuant to the Agreement. The
Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective [Servicing Agreements]. In addition, upon the occurrence of certain Servicer events of default under the terms of [any
Servicing Agreement], the Master Servicer may be required to enforce certain remedies on behalf of the Trust [and at the direction of the Trustee] against such defaulting Servicer. As of __________, Wells Fargo Bank was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately
$______________.

                                      S-30

         [The following table describes size, composition and growth of Wells
Fargo's total residential mortgage loan servicing portfolio as of the dates indicated.]

                         DECEMBER 31, 2003   DECEMBER 31, 2004   DECEMBER 31, 2005    [        ] 2006
                         -----------------   -----------------   -----------------   -----------------
                                   TOTAL               TOTAL              TOTAL               TOTAL
                                 PORTFOLIO           PORTFOLIO          PORTFOLIO           PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS   NUMBER   OF LOANS  NUMBER   OF LOANS   NUMBER   OF LOANS
---------------------    ------  ---------   ------  ---------   ------  ---------   ------  ---------

Residential Mortgage
Loans................

         [Describe any material changes in Wells Fargo's servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

THE SERVICERS

         Countrywide Home Loans Servicing LP, referred to herein as Countrywide
Servicing and EMC Mortgage Corporation, referred to herein as EMC, will service the related mortgage loans in accordance with the related Servicing Agreements, each of which will be assigned to the trust on the Closing Date.

         The following table shows the percentage of the mortgage loans which are or will be serviced by each of, Countrywide Servicing and EMC, collectively referred to herein as the Servicers for each of the Loan Groups and in the aggregate.

    NAME OF SERVICER           GROUP I           GROUP II         TOTAL GROUP
    ------------------        ---------         ----------       -------------
       Countrywide
           EMC

COUNTRYWIDE SERVICING

         The principal executive offices of Countrywide Home Loans Servicing LP
("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas
75024. Countrywide Servicing is a Texas limited partnership directly owned by
Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc.
owns a 0.1% interest in Countrywide Servicing and is the general partner.
Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February
2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February,
2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie
Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans
(other than home equity lines of credit) formerly serviced by Countrywide Home
Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home
Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of

                                      S-31

servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home
Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing.
Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie
Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

COUNTRYWIDE HOME LOANS

         Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation
("Countrywide Financial"). The principal executive offices of Countrywide Home
Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide
Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans.
Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

         Except as otherwise indicated, reference in the remainder of this section to "Countrywide Home Loans" should be read to include Countrywide Home
Loans and its consolidated subsidiaries, including Countrywide Servicing.
Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders.
Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of September 30, 2005, December 31, 2004, December 31, 2003 and
December 31, 2002, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $1,047.623 billion,
$838.322 billion, $644.855 billion and $452.405 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

MORTGAGE LOAN PRODUCTION [INCLUDE THIS "MORTGAGE LOAN PRODUCTION" SECTION IF CHL
ORIGINATION DISCLOSURE IS PROVIDED]

         The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                      S-32

                                                                CONSOLIDATED MORTGAGE LOAN PRODUCTION
                                                ---------------------------------------------------------------------
                                                                                                             NINE
                                                  YEAR     TEN MONTHS                                       MONTHS
                                                  ENDED       ENDED        YEARS ENDED DECEMBER 31,          ENDED
                                                FEBRUARY    DECEMBER     -------------------------------   SEPTEMBER
                                                28, 2001    31, 2001      2002        2003       2004      30, 2005
                                                ---------   ----------   --------  ----------  ---------   ----------
                                                          (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)

Conventional Conforming Loans
  Number of Loans..........................       240,608      504,975    999,448   1,517,743    846,395      591,059
  Volume of Loans..........................      $ 34,434   $   76,432   $150,110   $235,868    $138,845   $  122,780
     Percent of Total Dollar
     Volume................................         50.0%        61.7%      59.6%       54.2%      38.2%        34.3%
Conventional Non-conforming Loans
  Number of Loans..........................        86,600      137,593    277,626     554,571    509,711      612,768
  Volume of Loans..........................      $ 11,394   $   22,209   $ 61,627   $136,664    $140,580   $  163,199
     Percent of Total Dollar Volume........         16.5%        17.9%      24.5%       31.4%      38.7%        45.6%
FHA/VA Loans
  Number of Loans..........................     118,673        118,734    157,626     196,063    105,562       60,545
  Volume of Loans..........................      $ 13,075   $   14,109   $ 19,093   $ 24,402    $ 13,247   $    7,978
     Percent of Total Dollar Volume........         18.9%        11.4%       7.6%        5.6%       3.6%         2.2%
Prime Home Equity Loans
  Number of Loans..........................       119,045      164,503    316,049     453,817    587,046      511,253
  Volume of Loans..........................      $  4,660   $    5,639   $ 11,650   $ 18,103    $ 30,893   $   31,403
     Percent of Total Dollar Volume........          6.8%         4.5%       4.6%        4.2%       8.5%         8.8%
Nonprime Mortgage Loans
  Number of Loans..........................        51,706       43,359     63,195     124,205    250,030      202,768
  Volume of Loans..........................      $  5,360   $    5,580   $  9,421   $ 19,827    $ 39,441   $   32,457
     Percent of Total Dollar Volume........          7.8%         4.5%       3.7%        4.6%      11.0%         9.1%
Total Loans
  Number of Loans..........................       616,632      969,164  1,813,944   2,846,399  2,298,744    1,978,393
  Volume of Loans..........................      $ 68,923   $  123,969   $251,901   $434,864    $363,006   $  357,817
  Average Loan Amount......................      $112,000   $  128,000   $139,000   $153,000    $158,000   $  181,000
  Non-Purchase Transactions(1)      .......           33%          63%        66%         72%        51%          52%
  Adjustable-Rate Loans(1)      ...........           14%          12%        14%         21%        52%          53%

--------
(1)Percentage of total loan production based on dollar volume.

LOAN SERVICING

         Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)      collecting, aggregating and remitting mortgage loan payments;

(b)      accounting for principal and interest;

(c)      holding escrow (impound) funds for payment of taxes and insurance;

(d)      making inspections as required of the mortgaged properties;

(e)      preparation of tax related information in connection with the mortgage loans;

(f)      supervision of delinquent mortgage loans;

(g)      loss mitigation efforts;

(h)      foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)      generally administering the mortgage loans, for which it receives servicing fees.

         Billing statements with respect to mortgage loans are mailed monthly by
Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

                                      S-33

COLLECTION PROCEDURES

         When a mortgagor fails to make a payment on a mortgage loan,
Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide
Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

         Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure,
Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

         Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things,
Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

         [Describe any material changes in Countrywide Servicings's servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

EMC

         For information about EMC as servicer, see "The Sponsor" in the prospectus.

[ADDITIONAL SERVICERS]

         [Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

                                      S-34

                            MORTGAGE LOAN ORIGINATION

GENERAL

         Approximately [__]% and [__]% of the group I mortgage loans and group
II mortgage loans, respectively, and approximately [__]% of the mortgage loans in the aggregate, were originated by Countrywide Home Loans, Inc., a New York corporation, referred to herein as Countrywide Home Loans. All of the mortgage loans originated by Countrywide Home Loans will be serviced by Countrywide
Servicing. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

COUNTRYWIDE HOME LOANS

         Countrywide Home Loans has been an originator of mortgage loans since
May 14, 1969 and has originated Mortgage Loans of the type backing the certificates offered hereby since 19[__]. Countrywide Home Loans currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

         [The following table describes the size, composition and growth of
Countrywide Home Loans' total residential mortgage loan production over the past three years and recent stub-period.]

                         DECEMBER 31, 2003   DECEMBER 31, 2004   DECEMBER 31, 2005    [        ] 2006
                         -----------------   -----------------   -----------------   -----------------
                                   TOTAL               TOTAL              TOTAL               TOTAL
                                 PORTFOLIO           PORTFOLIO          PORTFOLIO           PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS   NUMBER   OF LOANS  NUMBER   OF LOANS   NUMBER   OF LOANS
---------------------    ------  ---------   ------  ---------   ------  ---------   ------  ---------

Residential Mortgage
Loans................

         Approximately 82.02% of the mortgage loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to Countrywide Home Loans, which are referred to herein as the
Countrywide Underwriting Guidelines. The Countrywide Underwriting Guidelines are
applied in accordance with applicable federal and state laws and regulations.

         As part of its evaluation of potential borrowers, Countrywide Home
Loans generally requires a description of income. If required by its
Underwriting Guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years'
tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization.
Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         In assessing a prospective borrower's creditworthiness, Countrywide
Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Underwriting Guidelines, borrowers possessing higher FICO Credit Scores,

                                      S-35

which indicate a more favorable credit history, and who give Countrywide Home
Loans the right to obtain the tax returns they filed for the preceding two years may be eligible for Countrywide Home Loans' processing program (the "Preferred
Processing Program").

         Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Underwriting Guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home
Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home
Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans'
standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans'
underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home
Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

         Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses
(including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide
Underwriting Guidelines may be made if compensating factors are demonstrated by a prospective borrower.

         Countrywide Home Loans may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%.
Countrywide Underwriting Guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide
Home Loans, whether at origination of the mortgage loan or thereafter.

         For all mortgage loans originated or acquired by Countrywide Home
Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

         Generally, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans, except with respect to selected borrowers that are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans

                                      S-36

where, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

         Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         Countrywide Underwriting Guidelines generally allow Loan-to-Value
Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75%
for mortgage loans with original principal balances of up to $1,500,000, and up to 70% for mortgage loans with original principal balances of up to $3,000,000.
Under certain circumstances, however, Countrywide Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

         For cash-out refinance mortgage loans, Countrywide Underwriting
Guidelines permit Loan-to-Value Ratios at origination of up to 90% for mortgage loans with original principal balances of up to $1,500,000. The maximum
"cash-out" amount permitted is $400,000 and is based in part on the original
Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

         Under the Countrywide Underwriting Guidelines, Countrywide Home Loans
generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

         Under its Underwriting Guidelines, Countrywide Home Loans may originate mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The maximum
Loan-to-Value Ratio for these loans is 90%.

                             ADDITIONAL INFORMATION

         The description in this prospectus supplement, including Schedule A hereto, of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. Prior to the issuance of the Offered Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the
Depositor deems this removal necessary or desirable, and

                                      S-37

may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Offered Certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Offered Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. In no event, however, will more than 5% (by principal balance at the
Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement.

         If, as of the Closing Date, any material pool characteristic differs by
5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on
Form 8-K.

                            [THE CERTIFICATE INSURER

         The following information has been supplied by Ambac Assurance
Corporation, the Certificate Insurer, for inclusion in this prospectus supplement.

         Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the
State of Wisconsin and licensed to do business in 50 states, the District of
Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S.
Virgin Islands. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's and Fitch Ratings have each assigned a triple-A financial strength rating to the
Certificate Insurer.

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, prepared in accordance with U. S.
generally accepted accounting principles, included in the Annual Report on Form
10-K of Ambac Financial Group, Inc. (which was filed with the Securities and
Exchange Commission (the "Commission") on March 15, 2005; Commission File No.
1-10777), the unaudited consolidated financial statements of Ambac Assurance
Corporation and subsidiaries as of June 30, 2005 and for the three- and six-month periods ended June 30, 2005 and June 30, 2004 included in the
Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2005 (which was filed with the Commission on August 9, 2005), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2005 and for the three-month periods ended March
31, 2005 and March 31, 2004 included in the Quarterly Report on Form 10-Q of
Ambac Financial Group, Inc. for the period ended March 31, 2005 (which was filed with the Commission on May 10, 2005), and the Current Reports on Form 8-K filed with the Commission on April 11, 2005, April 20, 2005, May 5, 2005, July 20,
2005, August 2, 2005 and September 9, 2005, as they relate to Ambac Assurance
Corporation, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement.
Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

                                      S-38

         All consolidated financial statements of Ambac Assurance Corporation and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities
Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

         The following table sets forth the capitalization of Ambac Assurance
Corporation and subsidiaries as of December 31, 2003, December 31, 2004 and June
30, 2005 in conformity with U. S. generally accepted accounting principles.

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)

                                                                                        JUNE 30, 2005
                                                 DECEMBER 31, 2003  DECEMBER 31, 2004    (UNAUDITED)
                                                 -----------------  -----------------   -------------

Unearned premiums...............................     $ 2,553           $  2,783          $   2,897
Long-term debt..................................         189              1,074              1,044
Notes payable to affiliates.....................          84                 --                 --
Other liabilities...............................       2,008              2,192              2,375
                                                     -------           --------          ---------
   Total liabilities............................       4,834              6,049              6,316
                                                     -------           --------          ---------
Stockholder's equity:...........................
   Common stock.................................          82                 82                 82
   Additional paid-in capital...................       1,144              1,233              1,248
   Accumulated other comprehensive income.......         243                238                250
   Retained earnings............................       3,430              4,094              4,222
                                                     -------           --------          ---------
   Total stockholder's equity...................       4,899              5,647              5,802
                                                     -------           --------          ---------
   Total liabilities and stockholder's equity...     $ 9,733           $ 11,696          $  12,118
                                                     =======           ========          =========

         For additional financial information concerning Ambac Assurance
Corporation, see the audited consolidated financial statements of Ambac
Assurance Corporation incorporated by reference herein. Copies of the consolidated financial statements of Ambac Assurance Corporation incorporated by reference and copies of Ambac Assurance Corporation's annual statement for the year ended December 31, 2004 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of
Insurance, are available without charge from Ambac Assurance Corporation. The address of Ambac Assurance Corporation's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York
10004 and (212) 668-0340.

                  THE CERTIFICATE INSURER'S CREDIT RATINGS

         The financial strength of the Certificate Insurer is rated "AAA" by
Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "Aaa" by
Moody's Investors Service, and "AAA" by Fitch Ratings. Each rating of the
Certificate Insurer should be evaluated independently. The ratings reflect the respective ratings agencies' current assessments of the insurance financial strength of the Certificate Insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Certificates, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does

                                      S-39

not guarantee the market price or investment value of the Certificates nor does it guarantee that the ratings on the Certificates will not be revised or withdrawn.]

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Structured Asset Mortgage  Investmetns II Inc.,  Mortgage  Pass-
Through Certificates, Series ____-__ will consist of thirteen classes of certificates. Only the Offered Certificates are offered by this prospectus supplement.

         The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of the following:

         o        all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and
                  other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

         o        any mortgaged properties acquired on behalf of
                  certificateholders by foreclosure or by deed in lieu of
                  foreclosure, and any revenues received thereon,

         o        the rights of the Trustee under all insurance policies
                  required to be maintained pursuant to the Agreement,

         o        the rights of the Depositor under the Mortgage Loan Purchase
                  Agreement between the Depositor and the Sponsor,

         o        such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Master
                  Servicer Collection Account and the Distribution Account,

         o        the rights with respect to the Servicing Agreements, to the extent assigned to the Trustee, and

         o        any proceeds of the foregoing.

         The aggregate principal balance of the mortgage loans as of the Cut-
off Date, after application of scheduled payments due whether or not received, is approximately $[__], subject to a permitted variance as described in this prospectus supplement under "Additional Information."

         Each class of the Certificates will have the approximate initial
Current Principal Amount or Notional Amount, as applicable, as set forth on page
S-[__] hereof and will have the Pass-Through Rate [as set forth on page S-5 hereof or as] determined as provided under "Summary of Prospectus
Supplement--Description of the Certificates--Pass-Through Rates" and
"Description of Certificates--Interest Distributions" in this prospectus supplement. The Class R-III Certificate also represents the right to receive additional distributions in respect of the trust fund on any distribution date after all required payments of principal and interest have been made on such date in respect of the other classes of Certificates, although it is not anticipated that funds will be available for any additional distribution. The
Class B-6, Class B-7 and Class B-8 Certificates are not being offered by this prospectus supplement.

                                      S-40

         The Offered Certificates (other than the Residual Certificates) will be available only in book-entry form in minimum denominations of (i) in the case of the Senior Certificates (other than the Residual Certificates), $1,000 and integral multiples of $1.00 in excess thereof and (ii) in the case of the
Offered Subordinate Certificates, $25,000 and integral multiples of $1.00 in excess thereof. One certificate of each of these classes may be issued in a different principal to accommodate the remainder of the initial principal of the certificates of such class. The Class R-I, Class R-II and Class R-III
Certificates will be offered in registered, certificated form, each in a single certificate of $[__]. The Residual Certificates (together with any Book-entry
Certificates re-issued as definitive certificates) will be transferable and exchangeable at the offices of the Certificate Registrar.

BOOK-ENTRY CERTIFICATES

         The Offered Certificates (other than the Residual Certificates) will initially be issued in book-entry form and are referred to herein as the
Book-entry Certificates. Holders of the Book-entry Certificates may elect to hold their certificates through DTC in the United States, or Clearstream
Banking, societe anonyme, formerly known as Cedelbank SA, or Clearstream, or
Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The Book-entry
Certificates will be issued in one or more securities which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the Book-entry Certificates in minimum denominations of
(i) in the case of the Senior Certificates (other than the Residual
Certificates), $1,000 and integral multiples of $1.00 in excess thereof and (ii)
in the case of the Offered Subordinate Certificates, $25,000 and integral multiples of $1.00 in excess thereof. One certificate of each of these classes may be issued in a different principal or notional amount to accommodate the remainder of the initial principal or notional amount of the certificates of such class. Except as described below, no beneficial owner of the Book-entry
Certificates will be entitled to receive a physical certificate, or definitive certificate, representing the security. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Book-entry
Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be holders as that term is used in the Agreement.

         The Certificate Owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Certificate Owner's account for that purpose. In turn, the financial intermediary's ownership of the Book-entry
Certificates will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's financial intermediary is not a DTC participant and on the records of Clearstream or
Euroclear, as appropriate.

         Certificate Owners will receive all payments of principal and interest on the Book-Entry Certificates from the Paying Agent through DTC and DTC participants. While the Book-entry Certificates are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the Book-entry Certificates and is required to receive and transmit payments of principal and interest on the
Book-entry Certificates.

         Participants and indirect participants with whom Certificate Owners have accounts for certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective
Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the DTC rules provide a mechanism by which Certificate
Owners will receive payments and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive definitive certificates representing their respective interests in the
Book-entry Certificates, except under the limited circumstances described below.
Unless and until definitive

                                      S-41

certificates are issued, Certificate Owners who are not participants may transfer ownership of Book-entry Certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the Book-entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Book-entry Certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at
DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Under a book-entry format, Certificate Owners may experience delays in their receipt of payments, since the distributions will be made by the Paying
Agent to Cede & Co., as nominee for DTC. Payments on Book-entry Certificates held through Clearstream or Euroclear will be credited to the cash accounts of
Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Certificate Owner to pledge
Book-entry Certificates to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the Book-entry
Certificates, may be limited due to the lack of physical certificates for the
Book-entry Certificates. In addition, issuance of the Book-entry Certificates in book-entry form may reduce the liquidity of the Book-entry Certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the Trustee and the Certificate Registrar that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the Book-entry Certificates.
Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by certificateholders under the Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken relating to other certificates.

         Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the
Depositor advises the Trustee or the Certificate Registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days; or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the Agreement, any Certificate
Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner's fractional undivided interest in the related class of certificates.

         Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Certificate Registrar is required to request that DTC notify all Certificate Owners through

                                      S-42

its participants of the availability of definitive certificates. Upon surrender by DTC of the global certificate or definitive certificates representing the
Book-entry Certificates and receipt of instructions for re-registration, the
Certificate Registrar will reissue the Book-entry Certificates as definitive certificates issued in the respective principal or notional amounts owned by individual Certificate Owners, and thereafter the Certificate Registrar will recognize the holders of definitive certificates as certificateholders under the
Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

         The Depositor, the Master Servicer, the Securities Administrator, the
Paying Agent, the Certificate Registrar, the Servicers and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

         For additional information regarding DTC, Clearstream, Euroclear and the certificates, see "Description of the Securities--Form of Securities" and
"--Global Securities" in the prospectus.

DISTRIBUTIONS ON THE CERTIFICATES

         On each distribution date, the Available Funds with respect to the
Group I and Group II mortgage loans, respectively, referred to herein as Group I
Available Funds and Group II Available Funds, respectively, will be distributed as follows:

         (A) on each Distribution Date, the Group I Available Funds will be distributed to the Group I Senior Certificates as follows:

                  FIRST, to the Class I-A-1, Class R-I, Class R-II and Class
         R-III Certificates, on a pro rata basis, the Accrued Certificate
         Interest on such classes for such distribution date. As described below, Accrued Certificate Interest on the Class I-A-1, Class R-I,
         Class R-II and Class R-III Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see
         "--Interest Distributions" below in this prospectus supplement;

                  SECOND, to the Class I-A-1, Class R-I, Class R-II and Class
         R-III Certificates, on a pro rata basis, any Accrued Certificate
         Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Group I Available Funds;

                  THIRD, to the Class R-I, Class R-II and Class R-III
         Certificates, on a pro rata basis, in reduction of the Current
         Principal Amounts thereof, the Senior Optimal Principal Amount for the
         Group I Senior Certificates for such distribution date, to the extent of remaining Group I Available Funds, until the Current Principal
         Amounts of such classes have been reduced to zero; and

                  FOURTH, to the Class I-A-1 Certificates in reduction of the
         Current Principal Amount thereof, the remaining Senior Optimal
         Principal Amount for the Group I Senior Certificates for such distribution date, to the extent of remaining Group I Available Funds, until the Current Principal Amount of such class has been reduced to zero.

                                      S-43

         (B) on each Distribution Date, the Group II Available Funds will be distributed to the Group II Senior Certificates as follows:

                  FIRST, to the Class II-A-1, Class II-A-2 and Class II-X
         Certificates, on a pro rata basis, the Accrued Certificate Interest on each such class for such distribution date. As described below, Accrued
         Certificate Interest on the Class II-A-1, Class II-A-2 and Class II-X
         Certificates is subject to reduction in the event of certain Net
         Interest Shortfalls allocable thereto, see "--Interest Distributions"
         below in this prospectus supplement;

                  SECOND, to the Class II-A-1, Class II-A-2 and Class II-X
         Certificates any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Group II Available Funds; and

                  THIRD, to the Class II-A-1 Certificates and Class II-A-2
         Certificates, on a pro rata basis, in reduction of the Current
         Principal Amounts thereof, the Senior Optimal Principal Amount for the
         Group II Senior Certificates for such distribution date, to the extent of remaining Group II Available Funds, until the Current Principal
         Amounts of such classes have been reduced to zero.

         (C) Except as provided in paragraphs (D) and (E) below, on each distribution date on or prior to the distribution date on which the Current
Principal Amounts of the Subordinate Certificates are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the sum of the remaining Group I Available Funds and Group II Available Funds after the distributions in (A) and (B) above will be distributed sequentially in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5,
Class B-6, Class B-7 and Class B-8 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class's
Allocable Share for such distribution date, in each case, to the extent of the remaining Group I and Group II Available Funds.

         (D) On each distribution date prior to the Cross-Over Date but after the reduction of the Current Principal Amount of all of the Senior Certificates
of a Certificate Group to zero, the remaining class or classes of Senior
Certificates in the remaining Certificate Groups (other than the Interest Only
Certificates) will be entitled to receive in reduction of their Current
Principal Amounts, pro rata based upon their Current Principal Amounts immediately prior to such distribution date, in addition to any Principal
Prepayments related to such remaining Senior Certificates' respective Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any
mortgage loan in the Loan Group relating to the class or classes of Senior
Certificates of the fully repaid Certificate Group; provided, however, that if
(A) the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate
Percentages and (B) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal
Amount of the Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Group I Senior Certificates and Group
II Senior Certificates in accordance with this paragraph (D) will not be made and 100% of the Principal Prepayments on any mortgage loan in the Loan Group relating to the fully repaid class or classes of Senior Certificates will be allocated to the Subordinate Certificates.

         (E) If on any Distribution Date on which the aggregate Current
Principal Amount of the Group I Senior Certificates or Group II Senior
Certificates would be greater than the aggregate Scheduled Principal Balance of the mortgage loans in its related Loan Group and any Subordinate

                                      S-44

Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to the Group I Senior Certificates or Group II Senior
Certificates, as applicable, (other than the Interest Only Certificates) pro rata based upon their Current Principal Amounts immediately prior to such distribution date, in reduction of the Current Principal Amounts thereof, until the aggregate Current Principal Amount of the Group I Senior Certificates or
Group II Senior Certificates, as applicable, is equal to the aggregate Scheduled
Principal Balance of the mortgage loans in its related Loan Group, and (ii) the
Accrued Certificate Interest otherwise allocable to the Subordinate Certificates on such distribution date will be reduced, if necessary, and distributed to such class or classes of Senior Certificates in an amount equal to the Accrued
Certificate Interest for such distribution date on the excess of (x) the aggregate Current Principal Amount of the Group I or Group II Senior
Certificates, as applicable, over (y) the aggregate Scheduled Principal Balance of the mortgage loans in the related Loan Group. Any such reduction in the
Accrued Certificate Interest on the Subordinate Certificates will be allocated in reverse order of the Subordinate Certificates' numerical designations, commencing with the Class B-8 Certificates.

         (F) If, after distributions have been made pursuant to priorities FIRST and SECOND of paragraphs (A) and (B) above on any distribution date, the remaining Group I Available Funds and Group II Available Funds are less than the
Senior Optimal Principal Amounts for the Group I Senior Certificates and Group
II Senior Certificates, respectively, the Senior Optimal Principal Amount for such Loan Group shall be reduced, and such remaining Available Funds will be distributed among the related Senior Certificates (other than the Interest Only
Certificates) on a pro rata basis on the basis of such reduced amount.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of certificates entitled thereto, as described above, will be distributed to the Class R-III Certificates; provided, that if on any distribution date there are any Group I Available Funds or Group
II Available Funds remaining after payment of interest and principal to a class or classes of certificates entitled thereto, such amounts will be distributed to the other classes of Senior Certificates, pro rata, based upon their Current
Principal Amounts, until all amounts due to all classes of Senior Certificates have been paid in full, before any amounts are distributed to the Class R-III
Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

PERMITTED INVESTMENTS

         To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the pooling and servicing agreement, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from
Permitted Investments shall be paid to the related Servicer under the applicable
Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution
Date on which the moneys so invested are required to be distributed to the
Certificateholders.

         Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Permitted Investment:

                                      S-45

                  (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii) (a) demand or time deposits, federal funds or bankers'
acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit
Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit
Insurance Corporation;

                  (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company
(acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

                  (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its
Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating
Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate
Outstanding Principal Balances of all the Mortgage Loans and Permitted
Investments held as part of the Trust;

                  (v) commercial paper (including both non-interest-bearing
discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

                  (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

                  (vii) any other demand, money market or time deposit,
obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

                  (viii) any money market or common trust fund having the
Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or Master Servicer or any affiliate of the Trustee or
Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

                                      S-46

INTEREST DISTRIBUTIONS

         Holders of each class of Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate
Interest on that class on each distribution date, to the extent of the Available
Funds for the related Loan Group for that distribution date.

         Holders of each class of Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate
Interest on that class on each distribution date, to the extent of remaining
Group I Available Funds or Group II Available Funds for that distribution date after distributions of interest and principal to the Senior Certificates and distributions of interest and principal to any class of Subordinate Certificates having a higher payment priority.

         With respect to the Certificates of any class on any distribution date,
Accrued Certificate Interest is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the
Current Principal Amount, or in the case of the Interest Only Certificates, the
Notional Amount, of such Certificate immediately prior to such distribution date, less (1) in the case a Senior Certificate, such Certificate's share of (a)
Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the
Master Servicer, (b) interest shortfalls on the mortgage loans in the related
Loan Group resulting from the application of the Relief Act or similar state law and (c) after the Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans in the related Loan Group and (2) in the case of a
Subordinate Certificate, such Certificate's share of (a) Prepayment Interest
Shortfalls on the mortgage loans, to the extent not covered by Compensating
Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the mortgage loans. Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate
Interest is calculated on the basis of a 360-day year consisting of twelve
30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding
Current Principal Amount or Notional Amount of such Certificate has been reduced to zero.

         When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from
Principal Prepayments in full or in part are referred to herein as Prepayment
Interest Shortfalls.

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders on that distribution date will be offset by the applicable Servicer, but only to the extent that those Prepayment
Interest Shortfalls do not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by such Servicer for the applicable distribution date.
Any Prepayment Interest Shortfalls required to be funded but not funded by the applicable Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable distribution date. No assurance can be given that the Master Servicing compensation available to cover Prepayment Interest
Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by a Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses"
in this prospectus supplement.

                                      S-47

         Accrued Certificate Interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The
Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in active military service to 6% per annum. None of the Servicers or the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest Shortfalls, to the extent not covered by the
Servicers or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as Net Interest Shortfalls.

         Realized Losses on the mortgage loans will further reduce the Accrued
Certificate Interest payable to the Certificates on a distribution date;
provided, however, that prior to the date on which the aggregate Current
Principal Amounts of the Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the
Subordinate Certificates, beginning with the class of Subordinate Certificates with the highest numerical class designation, and will not reduce the Accrued
Certificate Interest on the Senior Certificates of such Loan Group. Once the aggregate Current Principal Amount of the Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated to the Senior Certificates related to the mortgage loans on which such Realized
Losses occurred.

         If on any distribution date the Available Funds for a Loan Group is less than Accrued Certificate Interest on the related class or classes of Senior
Certificates for that distribution date, prior to reduction for Net Interest
Shortfalls and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of each class of related Senior Certificates in proportion to the respective amounts of Accrued
Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any interest shortfalls with respect to the mortgage loans in the related Loan Group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to such amounts on subsequent distribution dates, to the extent of the related Loan Group's Available Funds remaining after current interest distributions as described in this prospectus supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicers or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         The Pass-Through Rates applicable to [the Offered Certificates are set forth on page S-5 hereof.] [the calculation of the Accrued Certificate Interest for the Offered Certificates are as follows:]

         o        The Class I-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net
                  Rates of the Group I mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately [__]% per annum.

         o        The Class II-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net
                  Rates of the Group II mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately [__]% per annum.

         o        On or prior to the distribution date in [__] 2011, the Class
                  II-A-2 Certificates will bear interest at a variable
                  pass-through rate equal to the weighted average of the Net
                  Rates of the Group II mortgage loans minus [__]% per annum.
                  After the distribution date in [__]

                                      S-48

                  2011, the Class II-A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group II mortgage loans. The pass-through rate with respect to the first interest accrual period is
                  expected to be approximately [__]% per annum.

         o        On or prior to the distribution date in [__] 2011, the Class
                  II-X Certificates will bear interest at a fixed pass-through rate equal to [__]% per annum based on a notional amount equal to the Current Principal Amount of the Class II-A-2
                  Certificates. After the distribution date in [__] 2011, the
                  Class II-X Certificates will not bear any interest.

         o        The Class R-I, Class R-II and Class R-III Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group I mortgage loans. The pass-through rate with respect to the first
                  interest accrual period is expected to be approximately [__]%
                  per annum.

         o        The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5
                  Certificates will each bear interest at a variable
                  pass-through rate equal to the weighted average of the
                  weighted average of the Net Rates of the mortgage loans in each Loan Group, weighted in proportion to the results of
                  subtracting from the aggregate principal balance of the
                  mortgage loans of each such Loan Group the Current Principal
                  Amount of the related class or classes of Senior Certificates.
                  The pass-through rate with respect to the first interest
                  accrual period is expected to be approximately [__]% per
                  annum.

         As described in this prospectus supplement, the Accrued Certificate
Interest allocable to each class of certificates, other than the Interest Only
Certificates, is based on the Current Principal Amount of that class or, in the case of the Interest Only Certificates, on the Notional Amount of that class.
All distributions of interest will be based on a 360-day year consisting of twelve 30-day months. The Pass-Through Rate will be adjusted on a monthly basis.
Investors will be notified of a Pass-Through Rate adjustment through the monthly distribution reports.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         Distributions in reduction of the Current Principal Amounts of the
Group I Senior Certificates (other than the Interest Only Certificates) will be made on each distribution date pursuant to priorities THIRD AND FOURTH of paragraph (A) under "--Distributions on the Certificates." In accordance with such priorities THIRD AND FOURTH, the Available Funds for Loan Group I remaining after the distribution of interest on the Group I Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior
Optimal Principal Amount for the Group I Senior Certificates for such distribution date.

         Distributions in reduction of the Current Principal Amount of the Group
II Senior Certificates (other than the Interest Only Certificates) will be made on each distribution date pursuant to priority THIRD above of paragraph (B)
under "--Distributions on the Certificates." In accordance with such priority
THIRD, the Available Funds for Loan Group II remaining after the distribution of interest on the Group II Senior Certificates will be allocated to such
Certificates in an aggregate amount not to exceed the Senior Optimal Principal
Amount for the Group II Senior Certificates for such distribution date.

         In addition, if on any distribution date the aggregate Current
Principal Amount of any class or classes of Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the mortgage loans in its related Loan Group, 100% of amounts otherwise allocable to the Subordinate
Certificates in respect of principal will be distributed to such class or classes of Senior Certificates in

                                      S-49

reduction of the Current Principal Amounts thereof, until the aggregate Current
Principal Amount of such class or classes of Senior Certificates is an amount equal to the aggregate Scheduled Principal Balance of the mortgage loans in its related Loan Group.

         The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related Loan Group based on the related
Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the
Senior Certificates (other than the Interest Only Certificates) of a Loan Group and the percentage interest of such Loan Group evidenced by the Subordinate
Certificates on a pro rata basis, the Senior Prepayment Percentage allocates
100% of the unscheduled principal collections to the Senior Certificates (other than the Interest Only Certificates) of the related Loan Group for the first seven years after the closing date (subject to certain subordination levels being attained and certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Senior Certificates (other than the Interest Only Certificates)
of a Loan Group over an additional four year period. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Senior Certificates (other than the
Interest Only Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each Loan Group evidenced by the Subordinate Certificates. Increasing the respective percentage interest in a Loan Group of the Subordinate
Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

         On any distribution date after the Current Principal Amounts of the
Senior Certificates of a Certificate Group have been reduced to zero, 100% of the unscheduled principal collections on the mortgage loans in the Loan Group relating to the fully repaid Certificate Group, will be allocated to the
Subordinate Certificates if the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate Percentages and certain delinquency tests have been satisfied. If these conditions have not been met, on any distribution date after the Current Principal Amounts of the Senior Certificates of a Certificate Group
have been reduced to zero, no unscheduled principal collections will be allocated to the Subordinate Certificates on such distribution date and all unscheduled principal collections on the mortgage loans in the Loan Group relating to the fully repaid Certificate Group will be allocated amongst the
Senior Certificates of the remaining Certificate Groups (other than the Interest
Only Certificates) on a pro rata basis.

         The initial Senior Percentage for the Senior Certificates (other than the Interest Only Certificates) related to each Loan Group will be approximately
[__]%.

         For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage
and Senior Prepayment Percentage, the applicable Current Principal Amount for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" below.

PRINCIPAL DISTRIBUTIONS ON THE SUBORDINATE CERTIFICATES

         Distributions in reduction of the Current Principal Amounts of the
Subordinate Certificates will be made pursuant to priority (c) of paragraph (C)
above under "--Distributions on the Certificates." In accordance with such priority, the Available Funds for each Loan Group, if any, remaining after distributions of principal and interest on the related class or classes of
Senior Certificates on such

                                      S-50

distribution date will be allocated to the Subordinate Certificates in an amount equal to each such class's Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

         Notwithstanding the foregoing, if on any distribution date the aggregate Current Principal Amount of any class or classes of Senior
Certificates would be greater than the aggregate Scheduled Principal Balance of the mortgage loans in its related Loan Group, 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to such class or classes of Senior Certificates, as applicable, in reduction of the Current Principal Amounts thereof, until the aggregate Current
Principal Amount of such class or classes of Senior Certificates is equal to the aggregate Scheduled Principal Balance of the mortgage loans in its related Loan
Group. See "--Distributions on the Certificates" in this prospectus supplement.

         All unscheduled principal collections on the mortgage loans not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Subordinate Certificates with the highest payment priority then outstanding and each other class of Subordinate Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class
B-6, Class B-7, Class B-8 Certificates, respectively, only if the sum of the current percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As stated above under "--Principal Distributions on the Senior
Certificates", during the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a Loan Group will be allocated to the
Senior Certificates in the related Certificate Group (other than the Interest
Only Certificates), with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement, unless the amount of subordination provided to the Senior
Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied. In addition, if on any distribution date, the percentage, the numerator of which is the aggregate Current Principal Amount of the Senior Certificates (other than the Interest Only Certificates) of a Loan
Group immediately preceding such distribution date, and the denominator of which is the Scheduled Principal Balance of the mortgage loans in such Loan Group, as of the beginning of the related Due Period, exceeds such percentage as of the
Cut-off Date, then the Senior Prepayment Percentage for the Senior Certificates
of such Loan Group will equal 100%.

         The initial Subordinate Percentage for each Loan Group will be approximately [__]%.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate
Percentage and Subordinate Prepayment Percentage, the applicable Current
Principal Amount for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses;
Subordination" in this prospectus supplement.

MONTHLY ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related
Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the applicable Servicer will remit to the Master Servicer on the date specified in the applicable Servicing Agreement an amount equal

                                      S-51

to such delinquency, net of the Servicing Fee Rate except to the extent such
Servicer determines any such advance to be nonrecoverable from Liquidation
Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers or related subservicers through final disposition or liquidation of the related mortgaged property, or until such time as specified in the related Servicing Agreement. Failure by the applicable Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the related Servicing Agreement (or applicable subservicing agreement), will constitute an event of default under such Servicing Agreement
(or applicable subservicing agreement). Such event of default shall then obligate the Master Servicer to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under "The
Agreements--Events of Default and Rights Upon Event of Default" in the
prospectus. The Trustee, as successor master servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

         All Monthly Advances will be reimbursable to the party making such
Monthly Advance from late collections, Insurance Proceeds and Liquidation
Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the applicable Servicer, subservicer or Master
Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the
Master Servicer Collection Account prior to the distributions on the
Certificates.

TABLE OF FEES AND EXPENSES

         The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the
Offered Certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

                   ITEM               FEE                   PAID FROM
         --------------------------  -----    ----------------------------------
         Master Servicing Fee(1)(2)  ___bp    Mortgage Loan Interest Collections
         Trustee Fee                 ___bp    Master Servicing Fee
         Servicer Fee                ___bp    Master Servicing Fee

         (1)      Master servicing fee including securities administrator,
                  paying agent and certificate registrar fees. The Master
                  Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.
         (2)      Master Servicer pays trustee and servicer fees out of its fee.
         (3)      The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

[MANDATORY AUCTION

         Except as provided below, five Business Days prior to the Distribution
Date occurring in [_____], such Distribution Date referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [Wells Fargo Bank, N.A.],
in its capacity as Auction Administrator, shall obtain bids for the Mandatory
Auction Certificates from third parties in the secondary market as specified in the Auction Administration Agreement. There will be no minimum bid price. If no bids for the Mandatory Auction

                                      S-52

Certificates or for a portion of the Mandatory Auction Certificates are received on such date (or it is deemed that no bids for a Mandatory Auction Certificate or for a portion of a Mandatory Auction Certificate are so received), the holders of such class or portion thereof will not be able to transfer their
Certificates in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof. If only one bid for the Mandatory Auction Certificates (or portion thereof) being auctioned is received, then the auction price for the Mandatory
Auction Certificates shall be the amount of such bid. In the event that two or more bids of equal price ("Tie Bids") are determined to be the highest bids for an aggregate amount greater than the aggregate Current Principal Amount of a
Mandatory Auction Certificate, then the bidders of the Tie Bids will each take a pro rata share in such Certificates (based on the aggregate Current Principal
Amount for the Mandatory Auction Certificates for which each such bidder submitted a bid). In the event that a winning bid is for an aggregate amount that is less than the aggregate Current Principal Amount of the Mandatory
Auction Certificates, then (i) the winning bidder will take a pro rata portion of each outstanding Certificate of such Class (based on the aggregate Current
Principal Amount for the Mandatory Auction Certificates for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Certificate of such Class and such remaining portion of each outstanding Certificate of such Class shall be subject to auction in subsequent months as described above. The Auction
Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Certificates into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder's bid will be rejected and the bid of the next highest bidder(s) will be accepted.
Neither Bear Stearns & Co. Inc. nor any affiliate will be able to bid in any auction.

         The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market
Value Swap described below, to pay to the holders of the Mandatory Auction
Certificates on the Mandatory Auction Distribution Date an amount equal to 100%
of the outstanding Current Principal Amount thereof after application of all principal distributions and realized losses on the Mandatory Auction
Distribution Date, plus accrued interest on such classes at the related
Pass-Through Rate from the first day of the calendar month in which the
Mandatory Auction Distribution Date occurs up to but excluding the Mandatory
Auction Distribution Date, on the Current Principal Amount of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

         The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the
Auction Administration Agreement.

         EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION CERTIFICATES
WILL BE OBLIGATED TO TENDER THEIR CERTIFICATES TO THE AUCTION ADMINISTRATOR ON
THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

         If Wells Fargo, as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the
Auction Administration Agreement and the Market Value Swap.]

[THE MARKET VALUE SWAP AND THE SWAP COUNTERPARTY

         The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a
Market Value Swap with Bear Stearns International Limited, referred to

                                      S-53

herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap
Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date. If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap
Counterparty, or its designee, under the Market Value Swap.

         In the event that no bids are received for all or a portion of a class of Mandatory Auction Certificates in the manner set forth in the Auction
Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.

         If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by BSC as required under BSC's guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the
Mandatory Auction will not occur, and the holders of the Mandatory Auction
Certificates will continue to retain their certificates and their rights under the Auction Administration Agreement and the Market Value Swap after the
Mandatory Auction Date, unless they choose to sell them in the secondary market.
If bids are received for some, but not all, Certificates of a Class, and the
Swap Counterparty defaults, then each Certificateholder shall be deemed to have sold a pro rata portion of its Certificates (based on the aggregate Current
Principal Amount of the Mandatory Auction Certificates), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the Pooling and Servicing
Agreement, and shall retain the remaining Current Principal Amount, if any, of such Class of Certificates held by it and its rights under the Auction
Administration Agreement and the Market Value Swap.

         The Swap Counterparty is a company organized under the laws of England and Wales. The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by BSC. The long-term debt obligations of BSC are rated "A" by
S&P, "A2" by Moody's and "A+" by Fitch, Inc. All figures are reported in thousands. BSC will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii)
the most recent audited annual financial statements of BSC. Requests for such information should be directed in writing to The Bear Stearns Companies, Inc. at
383 Madison Avenue, New York, New York 10179.

         The Swap Counterparty and BSC are affiliates of the Seller, Bear,
Stearns & Co., Inc. and EMC.

         The aggregate significance percentage (as calculated in accordance with
Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

ALLOCATION OF LOSSES; SUBORDINATION

         The principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date as follows: first, to the Class B-8
Certificates; second, to the Class B-7 Certificates; third, to the Class B-6
Certificates; fourth, to the Class B-5 Certificates; fifth, to the Class B-4
Certificates; sixth, to the Class B-3 Certificates; seventh, to the Class B-2
Certificates; and eighth, to the Class B-1 Certificates, in each case until the
Current Principal Amount of such class has been reduced to zero. Thereafter, the principal portion of Realized Losses on the mortgage loans in a Loan Group will be allocated on any distribution date to the class or classes of Senior
Certificates (other than the Interest Only Certificates and the Class R
Certificates) of the related Certificate Group, pro rata, based upon their respective Current Principal Amounts. Once the Senior Certificates of a
Certificate Group have been reduced to zero, the principal portion of Realized
Losses on the mortgage loans in the related Loan Group

                                      S-54

(if any) will be allocated on a pro rata basis to the remaining Senior
Certificates of the other Certificate Groups (other than the Interest Only
Certificates and the Class R Certificates).

         No reduction of the Current Principal Amount of any class of a
Certificate Group shall be made on any distribution date on account of Realized
Losses to the extent that such reduction would have the effect of reducing the aggregate Current Principal Amount of all of the classes of such Certificate
Group as of such distribution date to an amount less than the Scheduled
Principal Balances of the mortgage loans in the related Loan Group as of the related Due Date. This limitation is referred to herein as the Loss Allocation
Limitation.

         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the applicable Servicer or Master Servicer for Monthly Advances, Servicing Fees,
servicing advances and certain other amounts specified in the Servicing
Agreements) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any
Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

         There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Current Principal Amount of any class of Certificates.
However, after the Cross-Over Date, the amounts distributable under clause (i)
of the definition of Senior Optimal Principal Amount for the Senior Certificates
of each Certificate Group will be reduced by the amount of any Debt Service
Reductions applicable to the mortgage loans of the related Loan Group.
Regardless of when they occur, Debt Service Reductions may reduce the amount of
Available Funds for a Loan Group that would otherwise be available for distribution on a distribution date. As a result of the subordination of the
Subordinate Certificates in right of distribution to the Senior Certificates, any Debt Service Reductions relating to the mortgage loans prior to the
Cross-Over Date, will be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

         In order to maximize the likelihood of distribution in full of interest and principal to the Senior Certificates, on each distribution date, holders of
Senior Certificates of each Certificate Group have a right to distributions of the Available Funds of its related Loan Group prior to any distributions being made to the holders of the Subordinate Certificates.

         Any allocation of a Realized Loss to a Certificate will be made by reducing the Current Principal Amount thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such
Realized Loss was incurred.

                                      S-55

         An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Current Principal Amount prior to giving effect to distributions to be made on such distribution date.

         The interest portion of Realized Losses will be allocated among the outstanding Classes of Certificates offered hereby to the extent described under
"Distributions on the Certificates--Interest Distributions" above.

         In the event that the related Servicer or the Master Servicer recovers any amount with respect to a Liquidated Mortgage Loan with respect to which a
Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, being referred to herein as a Subsequent
Recovery, such Subsequent Recovery will be distributed in accordance with the priorities described under "Description of the Certificates--Distributions on the Certificates," in this prospectus supplement and the Current Principal
Amount of each Class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery. Holders of such
Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the distribution date on which such increase occurs. Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the related
Available Funds for the related Distribution Date.

[DESCRIPTION OF THE CERTIFICATE INSURANCE POLICY

         The Certificate Insurer will issue a surety bond (referred to as the
Certificate Insurance Policy in this prospectus supplement) for the benefit of the Class [__] Certificates. The following summary of the provisions of the
Certificate Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policy.

         The Certificate Insurer, in consideration of the payment of premiums as provided in the insurance and indemnity agreement pursuant to which the
Certificate Insurance Policy was issued and subject to the terms and conditions of the Certificate Insurance Policy, will unconditionally and irrevocably agree to pay Insured Amounts to the Indenture Trustee for the benefit of the holders of the Insured Certificates.

         For the purposes of the Certificate Insurance Policy, "Notice" means a written notice in the form attached as an exhibit to the Certificate Insurance
Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Indenture Trustee to the Certificate Insurer specifying the information set forth in the exhibit.

         The Certificate Insurer will pay a Deficiency Amount with respect to the Insured Certificates by 12:00 noon (New York City time) in immediately available funds to the Indenture Trustee on the later of (i) the second business day following the business day on which the Certificate Insurer shall have received Notice that a Deficiency Amount is due in respect of the Insured
Certificates and (ii) the payment date on which the related Deficiency Amount is payable to the Certificateholders pursuant to the Indenture, for payment to the
Certificateholders in the same manner as other payments with respect to the
Insured Certificates are required to be made. Any Notice received by the
Certificate Insurer after 12:00 noon New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the Certificate Insurer on the next succeeding business day.

         Upon such payment of a Deficiency Amount, the Certificate Insurer shall be fully subrogated to the rights of the Certificateholders to receive the amount so paid. The Certificate Insurer's obligations with respect to the
Insured Certificates under the Certificate Insurance Policy with respect to each

                                      S-56

payment date will be discharged to the extent funds consisting of the related
Insured Amount are received by the Indenture Trustee on behalf of the
Certificateholders for payment to such Certificateholders, as provided in the
Indenture and the Certificate Insurance Policy, whether or not such funds are properly applied by the Indenture Trustee.

         If any portion or all of any amount that is insured under the
Certificate Insurance Policy that was previously distributed to a
Certificateholder is recoverable and recovered from such Certificateholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy
Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a "Final Order") (such recovered amount, a "Preference Amount"), the Certificate Insurer will pay on the guarantee described in the second paragraph of this section, an amount equal to each such Preference Amount by 12:00 noon on the next payment date after the second business day following receipt by the Certificate Insurer of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to the
Certificate Insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the
Indenture Trustee and/or such Certificateholder relating to or arising under such Preference Amount and appointing the Certificate Insurer as the agent of the Indenture Trustee and/or such Certificateholder in respect of such
Preference Amount, and (z) a Notice appropriately completed and executed by the
Indenture Trustee or such Certificateholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Indenture Trustee or
Certificateholder directly (unless the Certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment shall be made to the Indenture Trustee for payment to the Certificateholder upon delivery of proof of such payment reasonably satisfactory to the Certificate Insurer). Notwithstanding the
foregoing, in no event will the Certificate Insurer be (i) required to make any payment under the Certificate Insurance Policy in respect of any Preference
Amount to the extent such Preference Amount is comprised of amounts previously paid by the Certificate Insurer under the Certificate Insurance Policy, or (ii)
obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Insured Certificates, prior to the time the Certificate Insurer otherwise would have been required to make a payment in respect of such principal, in which case the Certificate Insurer will pay the balance of the Preference Amount when such amount otherwise would have been required.

         Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the Certificate Insurer after 12:00 noon, New York City time on a given business day or on any day that is not a business day will be deemed to have been received by the Certificate Insurer on the next succeeding business day. If any notice received by the Certificate
Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy, it will be deemed not to have been received by the Certificate Insurer, and the Certificate Insurer will promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended Notice. All payments made by the Certificate Insurer under the
Certificate Insurance Policy in respect of Preference Amounts will be made with the Certificate Insurer's own funds.

         The Certificate Insurance Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the Certificate Insurance
Policy is not refundable for any reason, including the payment of the Insured
Certificates prior to their maturity. The Certificate Insurance Policy shall expire and terminate without any action on the part of the Certificate Insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the Insured Certificates have been paid in full and (ii) if any insolvency proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) in this paragraph, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

                                      S-57

         The Certificate Insurance Policy will not cover Basic Risk Shortfalls,
Prepayment Interest Shortfalls or Relief Act Shortfalls on the Insured
Certificates, nor does the Certificate Insurance Policy guarantee to the holders of the Insured Certificates any particular rate of principal payment. In addition, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes) or any shortfalls in amounts distributable to the Class [__] Certificates as a result of limited earnings in the Pre-Funding
Account. The Certificate Insurance Policy also does not cover the failure of the
Indenture Trustee to make any payment required under the Indenture to the holder of an Insured Certificate.

         The Certificate Insurance Policy is subject to and shall be governed by the laws of the State of New York. The proper venue for any action or proceeding on the Certificate Insurance Policy shall be the County of New York, State of
New York.

         THE INSURANCE PROVIDED BY THE CERTIFICATE INSURANCE POLICY IS NOT
COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK
INSURANCE CODE, ARTICLE 76).

         In the event that payments under any Insured Certificate are accelerated, nothing contained in the Certificate Insurance Policy shall obligate the Certificate Insurer to make any payment of principal or interest on such Insured Certificate on an accelerated basis, unless such acceleration of payment is at the sole option of the Certificate Insurer; it being understood that a payment shortfall in respect of the optional termination of the trust fund pursuant to the Pooling and Servicing Agreement does not constitute acceleration for the purposes of the Certificate Insurance Policy.]

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

         The Residual Certificates may not be purchased by or transferred to a
Plan except upon the delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See "ERISA Considerations"
in this prospectus supplement. In addition, the Residual Certificates will be subject to additional restrictions described under "Federal Income Tax
Consequences--Special Tax Considerations Applicable to the Residual
Certificates" in this prospectus supplement and "Federal Income Tax
Consequences--REMICS--Tax on Transfers of REMIC Residual Certificates to Certain
Organizations" and "--Taxation of Owners of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

         The initial owner of the Residual Certificates is Bear Stearns
Securities Corp.

                            YIELD ON THE CERTIFICATES

GENERAL

         The yield to maturity on each class of Offered Certificates will be primarily affected by the rate and timing of principal payments on the mortgage loans related to such class of Offered Certificates, including prepayments, the allocation of principal payments on the mortgage loans among the related classes of Offered Certificates, Realized Losses and interest shortfalls on the mortgage loans, the Pass-Through Rates on such Certificates, and the purchase price paid for such Certificates. In addition, the effective yield to holders of the
Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because interest will not be

                                      S-58

distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

PREPAYMENT CONSIDERATIONS

         The rate of principal payments on each class of Offered Certificates
(other than the Interest Only Certificates), the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal
Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time. However, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately [__]% and [__]% of the Group I mortgage loans and Group
II mortgage loans, respectively, and approximately [__]% of the mortgage loans in the aggregate, a prepayment may subject the related mortgagor to a prepayment charge. All prepayment charges will be retained by the applicable Servicer as additional servicing compensation and will not be part of the Available Funds for such distribution date. All of the mortgage loans contain due-on-sale clauses.

         Principal Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield
Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered
Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of the Interest Only
Certificates. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. The yield to maturity on the Interest
Only Certificates will therefore be extremely sensitive to prepayments on the mortgage loans, because the Notional Amount of the Interest Only Certificates
will be based upon the Current Principal Amount of the Class II-A-2
Certificates. The Interest Only Certificates will be sensitive to the rate and timing of principal payments on the mortgage loans in Loan Group II, to the extent allocated to the class or classes of Senior Certificates upon which their respective Notional Amounts are based. A rapid rate of principal payments on the mortgage loans in

                                      S-59

Loan Group II will have a materially adverse effect on the yield to investors in the Interest Only Certificates in the related Certificate Group. Extremely rapid prepayments may result in the failure of such Certificateholders to recoup their original investment.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal distributions are paid to some classes of Offered
Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment
Considerations" in the prospectus.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

ALLOCATION OF PRINCIPAL PREPAYMENTS

         As described under "Description of the Certificates--Principal
Distributions on the Senior Certificates" in this prospectus supplement, during the first seven years after the Cut-off Date, all principal prepayments on the related mortgage loans will be allocated to the Senior Certificates (other than the Interest Only Certificates) of the related Certificate Group. Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the related Senior Prepayment Percentage may continue to be disproportionately large
(relative to the related Senior Percentage) and the percentage of Principal
Prepayments payable to the Subordinate Certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the loss level established for the Class B-2, Class B-3, Class B-4 and
Class B-5 Certificates, as applicable, is exceeded and the related class of
Offered Subordinate Certificates is then outstanding, the Class B-2, Class B-3,
Class B-4 or Class B-5 Certificates, as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

INTEREST SHORTFALLS AND REALIZED LOSSES

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a

                                      S-60

mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the
Servicers to collect full amounts of interest on the mortgage loan. See "Legal
Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the
prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the applicable
Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it for the related Due
Period. Interest shortfalls required to be funded but not funded by the applicable Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable distribution date. None of the Servicers or the
Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Legal Aspects of the Mortgage Loans--Servicemembers
Civil Relief Act" in the prospectus. Accordingly, the effect of (1) any
Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating
Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this prospectus supplement under "Description of the Certificates--Interest
Distributions."

         The yields to maturity and the aggregate amount of distributions on the
Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the Offered Certificates could significantly affect the yield to an investor in the Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Certificates, even if these losses are not allocated to the Offered
Certificates.

         If the Certificate Principal Balances of the Class B-8, Class B-7 and
Class B-6 Certificates have been reduced to zero, the yield to maturity on the class of Offered Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Offered Subordinate
Certificates. Furthermore, because principal distributions are paid to some classes of Offered Subordinate Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

         As described under "Description of the Certificates--Allocation of
Losses; Subordination", amounts otherwise distributable to holders of the
Subordinate Certificates may be made available to protect the holders of the
Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a higher numerical class designation may be made available to protect the holders of
Subordinate Certificates with a lower numerical class designation against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Subordinate Certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of Subordinate Certificates if it delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of Subordinate Certificates from distributions of portions of the
Subordinate Optimal Principal Amount. See

                                      S-61

"Description of the Certificates--Principal Distributions on the Senior
Certificates" and "--Principal Distributions on the Subordinate Certificates" in
this prospectus supplement.

PASS-THROUGH RATES

         The yields to maturity on the Offered Certificates will be affected by their Pass-Through Rates. The Pass-Through Rates on the Offered Certificates,
other than the Interest Only Certificates, will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Pass-Through
Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

         Because the Pass-Through Rates on the Interest Only Certificates are
fixed, these rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to such Offered Certificates were to rise, the market value of such
Offered Certificates may decline.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date for distributions on the Offered
Certificates is [_______ __, 2036]. The scheduled final distribution date in each case is the distribution date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. In addition, the Depositor or its designee may, at its option, repurchase from the trust all of the mortgage loans on or after any distribution date on which the sum of aggregate unpaid principal balances of the mortgage loans. See "The Pooling and Servicing Agreement--Termination"
herein and "The Agreements--Termination; Retirement of the Securities" in the
prospectus.

WEIGHTED AVERAGE LIFE

         [Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor.] [Weighted average life of a class of
Offered Certificates refers to the amount of time that will elapse from the date of issuance of such class until each dollar of principal of the class will be repaid to the investor (i) through maturity with respect to each class of
Certificates other than the Mandatory Auction Certificates and (ii) by the
Mandatory Auction Distribution Date, with respect to each class of Mandatory
Auction Certificates.] The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Current Principal
Amount of such Certificate by the number of years from the date of issuance of such Certificate to the related distribution date, (b) adding the results and
(c) dividing the sum by the aggregate amount of the reductions in the Current
Principal Amount of such Certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in each Loan
Group. To assume a 25%

                                      S-62

CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

         The Certificates were structured assuming, among other things, a [__]%
CPR for the Certificates. The prepayment assumption to be used for pricing purposes for the respective Classes may vary as determined at the time of sale.
The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

         The tables following the next paragraph indicate the percentages of the initial principal amount of the indicated classes of Offered Certificates (other than the Interest Only Certificates and the Residual Certificates) that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated class of Offered
Certificates. The table is based on the following modeling assumptions (the
"Structuring Assumptions"):

         (1) the mortgage pool consists of [__] mortgage loans with the characteristics set forth in the table below,

         (2) the related mortgage loans prepay at the specified percentages of
CPR,

         (3) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

         (4) scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in __, ____, and are computed prior to giving effect to prepayments received on the last day of the prior month,

         (5) prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,

         (6) there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in __, ____,

         (7) scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after any interest only periods),

         (8) the levels of Six-Month LIBOR, One-Year LIBOR and One-Year U.S.
Treasury remain constant at [__]%,[__]% and [__]% per annum, respectively,

         (9) the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index
(as described in 8 above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

         (10) scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in (7) above,

                                      S-63

         (11) the initial principal amounts of the Certificates are as set forth on page S-[__] hereof,

         (12) distributions in respect of the Offered Certificates are received in cash on the 25th day of each month, commencing in __, ____,

         (13) the Offered Certificates are purchased on __, ____, [and]

         (14) neither the Depositor nor its designee exercises the option to repurchase the mortgage loans described under the caption "The Pooling and
Servicing Agreement--Termination[.][,]" [and]

         (15) [with respect to the Auction Certificates and the lines entitled
"Weighted Average Life in years (to Mandatory Auction Distribution Date)" in the decrement tables, the Mandatory Auction Certificates are sold on the Mandatory
Auction Distribution Date, the holders thereof receive the applicable Par Price and payment of the Par Price is treated as a reduction of the Principal Balance thereof to zero.]

                                      S-64

                            MORTGAGE LOAN ASSUMPTIONS

                                                                  CURRENT NET            REMAINING                   INITIAL
                                                   CURRENT         MORTGAGE               TERM TO         GROSS     PERIODIC
                               CURRENT            MORTGAGE           RATE               MATURITY (IN      MARGIN    RATE CAP
 LOAN NUMBER    GROUP        BALANCES($)           RATE (%)           (%)                 MONTHS)           (%)        (%)
-----------------------------------------------------------------------------------------------------------------------------

      1
      2
      3
      4
      5
      6
      7
      8
      9
     10
     11
     12
     13
     14
     15
     16
     17
     18
     19
     20
     21
     22
     23

----------
(1)      The servicing fee increases by [__]% per annum in the 60th period.
(2)      The servicing fee increases by [__]% per annum in the 60 th period.
(3)      The servicing fee increases by [__]% per annum in the 60 th period.
(4)      The servicing fee increases by [__]% per annum in the 59 th period.
(5)      The servicing fee increases by [__]% per annum in the 60 th period.
(6)      The servicing fee increases by [__]% per annum in the 60 th period.
(7)      The servicing fee increases by [__]% per annum in the 60 th period.
(8)      The servicing fee increases by [__]% per annum in the 59 th period.

                                      S-65

                                                                    NUMBER OF         RATE
               SUBSEQUENT    MAXIMUM LIFETIME   MINIMUM LIFETIME   MONTHS UNTIL    ADJUSTMENT   REMAINING INTEREST
              PERIODIC RATE   GROSS MORTGAGE     GROSS MORTGAGE     FIRST RATE    FREQUENCY (IN   ONLY TERM (IN
 LOAN NUMBER     CAP (%)         RATE (%)           RATE (%)        ADJUSTMENT       MONTHS)         MONTHS)            INDEX
----------------------------------------------------------------------------------------------------------------------------------

      1
      2
      3
      4
      5
      6
      7
      8
      9
     10
     11
     12
     13
     14
     15
     16
     17
     18
     19
     20
     21
     22
     23

         There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the table below. Any discrepancy may have an effect upon the percentages of the initial principal amounts outstanding (and the weighted average lives) of the classes of Offered
Certificates set forth in the table. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the table below, the classes of Offered
Certificates set forth below may mature earlier or later than indicated by the table below. Based on the foregoing Structuring Assumptions, the tables below indicate the weighted average life of each class of Offered Certificates (other than the Interest Only Certificates and Residual Certificates) and sets forth the percentage of the initial principal amounts of each such class that would be outstanding after each of the distribution dates shown, at specified percentages of CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) shown in the following table.
Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of CPR. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

                                      S-66

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGES

                                       CLASS I-A-1 CERTIFICATES                          CLASS II-A-1 CERTIFICATES
                               ------------------------------------------    ------------------------------------------------
                                 0%      10%     25%       40%      50%         0%        10%       25%       40%       50%
                               -------  ------ -------   ------   -------     ------    -------   ------   -------     ------

DISTRIBUTION DATE
-----------------
Initial Percentage...........    100%    100%    100%     100%     100%        100%       100%      100%     100%       100%
April 2007..................
April 2008..................
April 2009..................
April 2010..................
April 2011..................
April 2012..................
April 2013..................
April 2014..................
April 2015..................
April 2016..................
April 2017..................
April 2018..................
April 2019..................
April 2020..................
April 2021..................
April 2022..................
April 2023..................
April 2024..................
April 2025..................
April 2026..................
April 2027..................
April 2028..................
April 2029..................
April 2030..................
April 2031..................
April 2032..................
April 2033..................
April 2034..................
April 2035..................
April 2036..................
Weighted Average Life
in years (to Maturity)**

-------------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**)  The weighted average life of a certificate is determined by (i)
      multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

                                      S-67

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGES

                                       CLASS II-A-2 CERTIFICATES
                               -----------------------------------------
                                 0%      10%     25%       40%      50%
                               -----    -----   -----     -----    -----

DISTRIBUTION DATE
----------------------------
Initial Percentage..........     100%    100%    100%     100%      100%
April 2007..................
April 2008..................
April 2009..................
April 2010..................
April 2011..................
April 2012..................
April 2013..................
April 2014..................
April 2015..................
April 2016..................
April 2017..................
April 2018..................
April 2019..................
April 2020..................
April 2021..................
April 2022..................
April 2023..................
April 2024..................
April 2025..................
April 2026..................
April 2027..................
April 2028..................
April 2029..................
April 2030..................
April 2031..................
April 2032..................
April 2033..................
April 2034..................
April 2035..................
April 2036..................
Weighted Average Life
in years (to Maturity)**

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**)  The weighted average life of a certificate is determined by (i)
      multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

                                      S-68

             PERCENT OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGES

                                           CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS B-5
                                                                  CERTIFICATES
                                         ------------------------------------------------------------
                                           0%            10%          25%         40%            50%
                                         -----          -----        -----       -----          -----

         DISTRIBUTION DATE
         ----------------------------
         Initial Percentage..........     100%           100%         100%        100%           100%
         April 2007..................
         April 2008..................
         April 2009..................
         April 2010..................
         April 2011..................
         April 2012..................
         April 2013..................
         April 2014..................
         April 2015..................
         April 2016..................
         April 2017..................
         April 2018..................
         April 2019..................
         April 2020..................
         April 2021..................
         April 2022..................
         April 2023..................
         April 2024..................
         April 2025..................
         April 2026..................
         April 2027..................
         April 2028..................
         April 2029..................
         April 2030..................
         April 2031..................
         April 2032..................
         April 2033..................
         April 2034..................
         April 2035..................
         April 2036..................
         Weighted Average Life
         in years (to Maturity)**

-----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**)  The weighted average life of a certificate is determined by (i)
      multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

                                      S-69

YIELD SENSITIVITY OF THE INTEREST ONLY CERTIFICATES

         The yield to maturity on the Interest Only Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Group II mortgage loans, which rate may fluctuate significantly over time, because the Notional Amount of the
Interest Only Certificates is equal to the Current Principal Amount of the Class
II-A-2 Certificates. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in Loan
Group II could result in the failure of such investors to fully recover their investments, in particular because all principal prepayments in Loan Group II during the first seven years after the Cut-off Date (subject to limited exceptions) will be allocated to the Group II Senior Certificates (other than the Interest Only Certificates).

         The following table indicates the sensitivity of the pre-tax yield to maturity on the Interest Only Certificates to various constant rates of prepayment on the related mortgage loans by projecting the monthly aggregate payments on the Offered Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the
Structuring Assumptions including the assumptions regarding the characteristics and performance of such mortgage loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase prices set forth below. Any differences between such assumptions and the actual characteristics and performance of the mortgage loans and of such offered certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

        PRE-TAX YIELD TO MATURITY OF THE CLASS II-X CERTIFICATES AT THE
                            FOLLOWING CPR PERCENTAGES

ASSUMED PURCHASE PRICE         0%       10%        25%         40%         50%
------------------------     -----     -----      -----       -----       -----

         Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class Interest Only Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest
Only Certificates, and thus do not reflect the return on any investment in the
Interest Only Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturities on the
Interest Only Certificates are likely to differ from those shown in the table above, even if the Prepayment Assumption equals the percentages of CPR indicated
in the table above over any given time period or over the entire life of the
Interest Only Certificates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Interest Only Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster

                                      S-70

principal distributions than indicated in the preceding table at the various percentages of the CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

         For additional considerations relating to the yield on the offered certificates, see "Yield and Prepayment Considerations" in the Prospectus.

[YIELD SENSITIVITY OF THE MANDATORY AUCTION CERTIFICATES

         On the Mandatory Auction Distribution Date, the Auction Administrator
will auction the Mandatory Auction Certificates to third-party investors.
Proceeds from the auction will be used to pay the holders of the Mandatory
Auction Certificates the Par Price. The Auction Administrator has entered into a
Market Value Swap with the Swap Counterparty to cover any shortfall in the auction proceeds.

         The Swap Counterparty's obligations under the market value swap will be guaranteed by BSC. If the Swap Counterparty defaults under the market value swap and its obligations are not honored by BSC as required under BSC's guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor swap counterparty is found, the mandatory auction will not occur, and the holders of the Mandatory
Auction Certificates will continue to hold their certificates after the mandatory auction date, unless they choose to sell them in the secondary market.
Investors in the Mandatory Auction Certificates should fully consider the risk that a default by the Swap Counterparty under the Market Value Swap and BSC under its guarantee may result in an investor's inability to sell the Mandatory
Auction Certificates at the Par Price and such investors may incur a loss.

         Additionally, the Mandatory Auction Date is on or about the date that the interest rates on the mortgage loans will begin to adjust. Prior to the
Mandatory Auction Date, all of the mortgage loans will bear interest at a fixed rate. After the Mandatory Auction Date, the interest rates on the mortgage loans will adjust annually based on One-Year U.S. Treasury, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related mortgage note. The Class Mandatory Auction Certificates bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the mortgage loans. As a result, if the Mandatory Auction Certificates are not purchased on the Mandatory Auction Distribution Date, investors' yields on future distributions dates will be sensitive to fluctuations in One-Year U.S.
Treasury, the index on which the mortgage interest rates are based.]

YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

         If the Current Principal Amounts of the Class B-8, Class B-7, Class
B-6, Class B-5, Class B-4, Class B-3 and Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof)
that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-1 Certificates. If the Current
Principal Amounts of the Class B-8, Class B-7, Class B-6, Class B-5, Class B-4
and Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-2 Certificates. If the Current Principal Amounts of the Class B-8,
Class B-7, Class B-6, Class B-5 and Class B-4 Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-3 Certificates. If the Current Principal
Amounts of the Class B-8, Class B-7, Class B-6 and Class B-5 Certificates have been reduced to zero, the yield to maturity on the Class B-4 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing

                                      S-71

thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-4 Certificates. If the
Current Principal Amounts of the Class B-8, Class B-7, Class B-6 Certificates
have been reduced to zero, the yield to maturity on the Class B-5 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-5 Certificates. The initial undivided interest in each Loan Group evidenced by the Class B-1, Class
B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8
Certificates, in the aggregate, is approximately [__]%. The initial undivided interest in each Loan Group evidenced by the Class B-6, Class B-7 and Class B-8
Certificates, in the aggregate, is approximately [__]%. Investors in the
Subordinate Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Certificates, see "Yield Considerations" and "Maturity and
Prepayment Considerations" in the prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The certificateholders' after-tax rate of return on their Residual
Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of
Residual Certificates will have tax liabilities with respect to their Residual
Certificates during the early years of the related REMIC's term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

         Holders of Residual Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to these holders in connection with the transfer of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" in
this prospectus supplement and in the prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the pooling and servicing agreement (the "Agreement"), a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the
Certificates containing a copy of the Agreement as executed will be filed by the
Depositor with the Securities and Exchange Commission after the initial issuance of the Certificates. The trust fund created under the Agreement will consist of
(1) all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date, (2) any mortgaged properties

                                      S-72

acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the
Agreement, (4) the rights of the Depositor under the Mortgage Loan Purchase
Agreement among the Depositor and the Sponsor, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the
Master Servicer Collection Account and the Distribution Account, (6) the rights with respect to the Servicing Agreements, to the extent assigned to the Trustee and (7) any proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at office of the Certificate Registrar, located at Sixth Street and
Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust
Operations, Structured Asset Mortgage Investments II Inc., Mortgage Pass-Through
Certificates, Series _______-____. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset
Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

ASSIGNMENT OF THE MORTGAGE LOANS

         At the time of issuance of the Certificates, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to be sold to the trust.
The mortgage loans in each of the Loan Groups will be identified in a schedule appearing as an exhibit to the Agreement with each Loan Group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the Cut-off Date, as well as information including, among other things, the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the Loan-to-Value Ratio.

REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement, pursuant to which the
Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the
Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

         (1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

         (2) Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban
Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

         (3) Immediately prior to the sale of the mortgage loans pursuant to the
Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and

                                      S-73

mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics' lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the
Mortgage Loan Purchase Agreement;

         (4) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the
Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged
Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

         (5) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

         (6) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (7) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the
Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the
Mortgage Loan. The Sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

         (8) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

         (9) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged
Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders; and

         (10) At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to
Fannie Mae or FHLMC.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor, the
Securities Administrator or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide

                                      S-74

the Trustee with a substitute mortgage loan (if within two years of the Closing
Date) or (iii) purchase the related mortgage loan at the applicable Repurchase
Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

THE TRUSTEE

         U.S. Bank National Association, a national banking association, will be the Trustee under the Agreement. The Depositor and the Master Servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee's corporate trust office is located at
U.S. Bank Corporate Trust Services, One Federal Street, 3rd Floor, Boston,
Massachusetts 02110, Attention: Corporate Trust Services/Structured Asset
Mortgage Investments II Inc., Mortgage Pass-Through Certificates, Series ___-___
or at such other address as the trustee may designate from time to time.

         [Describe the extent of U.S. Bank National Association's prior experience serving as a trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

         The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including:

1.       Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and
         Servicing Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the
         Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the
         Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing
         Agreement.

2.       On each Distribution Date, the Paying Agent shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in the Pooling Servicing
         Agreement based solely on the report of the Trustee.

3.       Except for those actions that the Trustee is required to take under the
         Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the
         Pooling and Servicing Agreement.

         If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the
Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include:

1.       Execute and deliver, on behalf of the Master Servicer as
         attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the
         Mortgage Loans and related documents, or otherwise.

                                      S-75

2.       The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master
         Servicer by the terms and provisions of the Pooling and Servicing
         Agreement.

3.       Upon any termination or appointment of a successor to the Master
         Servicer, the Trustee shall give prompt written notice thereof to
         Certificateholders at their respective addresses appearing in the
         Certificate Register and to the Rating Agencies.

         FOR FURTHER DISCUSSION OF THE DUTIES OF THE TRUSTEE, PLEASE SEE "THE
AGREEMENTS--DUTIES OF THE TRUSTEE" IN THE PROSPECTUS.

         The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of the Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency
(except to the extent that the Trustee is obligor and has defaulted thereon). In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the Trustee shall not be responsible for the acts or omissions of the other transaction parties, it being understood that the Pooling and Servicing Agreement shall not be construed to render them partners, joint venturers or agents of one another. None of the foregoing shall be construed, however, to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

         The fee of the Trustee will be payable by the Master Servicer. The
Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to recover from the Master Servicer
Collection Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Trustee, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         FOR A DISCUSSION OF THE DUTIES OF THE TRUSTEE, PLEASE SEE "THE
AGREEMENTS--RESIGNATION AND REMOVAL OF THE TRUSTEE" IN THE PROSPECTUS.

THE SECURITIES ADMINISTRATOR

         Wells Fargo Bank, N.A., a national banking association, will act as
Securities Administrator for so long as it is also the Master Servicer. The
Securities Administrator's office for notices under the Agreement is located at
9062 Old Annapolis Road, Columbia, Maryland 21045.

         The Agreement will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Master Servicer Collection Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the
Securities Administrator, in connection with any Event of Default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Securities Administrator in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense,

                                      S-76

disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

THE PAYING AGENT AND CERTIFICATE REGISTRAR

         Wells Fargo Bank, National Association, in its capacity as Securities
Administrator, will act as the initial Paying Agent and Certificate Registrar under the Agreement for so long as it is also the Master Servicer. Each of the
Paying Agent and Certificate Registrar may resign upon thirty (30) days' prior written notice to the Trustee; provided that no such resignation will be effective until acceptance of the appointment of a successor paying agent or certificate registrar. In the event the Paying Agent and/or the Certificate
Registrar resigns or is removed by the trustee for cause, the Trustee may appoint a successor paying agent or certificate registrar, as applicable. The
Trustee will cause such successor paying agent, if other then the Trustee, the
Master Servicer or the Securities Administrator, to execute and deliver to the
Trustee an instrument in which such paying agent will agree with the Trustee that such paying agent will hold all sums held by it for the payment to related certificateholders in trust for the benefit of the related certificateholders entitled thereto until such sums have been paid to the related certificateholders.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer will be entitled to compensation for its activities under the Agreement. With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) 0.375% and
(b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.
The Agreement also will provide that the Master Servicer will be entitled to reimbursement from the Master Servicer Collection Account for advances and certain expenses. Each of the Servicers will be entitled to receive a fee as compensation for its activities under the related Servicing Agreement equal to the applicable servicing fee rate, set forth below, multiplied by the Scheduled
Principal Balance of each mortgage loan, serviced by such Servicer, as of the
Due Date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be (i) [__]% per annum with respect to the mortgage loans serviced by Countrywide Servicing with an initial fixed-rate period of three years; (ii) [__]% per annum, increasing to
[__]% per annum on the first adjustment date, with respect to the mortgage loans serviced by Countrywide Servicing with an initial fixed-rate period of five years; (iii) [__]% per annum with respect to the mortgage loans serviced by EMC.

         In addition to the primary compensation described above, the applicable
Servicer may be entitled to retain all prepayment charges and penalties, if any, assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the related Servicing Agreement.

         The applicable Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Servicers will take such action as they deem to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Servicing Agreements, the Servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each Servicer employs and exercises in servicing and administering mortgage loans for its own account and

                                      S-77

which are in accordance with accepted mortgage servicing practices of prudent lending institutions. In addition, Countrywide Servicing may be entitled to retain additional amounts in connection with the management and liquidation of a
REO Property related to the mortgage loans serviced by such Servicer as provided in the related Servicing Agreement.

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         Subject to the conditions set forth in the Agreement, the Sponsor may, at its option, purchase from the trust any mortgage loan which has become delinquent in payment by 90 days or more or which is an REO Property. That purchase shall be at a purchase price equal to the Repurchase Price.

THE PROTECTED ACCOUNTS

         The Servicers will establish and maintain one or more accounts, referred to herein as the Protected Accounts, into which they will deposit daily all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds
(less amounts reimbursable to the applicable Servicer out of Liquidation
Proceeds in accordance with the applicable Servicing Agreement), the Repurchase
Price for any mortgage loans repurchased, and advances made from the Servicer's own funds (less the servicing fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the Servicing
Agreements.

         On the date specified in the related Servicing Agreement, the related
Servicer will withdraw or cause to be withdrawn from the applicable Protected
Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account the Available Funds for
such distribution date.

THE MASTER SERVICER COLLECTION ACCOUNT

         The Master Servicer shall establish and maintain in the name of the
Trustee, for the benefit of the Certificateholders, an account, referred to herein as the Master Servicer Collection Account, into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Agreement). The Master Servicer Collection Account
and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies.

THE DISTRIBUTION ACCOUNT

         The Paying Agent shall establish and maintain in the name of the Paying
Agent, for the benefit of the Certificateholders, an account, referred to herein as the Distribution Account, into which on the business day prior to each distribution date, all Available Funds in the Master Servicer Collection Account
for such Distribution Date will be transferred by the Master Servicer. All amounts deposited to the Distribution Account shall be held in the name of the
Paying Agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Paying
Agent, in such permitted investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a

                                      S-78

permitted investment (as specified in the Agreement). The Master Servicer will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

         On each distribution date, the Paying Agent shall pay the
certificateholders in accordance with the provisions set forth under
"Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

VOTING RIGHTS

         Voting rights of the trust in general will be allocated among the classes of certificates based upon their respective Current Principal Amounts;
provided that voting rights equal to [__]% and [__]% of the total amount will be allocated to each Class of Interest Only Certificates and Residual Certificates,
respectively.

TERMINATION

         The obligations of the Trustee, the Master Servicer and the Securities
Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii)
the repurchase by or at the direction of the Depositor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

         On any distribution date on which the sum of the aggregate Scheduled
Principal Balance of the mortgage loans [and the Remaining Pre-Funded Amount] is less than 10% of the sum of the aggregate Stated Principal Balance of the mortgage loans [and the Pre-Funded Amount] as of the Cut-off Date, the Depositor
or its designee may repurchase from the trust all mortgage loans remaining outstanding in such Loan Group and any REO Property remaining in the trust at a purchase price equal to the sum of (a) the unpaid principal balance of the mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any REO
Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the mortgage loans prior to the exercise of such repurchase and (d) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable in accordance with the terms of the Agreement. Any such repurchase will result in the retirement of all of the Certificates.

         The right of the Depositor or its designee to repurchase all the assets of the Trust Fund is conditioned upon (i) such purchase occurring after the
Distribution Date on which the sum of the aggregate Scheduled Balance of the
Mortgage Loans is less than 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date or (ii) if the Depositor, based upon an Opinion of Counsel addressed to the Depositor, the Trustee and the Securities
Administrator, has determined that the REMIC status of REMIC I, REMIC II or
REMIC III has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, in the case of (i) or (ii) above, the Depositor may elect to terminate REMIC I, REMIC
II and

                                      S-79

REMIC III at any time, and upon such election, the Depositor or its designee, shall repurchase all the assets of the Trust Fund.

         The Paying Agent shall give notice of any termination to the
Certificateholders, with a copy to the Master Servicer, the Securities
Administrator and the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the
Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the
Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified.

         If the option of the Depositor to repurchase or cause the repurchase of all the assets in the Trust Fund is exercised, the Depositor and/or its designee shall deliver to the Paying Agent for deposit in the Distribution Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the Termination Purchase Price. Upon presentation and surrender of the
Certificates by the Certificateholders, the Paying Agent shall distribute to such Certificateholders as directed by the Securities Administrator in writing an amount determined as follows: with respect to each Certificate (other than the Interest Only Certificates and the Class R Certificates), the outstanding
Current Principal Amount, plus with respect to each Certificate (other than the
Class R Certificates), one month's interest thereon at the applicable
Pass-Through Rate; and with respect to the Class R Certificates, the percentage interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Certificates in such Certificate Group (other than the Class
R Certificates). If the proceeds with respect to the Mortgage Loans of a Loan
Group are not sufficient to pay all of the Senior Certificates of the related
Certificate Group in full, any such deficiency shall be allocated first, to the
Subordinate Certificates, in inverse order of their numerical designation and then to the Senior Certificates of the related Certificate Group on a pro rata basis. Upon deposit of the Termination Purchase Price and following such final
Distribution Date, the Trustee shall release promptly to the Depositor and/or its designee the Mortgage Files for the remaining Mortgage Loans, and the
Accounts with respect thereto shall terminate, subject to the Paying Agent's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions. Any other amounts remaining in the
Accounts will belong to the Depositor.

         If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Paying Agent may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining
Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

         If the option of the Depositor to repurchase all of the Mortgage Loans is exercised, the Trust Fund and each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel addressed to the Trustee to the effect that the failure of the Trust to comply with the requirements of this pooling and servicing agreement will not (i) result in the imposition of taxes on
"prohibited transactions" as defined in Section 860F of the Code on any REMIC or
(ii) cause any REMIC to fail to qualify as a REMIC at any time that any Regular
Certificates are outstanding:

                                      S-80

         (i) within 90 days prior to the final Distribution Date, at the written direction of the Depositor, the Trustee, as agent for the respective Tax Matters
Persons, shall adopt a plan of complete liquidation of each REMIC in the case of a termination, provided to it by the Depositor, which meets the requirements of a "qualified liquidation" under Section 860F of the Code and any regulations thereunder;

         (ii) the Depositor shall notify the Trustee at the commencement of such
90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof;
and

         (iii) at or after the time of adoption of such a plan of complete liquidation of each REMIC, and at or prior to the final Distribution Date relating thereto, the Trustee shall sell for cash all of the assets of the Trust to or at the direction of the Depositor, and each REMIC shall terminate at such time.

         By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the related
REMIC upon the written request of the Depositor, and to take such action in connection therewith as may be reasonably requested by the Depositor and (ii)
appoint the Depositor as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The
Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of each REMIC. Upon complete liquidation or final distribution of all of the assets of the Trust Fund, the Trust Fund and each
REMIC shall terminate.

         The trust may also be terminated and the Certificates retired on any distribution date upon the Depositor's determination, based upon an opinion of counsel, that the status of the Trust Fund as one or more REMIC's has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the persons named in the Agreement or (ii) the assumed final distribution date in [____ 20__]. See "The Agreements-- Termination; Retirement
of Securities" in the prospectus.

         The Master Servicer shall not be liable for any acts or omissions of any Servicers except as otherwise expressly provided in the transaction documents. The Master Servicer, for the benefit of the Trustee and the
Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or to cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master
Servicer; provided, however, it is understood and acknowledged by the transaction parties that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The
Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

         To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including,

                                      S-81

without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the
Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer's collection account.

         Transfer of Master Servicing

         The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under the transaction documents and the Company may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac (such qualification to be obtained after approval by the respective agency pursuant to
Chapter I or Chapter 4 of Fannie Mae's or Freddie Mac's servicing guides, respectively); (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c)
shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the transaction documents, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the
Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master
Servicer and the Trustee; (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer's certificate and an opinion of independent counsel addressed to the Trustee, each stating that all conditions precedent to such action under the transaction documents have been completed and such action is permitted by and complies with the terms of the transaction documents; and (iv) in the event the Master Servicer is terminated without cause by the Company, the Company shall pay the terminated Master
Servicer a termination fee equal to [__]% of the aggregate Scheduled Principal
Balance of the Mortgage Loans at the time the master servicing of the Mortgage
Loans is transferred to the successor Master Servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Elections will be made to treat the trust fund as three separate REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates,
Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the
Agreement, for federal income tax purposes, the trust fund will consist of three separate REMICs, and each REMIC elected by the trust fund will qualify as a
REMIC under Sections 860A through 860G of the Code.

                                      S-82

         For federal income tax purposes (i) the Class R-I, Class R-II and Class
R-III Certificates will represent the sole classes of "residual interests" in the related REMIC elected by the trust fund and (ii) the Offered Certificates
(other than the Class R Certificates) will represent the "regular interests" in, and which generally will be treated as debt instruments of, a REMIC, and in the case of Mandatory Auction Certificates, an ownership interest in the Market
Value Swap. See "Federal Income Tax Consequences--REMICS--Classification of
REMICS" in the prospectus.

         For federal income tax reporting purposes, based on expected issue prices, it is anticipated that the Class II-X, Class B-3, Class B-4 and Class
B-5 Certificates will, and all other classes of Offered Certificates (excluding the Class R Certificates) will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at 25% of the CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax
Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount" in the prospectus.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the
Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the
OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Offered Certificates, the IRS could assert that the Offered Certificates should be treated as issued with, or with a different amount of, original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         If the method of computing original issue discount described in the prospectus results in a negative amount for any period with respect to any holders of Offered Certificates, in particular, the holders of the Interest Only
Certificates, the amount of original issue discount allocable to such period would be zero, and such certificateholders will be permitted to offset such amounts only against future original issue discount (if any) from such
Certificates. Although uncertain, a certificateholder may be permitted to deduct a loss to the extent that his or her remaining basis in such Certificates exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered
Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of Offered
Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

         Some classes of Offered Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of
REMIC Regular Certificates--Premium" in the prospectus.

                                      S-83

         Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest. Holders of the
Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Offered Certificates. Treasury regulations have been promulgated under section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.
Therefore, holders of such Offered Certificates will be unable to use the integration method provided for under such regulations with respect to such
Offered Certificates.

         It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any such REMIC, such tax will be borne (1) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (2) by the Securities Administrator, if the Securities
Administrator has breached its obligations with respect to REMIC compliance under the Agreement and (3) otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the Offered
Certificates. See "Federal Income Tax Consequences--REMICS--Prohibited
Transactions and Other Possible REMIC Taxes" in the prospectus.

         [This paragraph applies to each Offered Certificate other than the
Mandatory Auction Certificates and the portion of each Mandatory Auction
Certificate exclusive of any interest in the Market Value Swap. The Offered
Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund would be so treated. In addition, to the extent an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that Certificate would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code.]

         The responsibility for filing annual federal information returns and other reports will be borne by the Securities Administrator. See "Federal Income
Tax Consequences--REMICS--Reporting and Other Administrative Matters" in the
prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICS" in the prospectus.

[SPECIAL RULES APPLICABLE TO MANDATORY AUCTION CERTIFICATES

         Each holder of a Mandatory Auction Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the Market Value Swap. To the extent Auction Proceeds are less than the Par
Price, a holder of a Mandatory Auction Certificate will be entitled to receive payments under the Market Value Swap, as more fully described above under
"Description of the Certificates--Mandatory Auction." Alternatively, to the
extent Auction Proceeds exceed the Par Price, the amount of such excess that is payable to the Swap Counterparty, as more fully described above under
"Description of the Certificates--Mandatory Auction," should be deemed first as having been received by the holder of the related Mandatory Auction Certificate as part of the Auction Proceeds payable to such holder and then as having been paid by such holder to the Swap Counterparty under the Market Value Swap. The treatment of amounts received and deemed paid by a Mandatory Auction
Certificateholder under the Market Value Swap will depend on the portion, if any, of the Mandatory

                                      S-84

Auction Certificateholder's purchase price allocable thereto. Under treasury regulations pertaining to REMICs, each holder of a Mandatory Auction Certificate must allocate its purchase price for that Certificate between its undivided interest in the corresponding REMIC regular interest and its undivided interest in the Market Value Swap in accordance with the relative fair market values of each property right. The OID Regulations provide that the trust's allocation of the issue price of a Mandatory Auction Certificate is binding on all such holders unless the holder explicitly discloses on its tax return that its allocation is different than the trust's allocation. For tax reporting purposes, the trust intends to take the position that no significant consideration will be paid for the Market Value Swap and that the purchase price allocable to the interest of a holder of a Mandatory Auction Certificate in the corresponding
REMIC regular interest is equal to the purchase price of such Mandatory Auction
Certificate. The IRS could disagree, and if its position were upheld, the holders of the Mandatory Auction Certificates could have income from original issue discount in addition to the stated interest on their Certificates or small offsets of premium against that stated interest.

         The interest of a holder of a Mandatory Auction Certificate in the corresponding REMIC regular interest and the Market Value Swap should be treated as a straddle under Section 1092 of the Code. Treatment as a straddle requires any gain or loss realized upon the sale or exchange of any such Certificate
(including any gain or loss realized in connection with the mandatory transfer of such Certificate to a third-party investor on the Mandatory Auction
Distribution Date) to be treated as a short-term gain or loss regardless of how long such Certificate is held. A holder of a Mandatory Auction Certificate should be able to offset any such gain or loss with amounts received or deemed paid (as discussed above), as applicable, by such holder under the Market Value
Swap. Treatment as a straddle also generally requires the holder to capitalize, rather than deduct, any interest and carrying charges allocable to the
Certificate to the extent those charges exceed the ordinary income from the
Certificate includible for the taxable year. In addition, the Mandatory Auction
Certificates may have to be treated as part of a conversion transaction, in which case gain on sale will be treated as ordinary income to the extent the holder's yield from the investment is less than 120% of the applicable federal rate. In contrast, under the rule generally applicable to REMIC regular interests, gain on sale is treated as ordinary income to the extent the holder's yield from the REMIC regular interest is less than 110% of the applicable federal rate.

         The correct treatment of the Mandatory Auction Certificates is unclear.
The IRS might assert that the Mandatory Auction Certificates represent the debt of, or other interest in, the Swap Counterparty. If such a position were upheld, it could affect the timing and character of the income on the Mandatory Auction
Certificates, and such Certificates would not be treated as qualifying assets for purposes of Sections 856(c)(4)(A), 7701(a)(19)(C) and 860G(a)(3) of the
Code.

         Holders of the Mandatory Auction Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income, gain, deduction and loss resulting from the ownership of their Certificates.]

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The IRS has issued REMIC regulations under the provisions of the Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The Agreement includes special provisions regarding the transfer of Residual Certificates, including:

         o        the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

                                      S-85

                  o        is not a disqualified organization;

                  o        is not acquiring the Residual Certificate on behalf
                           of a disqualified organization; and

                  o        will maintain that status and will obtain a similar
                           affidavit from any person to whom the transferee
                           shall subsequently transfer a Residual Certificate;
                           and

         o        a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void.

In addition, under the Agreement, the Residual Certificates may not be transferred to non-United States persons.

         The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual
Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the Agreement that are intended to reduce the possibility of any transfer of a
Residual Certificate being disregarded to the extent that the Residual
Certificates constitute noneconomic residual interests.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that, in order to qualify as a safe harbor transfer of a residual interest, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same safe harbor provision.
Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Federal Income
Tax Consequences --REMICS--Taxation of Owners of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

         The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each
REMIC that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the respective REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMICs' terms as a result of their ownership of the
Residual Certificates. In addition, the required inclusion of this amount of taxable income during

                                      S-86

the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale"
rules of Section 1091 of the Code, may cause the Residual Certificateholders'
after-tax rate of return to be zero or negative even if the Residual
Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

         An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See
"Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the
prospectus.

         Potential investors in Residual Certificates should also be aware that under the terms of the Agreement, the holders of the largest percentage interest in the Residual Certificates shall, by their acceptance of such Certificates, agree to irrevocably appoint the Securities Administrator as their agent to perform all of the duties of the tax matters person for the related REMIC.

         Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the
Residual Certificates.

         For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Yield on the
Certificates--Additional Yield Considerations Applicable Solely to the Residual
Certificates" in this prospectus supplement and "Federal Income Tax
Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates" in the
prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell, and the Underwriter has agreed to purchase the Offered Certificates. The Underwriter is obligated to purchase all
Offered Certificates of the respective classes offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the Depositor and the Sponsor.

         Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered
Certificates, before deducting expenses payable by the Depositor, will be approximately [__]% of the aggregate initial Current Principal Amount of the
Offered Certificates, plus accrued interest on the Offered Certificates, but before deducting expenses payable by the Depositor in connection Offered
Certificates which are estimated to be $[__]. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Book-Entry Certificates will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System
and that delivery of

                                      S-87

each other class of Offered Certificates and the Residual Certificates will be made at the offices of the Underwriter, in each case, on or about the Closing
Date.

         The underwriting agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the
Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

         There can be no assurance that a secondary market for the Offered
Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered
Certificates will be the monthly statements discussed in the prospectus under
"Description of the Securities--Reports to Securityholders", which will include information as to the Current Principal Amount or Notional Amount of the Offered
Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered
Certificates will be available through any other source. In addition, the
Depositor is not aware of any source through which price information about the
Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York,
New York.

                                      S-88

                                    [EXPERTS]

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing.
The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance
Corporation's methods of accounting for variable interest entities and stock-based compensation.

                                LEGAL PROCEEDINGS

         EMC has received a civil investigative demand (CID), from the Federal
Trade Commission (FTC), seeking documents and data relating to EMC's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. EMC is cooperating with the FTC's inquiry.

         [There are no other material legal proceedings pending against the
Sponsor, the Depositor, the Trustee, The Issuing Entity, the Master Servicer,
[any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20%
concentration Originator], the Securities Administrator or the Custodians, or
with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No other legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the
Certificateholders.]

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         EMC Mortgage Corporation, the Sponsor, is an affiliate of the Depositor and the Underwriter. [There are no other affiliations between the Sponsor, the
Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated
Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10%
concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are no
affiliations among the Master Servicer, [any affiliated Servicer, any 20%
concentration unaffiliated Servicer], the Trustee, [any 10% concentration
Originator], [any credit enhancement provider or derivatives counterparty], the
Securities Administrator or the Custodians. Notwithstanding the affiliation of the Sponsor to the Depositor and Underwriter, there are currently no business relationships, agreements, arrangements, transactions or understandings between
(a) the Sponsor, the Depositor or the Issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

                                      S-89

                                     RATINGS

         It is a condition to the issuance of each class of Offered Certificates that it receives at least the ratings set forth below from S&P and Moody's.

                                               Rating
                                      ------------------------
              Class                    S&P             Moody's
              -----                   -----            -------
              Class I-A-1             [__]              [__]
              Class II-A-1            [__]              [__]
              Class II-A-2            [__]              [__]
              Class II-X              [__]              [__]
              Class R-I               [__]              [__]
              Class R-II              [__]              [__]
              Class R-III             [__]              [__]
              Class B-1               [__]              [__]
              Class B-2               [__]              [__]
              Class B-3               [__]              [__]
              Class B-4               [__]              [__]
              Class B-5               [__]              [__]

         The ratings of S&P and Moody's assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Offered Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the Residual Certificates do not address the likelihood of receipt by the holders of the Residual Certificates of any amounts in excess of their initial principal amount thereof and interest thereon and the ratings on the Interest Only Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investment.

         [The ratings of Moody's and S&P also do not address whether a class of
Mandatory Auction Certificates will receive its Par Price on any Mandatory
Auction Distribution Date.]

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

         The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the
Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the
Offered Certificates as stated above.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies' particular surveillance policies, unless the

                                      S-90

issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered
Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

         The Senior Certificates and Class B-1 Certificates will constitute
"mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency and, as such, will be legal investments for entities to the extent provided in SMMEA.
SMMEA, however, provides for state limitation on the authority of these entities to invest in "mortgage related securities" provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class B-2,
Class B-3, Class B-4 and Class B-5 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council,
the Federal Deposit Insurance Corporation, the Office of the Comptroller of the
Currency, the Board of Governors of the Federal Reserve System, the Office of
Thrift Supervision, or OTS, and the National Credit Union Administration, or
NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

         For example, on April 23, 1998, the Federal Financial Institutions
Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998
Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the
NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the Policy Statement.
Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

                                      S-91

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the
OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities.
The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities."
With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and
(iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB
13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any
"significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre-purchase price sensitivity analysis of any "complex security"
or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         The Depositor makes no representations as to the proper
characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions.
These uncertainties may adversely affect the liquidity of any class of Offered
Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered
Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.

                                      S-92

                              ERISA CONSIDERATIONS

         A fiduciary of any Plan and any person investing Plan Assets of any
Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under
ERISA or Section 4975 of the Code.

         The U.S. Department of Labor has issued an Exemption, as described under "ERISA Considerations" in the prospectus, to the Underwriter. The
Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section
502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least "BBB-" (or its equivalent) by the
Exemption Rating Agencies (as defined in the prospectus) at the time of purchase and underwritten by the Underwriter, such as the Offered Certificates, and the servicing and operation of asset pools, such as the mortgage pool, provided that the conditions of the Exemption are satisfied. The purchase of the Offered
Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect.
However, the Exemption contains a number of conditions which must be met for the
Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in
Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be "BBB-" or higher at the time of purchase.

         Each beneficial owner of an Offered Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i)
it is not a Plan or investing with "Plan assets", (ii) it has acquired and is holding such Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's or Moody's, and the
Certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an
"insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         Because the exemptive relief afforded by the Exemption or any similar exemption that may be available will not likely apply to the purchase, sale or holding of the Residual Certificates, no Residual Certificate or any interest therein may be acquired or held by any Plan, any Trustee or other person acting on behalf of any Plan, or any other person using plan assets to effect such acquisition or holding -- a plan investor -- unless the transferee provides the
Certificate Registrar with an opinion of counsel for the benefit of the
Depositor, the Master Servicer and the Securities Administrator, on which they may rely, satisfactory to the Certificate Registrar, which opinion will not be at the expense of the Certificate Registrar, that the purchase of the Residual
Certificates by or on behalf of the plan investor is permissible under applicable law, will not result in a non-exempt prohibited transaction under
ERISA or Code Section 4975 and will not subject the Sponsor, the Master
Servicer, the Securities Administrator, any Servicer or the Trustee to any
obligation in addition to those undertaken in the Agreement. Each beneficial owner of a Residual Certificate or any interest therein, unless it has provided the above opinion of counsel, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor.

                                      S-93

         Any fiduciary or other investor of "Plan Assets" that proposes to acquire or hold the Offered Certificates on behalf of or with "Plan Assets" of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA
Considerations" in the Prospectus.

         The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities
Administrator, the Master Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for
Plans generally or any particular Plan.

[ERISA CONSIDERATIONS WITH RESPECT TO THE MARKET VALUE SWAP

         The swap feature related to the Mandatory Auction Certificates under the Market Swap Agreement will not likely be eligible for the exemptive relief available under the Exemption. The transactions under the Market Value Swap are likely to be characterized under ERISA and Section 4975 of the Code as prohibited transactions between the owner of a Mandatory Auction Certificate and the Swap Counterparty, the party who has the contractual obligation to pay to the Auction Administrator the excess, if any, of the Par Price over the Auction
Proceeds for the Mandatory Auction Certificates, and the contractual right to receive the excess, if any, of the Auction Proceeds over the Par Price for the
Mandatory Auction Certificates. Therefore, the purchase of a Mandatory Auction
Certificate before the Mandatory Auction Distribution Date by a Plan under certain circumstances could be characterized as, or result in, a prohibited transaction under ERISA and Section 4975 of the Code between a Plan which holds the Mandatory Auction Certificate and the Swap Counterparty (if it is a "party in interest" with respect to the Plan, as defined in the prospectus), unless an exemption is available.

         Accordingly, no Plan or other person using Plan Assets may acquire or hold a Mandatory Auction Certificate before the distribution date immediately following the Mandatory Auction Date unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited
Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or
96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning these issues. Each beneficial owner of a Mandatory Auction Certificate, or any interest therein, who acquires a Mandatory Auction Certificate prior to the Mandatory Auction Distribution Date shall be deemed to have represented, by virtue of its acquisition or holding of that certificate, or interest therein, that either (i) it is not a Plan or person using Plan Assets or (ii) the acquisition and holding of that certificate are eligible for the exemptive relief available under one of the five Prohibited
Transaction Class Exemptions described immediately above.

         If any Mandatory Auction Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the
Seller, the Depositor, the Trustee, the Master Servicer, the Securities
Administrator, the Underwriters and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

                                      S-94

         The sale of any Certificates to a Plan is in no respect a
representation by the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.]

                                      S-95

                                    GLOSSARY

ACCRUED CERTIFICATE INTEREST -- With respect to the Certificates of any class on any distribution date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the
Current Principal Amount, or in the case of the Interest Only Certificates, the
Notional Amount, of such Certificate immediately prior to such distribution date, less (1) in the case a Senior Certificate, such Certificate's share of (a)
Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the
Master Servicer, (b) interest shortfalls on the mortgage loans in the related
Loan Group resulting from the application of the Relief Act or similar state law and (c) after the Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans in the related Loan Group and (2) in the case of a
Subordinate Certificate, such Certificate's share of (a) Prepayment Interest
Shortfalls on the mortgage loans, to the extent not covered by Compensating
Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the mortgage loans. Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate
Interest is calculated on the basis of a 360-day year consisting of twelve
30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding
Current Principal Amount or Notional Amount of such Certificate has been reduced to zero.

ALLOCABLE SHARE -- With respect to any class of Subordinate Certificates on any distribution date will generally equal such class's pro rata share (based on the
Current Principal Amount of each class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount;
provided, that except as described in the succeeding sentence, no class of
Subordinate Certificates (other than the class of Subordinate Certificates outstanding with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5)
of the definition of Subordinate Optimal Principal Amount unless the Class
Prepayment Distribution Trigger for the related class is satisfied for such
Distribution Date. If on any distribution date the Current Principal Amount of any class of Subordinate Certificates for which the related Class Prepayment
Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount, to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Subordinate Certificates in reduction of their respective Current Principal
Amounts, sequentially, in the order of their numerical class designations.

AVAILABLE FUNDS -- For any distribution date and each Loan Group, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal
Prepayments and the principal amount of Net Liquidation Proceeds and Subsequent
Recoveries) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination
Date, in each case, from the mortgage loans in the related Loan Group, (2) any
Monthly Advances and Compensating Interest Payments made by the Master Servicer or a Servicer for such distribution date in respect of the mortgage loans in the related Loan Group, and (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments, net of fees payable to, and amounts reimbursable to, the Master Servicer, the Servicers, the Securities
Administrator, the Trustee and the Custodian as provided in the Agreement and

                                      S-96

investment earnings on amounts on deposit in the Master Servicer Collection
Account and the Distribution Account.

BANKRUPTCY LOSS -- Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

BOOK-ENTRY CERTIFICATES -- The Senior Certificates and the Offered Subordinate
Certificates issued, maintained and transferred at the DTC, Clearstream,
Luxembourg or the Euroclear System.

CERTIFICATE GROUP -- The Group I Senior Certificates and Group II Senior
Certificates, as applicable.

[CERTIFICATE INSURANCE POLICY -- The surety bond issued by the Certificate
Insurer for the benefit of the Class [__] Certificateholders.]

[CERTIFICATE INSURER -- Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation, or any successor thereto as provided in the Pooling and
Servicing Agreement.]

CERTIFICATE OWNER -- Any person who is the beneficial owner of a Book-entry
Certificate.

CERTIFICATES -- The Offered Certificates, the Offered Subordinate Certificates
and the Non-Offered Subordinate Certificates.

CLASS PREPAYMENT DISTRIBUTION TRIGGER -- A test, which shall be satisfied for a
Class of Subordinate Certificates for a distribution date if the fraction
(expressed as a percentage), the numerator of which is the aggregate Current
Principal Amount of such class and each class of Subordinate Certificates subordinate thereto, if any, in each case, immediately preceding such distribution date, and the denominator of which is the Scheduled Principal
Balances of all of the mortgage loans as of the beginning of the related Due
Date, equals or exceeds such percentage calculated as of the Closing Date.

CODE -- Internal Revenue Code of 1986, as amended.

COMPENSATING INTEREST -- Any payments made by the Master Servicer or a Servicer from its own funds to cover Prepayment Interest Shortfalls.

CPR -- A constant rate of prepayment on the mortgage loans.

CROSS-OVER DATE -- The Distribution Date on which the Current Principal Amounts of the Subordinate Certificates are reduced to zero.

CURRENT PRINCIPAL AMOUNT -- With respect to any Certificate (other than the
Interest Only Certificates) as of any distribution date will equal such
Certificate's initial principal amount on the Closing Date, as reduced by (1)
all amounts allocable to principal previously distributed with respect to such
Certificate, (2) the principal portion of all Realized Losses previously allocated to such Certificate (taking into account the applicable Loss
Allocation Limitation), and (3) solely in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of the Subordinate Certificate
Writedown Amount for previous Distribution Dates; provided that, the Current
Principal Amount of any class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the Mortgage Loans not previously allocated, but not by more

                                      S-97

than the amount of Realized Losses previously allocated to reduce the Current
Principal Amount of that Certificate.

CUT-OFF DATE -- _____ __, ____.

DETERMINATION DATE -- With respect to any distribution date and the mortgage loans is the date specified in the related Servicing Agreement.

DUE DATE -- With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

DUE PERIOD -- With respect to any distribution date, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

GROUP I SENIOR CERTIFICATES -- The Class I-A-1, Class R-I, Class R-II and Class
R-III Certificates.

GROUP II SENIOR CERTIFICATES -- The Class II-A-1, II-A-2 and II-X Certificates.

INSURANCE PROCEEDS -- Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

INTEREST ACCRUAL PERIOD -- For each class of Certificates and for any distribution date, the one-month period preceding the month in which such distribution date occurs.

LENDER-PAID PMI RATE -- With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable Servicer out of interest collections on the related mortgage loan.

LIQUIDATED MORTGAGE LOAN -- Any defaulted mortgage loan as to which the related
Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

LIQUIDATION PROCEEDS -- Amounts received by the related Servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise and any Subsequent Recoveries.

LOAN-TO-VALUE RATIO -- The fraction, expressed as a percentage, the numerator of which is the principal balance at origination and the denominator of which is the lesser of the sales price at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

[MANDATORY AUCTION CERTIFICATES -- The Class II-A-2 Certificates and Class
II-A-3 Certificates.]

[MANDATORY AUCTION DISTRIBUTION DATE -- Five business days prior to the
Distribution Date occurring in June 2010, or, if the auction is not successful at that time, five business days prior to each following Distribution Date, until all of the Mandatory Auction Certificates are successfully auctioned.]

                                      S-98

[MARKET VALUE SWAP -- The market value swap between the Auction Administrator and the Swap Counterparty.]

MONTHLY ADVANCE -- The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by it and that were delinquent on the related Due Date
(other than shortfalls in interest due to the application of the Relief Act or similar state law).

MONTHLY PAYMENTS -- For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

NET LIQUIDATION PROCEEDS -- Are Liquidation Proceeds net of unreimbursed advances by the related Servicer, Monthly Advances, expenses incurred by the related Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the related
Servicer under the related Servicing Agreement.

NET RATE -- For any mortgage loan, the then applicable mortgage rate thereon less the sum of (1) the Servicing Fee Rate and (2) the Lender-Paid PMI Rate, if
any, attributable thereto, in each case expressed as a per annum rate.

NON-OFFERED SUBORDINATE CERTIFICATES -- The Class B-6, Class B-7 and Class B-8
Certificates.

NOTIONAL AMOUNT -- With respect to the Class II-X Certificates, as of any date of determination, is equal to the Current Principal Amount of the Class II-A-2
Certificates. Reference to the Notional Amount of the Interest Only Certificates
is solely for convenience in calculations and does not represent the right to receive any distributions allocable to principal.

OFFERED CERTIFICATES -- The Senior Certificates and the Offered Subordinate
Certificates.

OFFERED SUBORDINATE CERTIFICATES -- The Class B-1, Class B-2, Class B-3, Class
B-4 and Class B-5 Certificates.

OID REGULATIONS -- Treasury regulations promulgated under Sections 1271 to 1275 of the Code.

ORIGINAL SUBORDINATE PRINCIPAL BALANCE -- The aggregate Current Principal Amount of the Subordinate Certificates as of the Closing Date.

OUTSTANDING PRINCIPAL BALANCE -- With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

[PAR PRICE -- An amount equal to 100% of the outstanding Current Principal
Amount of the Mandatory Auction Certificates after application of amounts distributed on the Mandatory Auction Distribution Date, plus accrued interest on such Certificates at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs, up to but excluding the Mandatory Auction Distribution Date, on the Current Principal
Amount of such Certificates following distributions to such Certificates on the
Mandatory Auction Distribution Date.]

                                      S-99

[PRE-FUNDED AMOUNT -- The amount deposited by the depositor in the pre-funding account on the Closing Date for the mortgage loans, which amount is, approximately $[______].]

[PRE-FUNDING PERIOD -- The period from the Closing Date up to and including
[_____ __, 20__], in which the seller may purchase subsequent mortgage loans for inclusion in the trust with amounts in the pre-funding account.]

PREPAYMENT PERIOD -- With respect to any mortgage loan serviced by a Servicer other than EMC and any distribution date, the calendar month immediately preceding the month in which such distribution date occurs. With respect to any mortgage loan serviced by EMC and any distribution date, the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs and ending on the 15th day of the month in which such distribution date occurs.

PRINCIPAL PREPAYMENT -- Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

RATING AGENCIES -- Standard and Poor's, a division of The McGraw-Hill Companies,
Inc., and Moody's Investors Service, Inc.

REALIZED LOSS -- With respect to a mortgage loan is (1) a Bankruptcy Loss or (2)
as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property. In addition, to the extent the
Master Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such recoveries are applied to reduce the Current
Principal Amount of any class of Certificates on any distribution date.

RECORD DATE -- For each class of Offered Certificates and each distribution date, will be the close of business on the last business day of the month preceding the month in which such distribution date occurs.

REGULAR CERTIFICATES -- All classes of Certificates other than the Residual
Certificates.

[REMAINING PRE-FUNDED AMOUNT -- An amount equal to the Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent mortgage loans transferred to the trust fund during the Pre-Funding
Period.]

REO PROPERTY -- A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

REPURCHASE PRICE -- With respect to any mortgage loan required to be repurchased, an amount equal to the sum of (1) 100% of the Outstanding Principal
Balance of such mortgage loan plus accrued but unpaid interest on the
Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase, (2) any unreimbursed Monthly Advances and servicing advances payable to the Servicer of the mortgage loan and (3) any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws.

                                     S-100

REPURCHASE PROCEEDS -- The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See "Description of the Securities --
Assignment of Trust Fund Assets" in the prospectus and "Pooling and Servicing
Agreement-- Representations and Warranties" in this prospectus supplement.

RESIDUAL CERTIFICATES -- The Class R-I, Class R-II and Class R-III Certificates.

SCHEDULED PRINCIPAL BALANCE -- With respect to any mortgage loan and any distribution date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto
(before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient
Valuation) or any moratorium or similar waiver or grace period) less (2) any
Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period;
provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is
zero.

SENIOR CERTIFICATES -- The Class I-A-1, Class II-A-1, Class II-A-2, Class II-X,
Class R-I, Class R-II and Class R-III Certificates.

SENIOR OPTIMAL PRINCIPAL AMOUNT -- With respect to each of the Group I Senior
Certificates and Group II Senior Certificates (other than the Interest Only
Certificates) and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal
Amounts of each of the Group I Senior Certificates and Group II Senior
Certificates, as applicable, immediately prior to such Distribution Date):

(1)      the applicable Senior Percentage of the principal portion of all
         Monthly Payments due on the mortgage loans in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)      the applicable Senior Prepayment Percentage of the Scheduled Principal
         Balance of each mortgage loan in the related Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(3)      the applicable Senior Prepayment Percentage of all partial prepayments allocated to principal received during the applicable Prepayment
         Period;

(4)      the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii))
         and all Subsequent Recoveries received in respect of each Liquidated
         Mortgage Loan in the related Loan Group during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan in the related Loan Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior
         Percentage of the sum of (i) the Scheduled Principal Balance of each mortgage loan in the related Loan Group which became a Liquidated
         Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received during the related Due

                                     S-101

         Period and (ii) the Scheduled Principal Balance of each such mortgage loan in the related Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(5)      the applicable Senior Prepayment Percentage of the sum of (a) the
         Scheduled Principal Balance of each mortgage loan in the related Loan
         Group which was repurchased by the Sponsor in connection with such distribution date and (b) the excess, if any, of the Scheduled
         Principal Balance of each mortgage loan in the related Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such distribution date over the Scheduled Principal Balance of each such substitute mortgage loan.

SENIOR PERCENTAGE -- With respect to each Loan Group, the lesser of (a) 100% and
(b) the percentage (carried to six places rounded up) obtained by dividing the
Current Principal Amount of the Senior Certificates (other than the Interest
Only Certificates) related to such Loan Group, immediately prior to such distribution date, by the aggregate Scheduled Principal Balance of the mortgage loans in such Loan Group as of the beginning of the related Due Period. The initial Senior Percentage for each Loan Group will be equal to approximately
[__]%.

SENIOR PREPAYMENT PERCENTAGE -- The Senior Prepayment Percentage for the Group I
Senior Certificates and Group II Senior Certificates, on any Distribution Date
occurring during the periods set forth below will be as follows:

Period (dates inclusive)               Senior Prepayment Percentage
------------------------               ----------------------------

[_____ __ , 2006 - ______ __, 2013]    100%

[_____ __ , 2013 - ______ __, 2014]    Senior Percentage for the related Senior
                                       Certificates plus [__]%
                                       of the related
                                       Subordinate Percentage.

[_____ __ , 2013 - ______ __, 2014]    Senior Percentage for the related Senior
                                       Certificates plus [__]%
                                       of the related
                                       Subordinate Percentage.

[_____ __ , 2014 - ______ __, 2015]    Senior Percentage for the related Senior
                                       Certificates plus [__]%
                                       of the related
                                       Subordinate Percentage.

[_____ __ , 2015 - ______ __, 2016]    Senior Percentage for the related Senior
                                       Certificates plus [__]%
                                       of the related
                                       Subordinate Percentage.

[_____ __, 2016] and thereafter        Senior Percentage for the related Senior
                                       Certificates.

         Any scheduled reduction to the Senior Prepayment Percentage for the
Group I Senior Certificates and Group II Senior Certificates shall not be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Scheduled Principal Balance of the mortgage

                                     S-102

loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Current Principal
Amount of the Subordinate Certificates does not exceed 50% and (2) cumulative
Realized Losses on the mortgage loans do not exceed (a) 30% of the aggregate
Current Principal Amount of the Original Subordinate Principal Balance if such distribution date occurs between and including [__] 2013 and [__] 2014, (b) 35%
of the Original Subordinate Principal Balance if such distribution date occurs between and including [__] 2014 and [__] 2015, (c) 40% of the Original
Subordinate Principal Balance if such distribution date occurs between and including [__] 2015 and [__] 2016, (d) 45% of the Original Subordinate Principal
Balance if such distribution date occurs between and including [__] 2015 and
[__] 2016, and (e) 50% of the Original Subordinate Principal Balance if such distribution date occurs during or after [__] 2016.

         In addition, if on any distribution date the current weighted average of the Subordinate Percentages is equal to or greater than two times the initial weighted average of the Subordinate Percentages, and (a) the aggregate Scheduled
Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the distribution date occurring in [__]
2008, cumulative Realized Losses on the mortgage loans as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate
Principal Balance and (ii) after the distribution date occurring in [__] 2008, cumulative Realized Losses on the mortgage loans as of the end of the related
Prepayment Period do not exceed 30% of the Original Subordinate Principal
Balance, then, in each case, the Senior Prepayment Percentages for the Group I
Senior Certificates and Group II Senior Certificates for such distribution date will equal the Senior Percentage for the Group I Senior Certificates and Group
II Senior Certificates, respectively; provided, however, if on such distribution date the current weighted average of the Subordinate Percentages is equal to or greater than two times the initial weighted average of the Subordinate
Percentages on or prior to the distribution date occurring in [__] 2008 and the above delinquency and loss tests are met, then the Senior Prepayment Percentages for the Group I Senior Certificates and Group II Senior Certificates for such distribution date, will equal the Senior Percentage for the Group I Senior
Certificates and Group II Senior Certificates, respectively, plus 50% of the related Subordinate Percentage on such distribution date.

         Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Current Principal Amount of the Senior Certificates (other than the Interest Only Certificates) immediately preceding such distribution date, and the denominator of which is the Scheduled
Principal Balance of the mortgage loans as of the beginning of the related Due
Period, exceeds such percentage as of the Cut-off Date, then the Senior
Prepayment Percentage with respect to the Senior Certificates for such distribution date will equal 100%.

SERVICING FEE -- With respect to each mortgage loan, accrued interest at the servicing fee rate, as set forth under the heading "Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement, with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT -- With respect to the Subordinate
Certificates, the amount by which (x) the sum of the Current Principal Amounts of the Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Current Principal Amounts of the Certificates on such Distribution Date) exceeds (y) the Scheduled
Principal Balances of the mortgage loans on the Due Date related to such
Distribution Date.

                                     S-103

SUBORDINATE CERTIFICATES -- The Class B-1, Class B-2, Class B-3, Class B-4,
Class B-5, Class B-6, Class B-7 and Class B-8 Certificates.

SUBORDINATE OPTIMAL PRINCIPAL AMOUNT -- With respect to the Subordinate
Certificates and each distribution date will be an amount equal to the sum of the following from each Loan Group (but in no event greater than the aggregate
Current Principal Amounts of the Subordinate Certificates immediately prior to such Distribution Date):

(1)      the applicable Subordinate Percentage of the principal portion of all
         Monthly Payments due on each mortgage loan in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)      the applicable Subordinate Prepayment Percentage of the Scheduled
         Principal Balance of each mortgage loan in the related Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(3)      the applicable Subordinate Prepayment Percentage of all partial prepayments of principal received during the applicable Prepayment
         Period for each mortgage loan in the related Loan Group;

(4)      the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Loan Group and all
         Subsequent Recoveries received in respect of each Liquidated Mortgage
         Loan in the related Loan Group during the related Due Period over (b)
         the sum of the amounts distributable to the holders of the related
         Senior Certificates pursuant to clause (4) of the definition of "Senior
         Optimal Principal Amount" on such Distribution Date;

(5)      the applicable Subordinate Prepayment Percentage of the sum of (a) the
         Scheduled Principal Balance of each mortgage loan in the related Loan
         Group which was repurchased by the Sponsor in connection with such distribution date and (b) the difference, if any, between the Scheduled
         Principal Balance of each mortgage loan in the related Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Scheduled Principal Balance of each such substitute mortgage loan; and

(6)      on the distribution date on which the Current Principal Amounts of the related Senior Certificates (other than the Interest Only Certificates)
         have all been reduced to zero, 100% of any applicable Senior Optimal
         Principal Amount.

SUBORDINATE PERCENTAGE -- As of any distribution date and with respect to any
Loan Group, 100% minus the related Senior Percentage for the Senior Certificates
(other than the Interest Only Certificates) related to such Loan Group. The initial Subordinate Percentage for each Loan Group will be equal to approximately [__]%.

SUBORDINATE PREPAYMENT PERCENTAGE -- As of any distribution date and with respect to any Loan Group, 100% minus the related Senior Prepayment Percentage for such Loan Group, except that on any distribution date after the Current
Principal Amount of each class of Senior Certificates (other than the Interest
Only Certificates) of the related Certificate Group have each been reduced to zero, if (A) the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times

                                     S-104

the initial weighted average of the Subordinate Percentages and (B) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the
Subordinate Certificates does not exceed 100%, the Subordinate Prepayment
Percentage for the Subordinate Certificates with respect to such Loan Group will equal 100%. If the above test is not satisfied on any distribution date after the Current Principal Amount of each class of Senior Certificates of the related
Certificate Group have each been reduced to zero, then the Subordinate
Prepayment Percentage with respect to such Loan Group shall equal zero for such distribution date.

[SUBSEQUENT CUT-OFF DATE -- With respect to those subsequent mortgage loans sold to the trust fund pursuant to a subsequent transfer instrument, the later of (i)
the first day of the month in which the related subsequent transfer date occurs or (ii) the date of origination of such mortgage loan.]

SUBSEQUENT RECOVERIES -- means any amount recovered by a Servicer or the Master
Servicer (net of reimbursable expenses) with respect to a Liquidated Mortgage
Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such mortgage loan.

[SUBSEQUENT TRANSFER DATE -- With respect to each subsequent transfer instrument, the date on which the subsequent mortgage loans are sold to the trust.]

[SWAP COUNTERPARTY -- Bear Stearns International Limited.]

                                     S-105

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates
(other than the Residual Certificates), which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC,
Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of
Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the
Master Servicer, the Securities Administrator nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S.
withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                      AX-1

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and Sponsor's accounts are located to ensure that settlement can be made on the desired value date.

         TRANSFERS BETWEEN DTC PARTICIPANTS. Secondary market trading between
DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         TRANSFERS BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary
market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRANSFERS BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER.
When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to
Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or
Euroclear for the benefit of Clearstream participants or Euroclear participants.
The sale proceeds will be available to the DTC seller on the settlement date.
Thus, to the

                                      AX-2

seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or
Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

o         borrowing interests in global securities through Clearstream or
          Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

o         borrowing interests in global securities in the United States from a
          DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

o         staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         TRANSFERS BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER.
Due to time zone differences in their favor, Clearstream participants and
Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a
Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

o        each clearing system, bank or other institution that holds customers'
         securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

o        the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                                      AX-3

         o        Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial
                  holders of global securities that are Non-U.S. persons
                  generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign
                  Status of Beneficial Owner for United States Tax Withholding.
                  Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form
                  W-8BEN must be filed within 30 days of the change.

         o        Exemption for Non-U.S. persons with effectively connected
                  income--Form W-8ECI. A Non-U.S. person, including a non-U.S.
                  corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of
                  Foreign Person's Claim for Exemption from Withholding on
                  Income Effectively Connected with the Conduct of a Trade or
                  Business in the United States.

         o        Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form
                  W-9, or Payer's Request for Taxpayer Identification Number and
                  Certification.

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

o        a citizen or resident of the United States;

o        a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o        an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o        a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United
         States persons have the authority to control all substantial decisions of the trust.

         If the information shown on Form W-8BEN or Form W-8ECI changes, a new
Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United
States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of
U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                      AX-4

                                   SCHEDULE A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The description herein of the mortgage loans is based upon estimates of the composition thereof as of _________,____. Prior to the issuance of the
Certificates, mortgage loans may be removed as a result of (i) Principal
Prepayments thereof in full prior to the Cut-off Date, (ii) requirements of the
Rating Agencies, (iii) delinquencies or (iv) otherwise. In any such event, other mortgage loans may be included in the Trust. The Depositor believes that the estimated information set forth herein with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the mortgage loans may vary.

         Notwithstanding the foregoing, on or prior to the Closing Date, scheduled or unscheduled principal payments made with respect to the mortgage loans may decrease the scheduled principal balance of the mortgage loans as of the Cut-off Date as set forth in this prospectus supplement by as much as five percent (5%). Accordingly, the initial principal balance of any of the Offered
Certificates by the Closing Date is subject to a decrease by as much as five percent (5%) from amounts shown on the front cover hereof.

         FICO scores mentioned in this Schedule A to the Prospectus Supplement are not an indicator of the future performance of borrowers. Please see the risk factor "FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers" on page S-25 of this Prospectus Supplement.

       SERVICER CONCENTRATIONS IN THE MORTGAGE PROPERTIES IN LOAN GROUP 1

                                                      AGGREGATE
                                                      SCHEDULED                                            WEIGHTED
                                                      PRINCIPAL                                            AVERAGE
                                                       BALANCE                           WEIGHTED          ORIGINAL
                                    NUMBER OF      OUTSTANDING AS   % OF LOAN GROUP   AVERAGE CREDIT    LOAN-TO-VALUE
           SERVICER               MORTGAGE LOANS   OF CUT-OFF DATE  1 MORTGAGE LOANS       SCORE            RATIO
-----------------------------     --------------   ---------------  ----------------  --------------    -------------

Countrywide Servicing........
EMC Mortgage Corp. ..........
[________] ..................
     Total ..................

      ORIGINATOR CONCENTRATIONS IN THE MORTGAGE PROPERTIES IN LOAN GROUP 1

                                                      AGGREGATE
                                                      SCHEDULED                                            WEIGHTED
                                                      PRINCIPAL                                            AVERAGE
                                                       BALANCE                           WEIGHTED          ORIGINAL
                                    NUMBER OF      OUTSTANDING AS   % OF LOAN GROUP   AVERAGE CREDIT    LOAN-TO-VALUE
           ORIGINATOR             MORTGAGE LOANS   OF CUT-OFF DATE  1 MORTGAGE LOANS       SCORE            RATIO
-----------------------------     --------------   ---------------  ----------------  --------------    -------------

Country Wide Home Loans......
[________] ..................
     Total ..................

                                      A-1

     PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN LOAN GROUP I

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
ORIGINAL PRINCIPAL BALANCE ($)  MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

0 - 100,000 ...............
100,001 - 200,000 .........
200,001 - 300,000 .........
300,001 - 350,000 .........
350,001 - 400,000 .........
400,001 - 450,000 .........
450,001 - 500,000 .........
500,001 - 550,000 .........
550,001 - 600,000 .........
600,001 - 650,000 .........
650,001 - 700,000 .........
700,001 - 800,000 .........
800,001 - 900,000 .........
900,001 - 1,000,000 .......
1,400,001 - 1,500,000 .....
1,500,001 or greater ......
     Total.................

Minimum Original Principal Balance:
Maximum Original Principal Balance:
Average Original Principal Balance:

                                      A-2

  SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN
                                  LOAN GROUP 1

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
   SCHEDULED PRINCIPAL             NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
     BALANCE ($)                MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

0 - 100,000 .............
100,001 - 200,000 .......
200,001 - 300,000 .......
300,001 - 350,000 .......
350,001 - 400,000 .......
400,001 - 450,000 .......
450,001 - 500,000 .......
500,001 - 550,000 .......
550,001 - 600,000 .......
600,001 - 650,000 .......
650,001 - 700,000 .......
700,001 - 800,000 .......
800,001 - 900,000 .......
900,001 - 1,000,000 .....
1,400,001 - 1,500,000 ...
1,500,001 or greater ....
     Total ..............

Minimum Scheduled Principal Balance:
Maximum Scheduled Principal Balance:
Average Scheduled Principal Balance:

                                      A-3

   MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN LOAN GROUP 1

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
    MORTGAGE INTEREST              NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
       RATES (%)                MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

3.750 - 3.999 .............
4.250 - 4.499 .............
4.500 - 4.749 .............
4.750 - 4.999 .............
5.000 - 5.249 .............
5.250 - 5.499 .............
5.500 - 5.749 .............
5.750 - 5.999 .............
6.000 - 6.249 .............
6.250 - 6.499 .............
6.500 - 6.749 .............
6.750 - 6.999 .............
7.000 - 7.249 .............
7.250 - 7.499 .............
7.500 - 7.749 .............
     Total ................

Minimum Mortgage Rate: Maximum Mortgage Rate:
Weighted Average Mortgage Rate:

                                      A-4

                 ORIGINAL LOAN-TO-VALUE RATIOS* IN LOAN GROUP 1

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
   ORIGINAL LOAN-TO-VALUE          NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
         RATIOS (%)             MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

0.00 - 30.00 ..............
30.01 - 40.00 .............
40.01 - 50.00 .............
50.01 - 55.00 .............
55.01 - 60.00 .............
60.01 - 65.00 .............
65.01 - 70.00 .............
70.01 - 75.00 .............
75.01 - 80.00 .............
85.01 - 90.00 .............
90.01 - 95.00 .............
100.01 or greater .........
     Total ................

Weighted Average Original Loan-to-Value:

     *  Original Loan to value ratios are calculated by taking the Original
Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

                                      A-5

       GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN LOAN GROUP 1

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
  GEOGRAPHIC DISTRIBUTION       MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

Arkansas ..................
Arizona ...................
California ................
Colorado ..................
Connecticut ...............
Florida ...................
Georgia ...................
Hawaii ....................
Idaho .....................
Illinois ..................
Massachusetts .............
Maryland ..................
Maine .....................
Michigan ..................
Minnesota .................
Missouri ..................
North Carolina.............
New Jersey ................
New Mexico ................
Nevada ....................
New York ..................
Ohio ......................
Oregon.....................
Pennsylvania ..............
Rhode Island ..............
Tennessee .................
Utah ......................
Virginia ..................
Washington ................
Wisconsin .................
     Total ................

     * No more than approximately [__]% of the Group 1 Mortgage Loans by
Scheduled Principal Balance will be secured by properties located in any one zip code area.

                                      A-6

    CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN LOAN
                                     GROUP 1

                                    AGGREGATE

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
 RANGE OF CREDIT SCORES         MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

620 - 639 ...................
640 - 659 ...................
660 - 679 ...................
680 - 699 ...................
700 - 719 ...................
720 - 739 ...................
740 - 759 ...................
760 - 779 ...................
780 - 799 ...................
800 - 819 ...................
     Total ..................

Weighted Average Credit Score:

            PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN LOAN GROUP 1

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
   PROPERTY TYPE                MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

2-4 Family ..................
Condominium .................
PUD .........................
Single Family ...............
Townhouse ...................
     Total ..................

             OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN LOAN GROUP 1

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
     OCCUPANCY STATUS           MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

Investor ....................
Owner Occupied ..............
Second Home..................
     Total ..................

                                      A-7

               LOAN PURPOSE OF THE MORTGAGE LOANS IN LOAN GROUP 1

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
      LOAN PURPOSE              MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

Cash Out Refinance ..........
Purchase.....................
Rate/Term Refinance..........
     Total ..................

            DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN LOAN GROUP 1

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
    DOCUMENTATION TYPE          MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

Full/Alternative ............
No Documentation.............
No Ratio.....................
Stated Income................
Stated Income/Stated Assets..
     Total ..................

     ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP 1

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
     ORIGINAL TERM              MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

360 Months ....................
     Total ....................

Minimum Original Term to Stated Maturity :
Maximum Original Term to Stated Maturity :
Weighted Average Original Term to Stated Maturity :

                                      A-8

    REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP 1

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
   STATED REMAINING TERM        MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

300 - 359 Months...............
360 Months ....................
     Total ....................

Minimum Remaining Term to Stated Maturity :
Maximum Remaining Term to Stated Maturity :
Weighted Average Remaining Term to Stated Maturity :

                  [INDEX OF THE MORTGAGE LOANS IN LOAN GROUP 1]

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
          INDEX                 MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

1 YR CMT ..................
1 YR LIBOR.................
6 MO LIBOR.................
     Total ................

        [RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN LOAN GROUP 1]

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
  RATE ADJUSTMENT FREQUENCY     MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

6 Months ..................
12 Months..................
     Total ................

                                      A-9

     [MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN LOAN GROUP 1]

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
   MONTHS TO NEXT RATE             NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
        ADJUSTMENT              MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

25 - 27 ...................
28 - 30 ...................
31 - 33 ...................
34 - 36 ...................
     Total ................

Weighted Average Months to Next Rate Adjustment :

     [MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN LOAN GROUP 1]

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
  MAXIMUM MORTGAGE RATE            NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
           (%)                  MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

9.751 - 11.500 ............
11.501 - 11.750 ...........
11.751 - 12.000 ...........
12.001 - 12.250 ...........
12.251 - 12.500 ...........
12.501 - 12.750 ...........
12.751 - 13.000 ...........
13.251 - 13.500 ...........
     Total ................

Weighted Average Maximum Mortgage Rate:

                                      A-10

            [PERIODIC RATE CAP OF THE MORTGAGE LOANS IN LOAN GROUP 1]

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
  PERIODIC RATE CAP (%)         MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

1.000.........................
2.000.........................
     Total ...................

Weighted Average Periodic Rate Cap:

        [INITIAL PERIODIC RATE CAP OF THE MORTGAGE LOANS IN LOAN GROUP 1]

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
    INITIAL PERIODIC RATE          NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
           CAP (%)              MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

2.000 ........................
3.000 ........................
5.000 ........................
6.000 ........................
     Total ...................

Weighted Average Initial Periodic Rate Cap:

              [GROSS MARGIN OF THE MORTGAGE LOANS IN LOAN GROUP 1]

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
       GROSS MARGIN (%)         MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

2.250 ........................
2.500 ........................
2.750 ........................
2.875 ........................
3.125 ........................
3.250 ........................
     Total ...................

Weighted Average Gross Margin:

                                      A-11

          DEBT TO INCOME RATIOS FOR THE MORTGAGE LOANS IN LOAN GROUP 1

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
     DEBT TO INCOME                NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
      RATIO (%)                 MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

0.00 - 0.00..................
0.01 - 5.00..................
5.01 - 10.00.................
10.01 - 15.00................
15.01 - 20.00................
20.01 - 25.00................
25.01 - 30.00................
30.01 - 35.00................
35.01 - 40.00................
40.01 - 45.00................
45.01 - 50.00................
50.01 - 55.00................
Greater than or equal to 55.01
     Total/Weighted Average..

* As of the Cut-off Date, the weighted average debt to income ratio of the
Mortgage Loans in Loan Group 1 was approximately [__]% per annum.

                                      A-12

       SERVICER CONCENTRATIONS IN THE MORTGAGE PROPERTIES IN LOAN GROUP 2

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
        SERVICER                MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

Countrywide Servicing........
EMC Mortgage Corp. ..........
[________] ..................
     Total ..................

      ORIGINATOR CONCENTRATIONS IN THE MORTGAGE PROPERTIES IN LOAN GROUP 2

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
       ORIGINATOR               MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

Countrywide Home Loans]......
[________] ..................
     Total ..................

                                      A-13

     PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN LOAN GROUP 2

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
     ORIGINAL PRINCIPAL            NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
        BALANCE ($)             MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

0 - 100,000 ..............
100,001 - 200,000 ........
200,001 - 300,000 ........
300,001 - 350,000 ........
350,001 - 400,000 ........
400,001 - 450,000 ........
450,001 - 500,000 ........
500,001 - 550,000 ........
550,001 - 600,000 ........
600,001 - 650,000 ........
650,001 - 700,000 ........
700,001 - 800,000 ........
800,001 - 900,000 ........
900,001 - 1,000,000 ......
1,000,001 - 1,100,000 ....
1,200,001 - 1,300,000 ....
1,300,001 - 1,400,000 ....
1,500,001 or greater .....
      Total ..............

Minimum Original Principal Balance:
Maximum Original Principal Balance:
Average Original Principal Balance:

                                      A-14

  SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN
                                  LOAN GROUP 2

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
    SCHEDULED PRINCIPAL            NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
        BALANCE ($)             MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

0 - 100,000................
100,001 - 200,000..........
200,001 - 300,000..........
300,001 - 350,000..........
350,001 - 400,000..........
400,001 - 450,000..........
450,001 - 500,000..........
500,001 - 550,000..........
550,001 - 600,000..........
600,001 - 650,000..........
650,001 - 700,000..........
700,001 - 800,000..........
800,001 - 900,000..........
900,001 - 1,000,000........
1,000,001 - 1,100,000......
1,200,001 - 1,300,000......
1,300,001 - 1,400,000......
1,500,001 or greater.......
     Total ................

Minimum Scheduled Principal Balance:
Maximum Scheduled Principal Balance:
Average Scheduled Principal Balance:

                                      A-15

       MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN LOAN
                                     GROUP 2

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
    MORTGAGE INTEREST              NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
        RATES (%)               MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

4.250 - 4.499 ................
4.500 - 4.749 ................
4.750 - 4.999 ................
5.000 - 5.249 ................
5.250 - 5.499 ................
5.500 - 5.749 ................
5.750 - 5.999 ................
6.000 - 6.249 ................
6.250 - 6.499 ................
6.500 - 6.749 ................
6.750 - 6.999 ................
7.000 - 7.249 ................
     Total ................

Minimum Mortgage Rate:
Maximum Mortgage Rate:
Weighted Average Mortgage Rate:

                 ORIGINAL LOAN-TO-VALUE RATIOS* IN LOAN GROUP 2

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
     ORIGINAL LOAN-TO-VALUE        NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
          RATIOS (%)            MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

0.00 - 30.00 ..............
30.01 - 40.00 .............
40.01 - 50.00 .............
50.01 - 55.00 .............
55.01 - 60.00 .............
60.01 - 65.00 .............
65.01 - 70.00 .............
70.01 - 75.00 .............
75.01 - 80.00 .............
80.01 - 85.00 .............
85.01 - 90.00 .............
90.01 - 95.00 .............
      Total ...............

Weighted Average Original
Loan-to-Value:.............

     *   Original Loan to value ratios are calculated by taking the Original
Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

                                      A-16

       GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN LOAN GROUP 2

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
   GEOGRAHIC DISTRIBUTION       MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

Alabama....................
Arizona....................
California.................
Colorado...................
Connecticut................
District of Columbia.......
Delaware...................
Florida....................
Georgia....................
Hawaii.....................
Iowa.......................
Idaho......................
Illinois...................
Kentucky...................
Massachusetts..............
Maryland...................
Michigan...................
Minnesota..................
Missouri...................
North Carolina.............
Nebraska...................
New Hampshire..............
New Jersey.................
Nevada.....................
New York...................
Ohio.......................
Oregon.....................
Pennsylvania...............
Rhode Island...............
South Carolina.............
Tennessee..................
Texas......................
Utah.......................
Virginia...................
Washington.................
     Total.................

     * No more than approximately [__]% of the Mortgage Loans by Scheduled
Principal Balance will be secured by properties located in any one zip code area.

                                      A-17

    CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN LOAN
                                     GROUP 2

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
  RANGE OF CREDIT SCORES        MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

620 - 639..................
640 - 659..................
660 - 679..................
680 - 699..................
700 - 719..................
720 - 739..................
740 - 759..................
760 - 779..................
780 - 799..................
800 - 819..................
      Total ...............

Weighted Average Credit Score:

            PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN LOAN GROUP 2

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
     PROPERTY TYPE              MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

2-4 Family ................
Condominium ...............
PUD .......................
Single Family .............
     Total ................

             OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN LOAN GROUP 2

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
      OCCUPANCY STATUS          MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

Investor ..................
Owner Occupied ............
Second Home................
     Total ................

                                      A-18

               LOAN PURPOSE OF THE MORTGAGE LOANS IN LOAN GROUP 2

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
       LOAN PURPOSE             MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

Cash Out Refinance ........
Purchase...................
Rate/Term Refinance........
     Total ................

            DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN LOAN GROUP 2

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
      DOCUMENTATION TYPE        MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

Full/Alternative ..........
No Documentation...........
No Ratio...................
Stated Income..............
Stated Income/Stated Assets
     Total ................

     ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP 2

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
     ORIGINAL TERM              MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

360 Months ...................
     Total ...................

Minimum Original Term to Stated Maturity :
Maximum Original Term to Stated Maturity :
Weighted Average Original Term to Stated Maturity :

                                      A-19

    REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN LOAN GROUP 2

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
    STATED REMAINING TERM       MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

300 - 359 Months..............
360 Months ...................
     Total ...................

Minimum Remaining Term to Stated Maturity :
Maximum Remaining Term to Stated Maturity :
Weighted Average Remaining Term to Stated Maturity :

                  [INDEX OF THE MORTGAGE LOANS IN LOAN GROUP 2]

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
         INDEX                  MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

1 YR CMT ..................
1 YR LIBOR.................
6 MO LIBOR.................
     Total ................

        [RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN LOAN GROUP 2]

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
  RATE ADJUSTMENT FREQUENCY     MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

6 Months ..................
12 Months..................
     Total ................

                                      A-20

     [MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN LOAN GROUP 2]

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
   MONTHS TO NEXT RATE             NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
       ADJUSTMENT               MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

49 - 51 ......................
52 - 54 ......................
55 - 57 ......................
58 - 60 ......................
61 - 63.......................
     Total ...................

Weighted Average Months to Next Rate Adjustment :

     [MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN LOAN GROUP 2]

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
    MAXIMUM MORTGAGE               NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
       RATE (%)                 MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

9.001 - 9.250.................
9.251 - 9.500.................
9.501 - 9.750.................
9.751 - 11.500................
11.501 - 11.750...............
11.751 - 12.000...............
12.001 - 12.250...............
12.251 - 12.500...............
12.501 - 12.750...............
12.751 - 13.000...............
     Total ...................

Weighted Average Maximum Mortgage Rate

                                      A-21

            [PERIODIC RATE CAP OF THE MORTGAGE LOANS IN LOAN GROUP 2]

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
  PERIODIC RATE CAP (%)         MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

0.000.........................
1.000.........................
2.000.........................
     Total ...................

Weighted Average Periodic Rate Cap:

        [INITIAL PERIODIC RATE CAP OF THE MORTGAGE LOANS IN LOAN GROUP 2]

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
    INITIAL PERIODIC RATE          NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
           CAP (%)              MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

0.000 ........................
5.000 ........................
6.000 ........................
     Total ...................

Weighted Average Initial Periodic Rate Cap:

              [GROSS MARGIN OF THE MORTGAGE LOANS IN LOAN GROUP 2]

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 2       AVERAGE CREDIT    LOAN-TO-VALUE
      GROSS MARGIN (%)          MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

2.250 ........................
2.750 ........................
3.250 ........................
     Total ...................

Weighted Average Gross Margin:

                                      A-22

      SERVICER CONCENTRATIONS IN THE MORTGAGE PROPERTIES IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
        SERVICER                MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

Countrywide Servicing........
EMC Mortgage Corp. ..........
[________] ..................
     Total ..................

     ORIGINATOR CONCENTRATIONS IN THE MORTGAGE PROPERTIES IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE          % OF LOAN         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS       GROUP 1       AVERAGE CREDIT    LOAN-TO-VALUE
       ORIGINATOR               MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
------------------------------  --------------   ---------------   --------------    --------------    -------------

Countrywide Home Loans]......
[--------] ..................
     Total ..................

                                      A-23

   PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
    ORIGINAL PRINCIPAL             NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
       BALANCE ($)              MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

0 - 100,000 ...............
100,001 - 200,000 .........
200,001 - 300,000 .........
300,001 - 350,000 .........
350,001 - 400,000 .........
400,001 - 450,000 .........
450,001 - 500,000 .........
500,001 - 550,000 .........
550,001 - 600,000 .........
600,001 - 650,000 .........
650,001 - 700,000 .........
700,001 - 800,000 .........
800,001 - 900,000 .........
900,001 - 1,000,000 .......
1,000,001 - 1,100,000 .....
1,200,001 - 1,300,000 .....
1,300,001 - 1,400,000 .....
1,500,001 or greater ......
      Total ...............

Minimum Original Principal Balance:
Maximum Original Principal Balance:
Average Original Principal Balance:

                                      A-24

  SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN
                                 TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
    SCHEDULED PRINCIPAL            NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
       BALANCE ($)              MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

0 - 100,000................
100,001 - 200,000.............
200,001 - 300,000.............
300,001 - 350,000.............
350,001 - 400,000.............
400,001 - 450,000.............
450,001 - 500,000.............
500,001 - 550,000.............
550,001 - 600,000.............
600,001 - 650,000.............
650,001 - 700,000.............
700,001 - 800,000.............
800,001 - 900,000.............
900,001 - 1,000,000...........
1,000,001 - 1,100,000.........
1,200,001 - 1,300,000.........
1,300,001 - 1,400,000.........
1,500,001 or greater..........
     Total ...................

Minimum Scheduled Principal Balance:
Maximum Scheduled Principal Balance:
Average Scheduled Principal Balance:

                                      A-25

 MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
    MORTGAGE INTEREST              NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
       RATES (%)                MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

3.750 - 3.999.................
4.250 - 4.499.................
4.500 - 4.749.................
4.750 - 4.999.................
5.000 - 5.249.................
5.250 - 5.499.................
5.500 - 5.749.................
5.750 - 5.999.................
6.000 - 6.249.................
6.250 - 6.499.................
6.500 - 6.749.................
6.750 - 6.999.................
7.000 - 7.249.................
7.250 - 7.499.................
7.500 - 7.749.................
      Total ...............

Minimum Mortgage Rate:
Maximum Mortgage Rate:
Weighted Average Mortgage Rate:

                                      A-26

                ORIGINAL LOAN-TO-VALUE RATIOS* IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
  ORIGINAL LOAN-TO-VALUE           NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
        RATIOS (%)              MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

0.00 - 30.00 ..............
30.01 - 40.00 .............
40.01 - 50.00 .............
50.01 - 55.00 .............
55.01 - 60.00 .............
60.01 - 65.00 .............
65.01 - 70.00 .............
70.01 - 75.00 .............
75.01 - 80.00 .............
80.01 - 85.00 .............
85.01 - 90.00 .............
90.01 - 95.00 .............
100.01 or greater..........
     Total ................

Weighted Average Original
Loan-to-Value:

     *  Original Loan to value ratios are calculated by taking the Original
Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

                                      A-27

     GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
 GEOGRAPHIC DISTRIBUTION        MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

Arkansas...................
Arizona....................
California.................
Colorado...................
Connecticut................
District of Columbia.......
Delaware...................
Florida....................
Georgia....................
Hawaii.....................
Iowa.......................
Idaho......................
Illinois...................
Kentucky...................
Massachusetts..............
Maryland...................
Maine......................
Michigan...................
Minnesota..................
Missouri...................
North Carolina.............
Nebraska...................
New Hampshire..............
New Jersey.................
New Mexico.................
Nevada.....................
New York...................
Ohio.......................
Oregon.....................
Pennsylvania...............
Rhode Island...............
South Carolina.............
Tennessee..................
Texas......................
Utah.......................
Virginia...................
Washington.................
Wisconsin..................
     Total.................

     *  No more than approximately [__]% of the Mortgage Loans by Scheduled
Principal Balance will be secured by properties located in any one zip code area.

                                      A-28

      CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN
                                 TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
 RANGE OF CREDIT SCORES         MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

620 - 639..................
640 - 659..................
660 - 679..................
680 - 699..................
700 - 719..................
720 - 739..................
740 - 759..................
760 - 779..................
780 - 799..................
800 - 819..................
      Total ...............

Weighted Average Credit Score:

          PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
     PROPERTY TYPE              MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

2-4 Family ................
Condominium ...............
PUD .......................
Single Family .............
Townhouse..................
     Total ................

           OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
  OCCUPANCY STATUS              MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

Investor ..................
Owner Occupied ............
Second Home................
     Total ................

                                      A-29

              LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
  LOAN PURPOSE                  MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

Cash Out Refinance ........
Purchase...................
Rate/Term Refinance........
     Total ................

           DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
  DOCUMENTATION TYPE            MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

Full/Alternative ..........
No Documentation...........
No Ratio...................
Stated Income..............
Stated Income/Stated Assets
     Total ................

   ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
   ORIGINAL TERM                MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

360 Months ...................
     Total ...................

Minimum Original Term to Stated Maturity :
Maximum Original Term to Stated Maturity :
Weighted Average Original Term to Stated Maturity :

                                      A-30

   REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
 STATED REMAINING TERM          MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

300 - 359 Months..............
360 Months ...................
     Total ...................

Minimum Remaining Term to Stated Maturity :
Maximum Remaining Term to Stated Maturity :
Weighted Average Remaining Term to Stated Maturity :

                 INDEX OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
       INDEX                    MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

1 YR CMT ..................
1 YR LIBOR.................
6 MO LIBOR.................
     Total ................

       RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
    RATE ADJUSTMENT                NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
       FREQUENCY                MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

6 Months ..................
12 Months..................
     Total ................

                                      A-31

     MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
   MONTHS TO NEXT RATE             NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
       ADJUSTMENT               MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

25 - 27.......................
28 - 30.......................
31 - 33.......................
34 - 36.......................
49 - 51.......................
52 - 54.......................
55 - 57.......................
58 - 60.......................
61 - 63.......................
     Total ...................

Weighted Average Months to Next Rate Adjustment :

     MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
    MAXIMUM MORTGAGE               NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
        RATE (%)                MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

9.001 - 9.250.................
9.251 - 9.500.................
9.501 - 9.750.................
9.751 - 11.500................
11.501 - 11.750...............
11.751 - 12.000...............
12.001 - 12.250...............
12.251 - 12.500...............
12.501 - 12.750...............
12.751 - 13.000...............
13.251 - 13.500...............
     Total ...................

Weighted Average Maximum Mortgage Rate

                                      A-32

           PERIODIC RATE CAP OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
     PERIODIC RATE CAP             NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
            (%)                 MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

0.000.........................
1.000.........................
2.000.........................
     Total ...................

Weighted Average Periodic Rate Cap:

       INITIAL PERIODIC RATE CAP OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
     INITIAL PERIODIC              NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
       RATE CAP (%)             MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

0.000.........................
2.000 ........................
3.000 ........................
5.000 ........................
6.000 ........................
     Total ...................

Weighted Average Initial Periodic Rate Cap:

              GROSS MARGIN OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
                                   NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
    GROSS MARGIN (%)            MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

2.250 ........................
2.500 ........................
2.750 ........................
2.875 ........................
3.125 ........................
3.250 ........................
     Total ...................

Weighted Average Gross Margin:

                                      A-33

          DEBT TO INCOME RATIOS FOR THE MORTGAGE LOANS IN LOAN GROUP 2

                                                    AGGREGATE
                                                    SCHEDULED                                            WEIGHTED
                                                    PRINCIPAL                                             AVERAGE
                                                     BALANCE         % OF TOTAL         WEIGHTED         ORIGINAL
    DEBT TO INCOME RATIO           NUMBER OF      OUTSTANDING AS      PORTFOLIO      AVERAGE CREDIT    LOAN-TO-VALUE
            (%)                 MORTGAGE LOANS   OF CUT-OFF DATE   MORTGAGE LOANS        SCORE             RATIO
---------------------------     --------------   ---------------   --------------    --------------    -------------

0.00 - 0.00...............
0.01 - 5.00...............
5.01 - 10.00..............
10.01 - 15.00.............
15.01 - 20.00.............
20.01 - 25.00.............
25.01 - 30.00.............
30.01 - 35.00.............
35.01 - 40.00.............
40.01 - 45.00.............
45.01 - 50.00.............
50.01 - 55.00.............
Greater than or equal to
55.01.....................
Total/Weighted Average....

* As of the Cut-off Date, the weighted average debt to income ratio of the
Mortgage Loans in Loan Group 2 was approximately [__]% per annum.

                                      A-34

                           $[__________] (APPROXIMATE)

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    DEPOSITOR

                             BEAR STEARNS ARM TRUST,
                       MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 20[__]-[__]

                                -----------------

                              PROSPECTUS SUPPLEMENT

                                -----------------

                            BEAR, STEARNS & CO. INC.
                                   UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for
90 days after the date of this prospectus supplement.

--------------------------------------------------------------------------------
The information contained in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus
Supplement is not an offer to sell these securities and is not soliciting of an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

             SUBJECT TO COMPLETION, DATED JANUARY __, 2007 [VERSION 2]

          PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED __________, ____)

                         $_______________ (APPROXIMATE)

                      MORTGAGE-BACKED NOTES, SERIES ____-__

                     [NAME OF ISSUING ENTITY] SERIES ____-__
                                 ISSUING ENTITY

                               [NAME OF SERVICER]
                                    SERVICER

                               [NAME OF SPONSOR]
                                    SPONSOR

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    DEPOSITOR

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS
PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

THE ISSUING ENTITY

The trust estate will consist primarily of a mortgage pool of one- to four-family fixed-rate and adjustable-rate residential mortgage loans. The trust estate will be represented by ______ classes of notes, ______ of which are offered by this prospectus supplement.

CREDIT ENHANCEMENT

o        the notes will have credit enhancement in the form of subordination.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the Depositor from the offering will be ___% of the aggregate principal balance of the offered notes, less expenses equal to
$_______. SEE "METHOD OF DISTRIBUTION" IN THIS PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT
THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                              [NAME OF UNDERWRITER]

                                   UNDERWRITER

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

         o        the accompanying prospectus, which provides general
                  information, some of which may not apply to this series of notes; and

         o        this prospectus supplement, which describes the specific terms of this series of notes.

The Depositor's principal offices are located at 383 Madison Avenue, New York,
New York 10179 and its phone number is (212) 272-2000.

                                      S-2

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

   The Index....................................................S-ERROR! BOOKMARK NOT DEFINED.

                                      S-3

                                      S-4

                                     SUMMARY

THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE NOTES OFFERED BY THIS
PROSPECTUS SUPPLEMENT BUT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU
SHOULD CONSIDER WHEN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE
TERMS OF AN OFFERING OF THE NOTES, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS CAREFULLY.

CERTAIN STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS
RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL
ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS
SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES,"
"ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT
TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO
DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG
OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND
COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER
MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE
FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT IS CONTAINED IN
OUR FORWARD-LOOKING STATEMENTS.

Title of Series....................     Structured Asset Mortgage Investments II Inc.,
                                        Mortgage-Backed Notes, Series ____-_.

Cut-off Date.......................     __________ __, ____.

Closing Date.......................     On or about __________ __, ____.

Issuing Entity.....................     [Name of Issuing Entity] Series ____-__.

Depositor..........................     Structured Asset Mortgage Investments II Inc.

Master Servicer....................     [Name of Master Servicer].

Servicer...........................     [Name of Servicer].

Originators........................     [Names of Originators].

Sponsor............................     [Name of Sponsor].

Owner Trustee......................     [Name of Owner Trustee.]

Indenture Trustee..................     [Name of Indenture Trustee.]

Payment Dates......................     Distributions on the offered notes will be made on the ___
                                        day of each month, or, if that day is not a business day,
                                        on the next succeeding

                                      S-5

                                        business day, beginning in ______ ____.

Offered Notes......................     The classes of offered notes and their interest rates,
                                        note balances and final maturity date are shown in the
                                        table below.

                                      S-6

                                      NOTE
-------------------------------------------------------------------
CLASS          INITIAL NOTE           NOTE                FINAL
                 BALANCE(1)       INTEREST RATE       MATURITY DATE
-------------------------------------------------------------------
A_______       $_________                    Variable(2)
M-1            $_________
M-2            $_________
M-3            $_________

----------
         (1)      Approximate.
         (2)      Calculated at the per annum rate of One-Month LIBOR plus __%, as set forth for each class in "Description of the Notes--Note
                  Interest Rates" in this prospectus supplement and subject to limitation or increase under certain circumstances.

Note:             The notes offered hereby represent interests solely in
                  [Issuing Entity] Trust Series ____-__ and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

                                      S-7

                                      S-8

THE ISSUING ENTITY

The notes will be issued by the issuing entity, a Delaware statutory trust established pursuant to a trust agreement between the depositor and the owner trustee. The issuing entity will issue four classes of notes representing non-recourse debt obligations of the issuing entity secured by the trust estate.

SEE "DESCRIPTION OF THE NOTES" IN THIS PROSPECTUS SUPPLEMENT.

SPONSOR

EMC Mortgage Corporation, a Delaware corporation and an affiliate of the depositor and the underwriter, which will sell a portion of the mortgage loans to the depositor. The remainder of the mortgage loans will be sold directly to the depositor by Master Funding LLC, a special purpose entity that was established by EMC Mortgage Corporation, which, in turn, acquired those mortgage loans from EMC Mortgage Corporation.

Distributions of interest and/or principal on the offered notes will be made only from payments received in connection with the mortgage loans described below.

THE MORTGAGE LOANS

The trust estate will contain approximately _____ conventional, one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of the Cut-off Date.

The mortgage loans have original terms to maturity of not greater than [30]
years and the following characteristics as of the Cut-off Date.

The following table summarizes the approximate characteristics of all of the mortgage loans in the trust estate as of the Cut-off Date:

Range of mortgage rates _____% to _____%.

Weighted average mortgage rate ______%.

Weighted average remaining term to stated maturity ___ months.

Range of principal balances $__________ to $____________.

Average principal balance: $_____________.

Range of loan-to-value ratios _____% to _____%.

Weighted average loan-to-value ______%.

Number of mortgage loans with a 100% loan-to-value ratio: ______.

Approximately ___% of the mortgage loans are "sub-prime" mortgage loans.

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL"
IN THIS PROSPECTUS SUPPLEMENT AND "CERTAIN CHARACTERISTICS OF THE MORTGAGE
LOANS" IN SCHEDULE A TO THIS PROSPECTUS SUPPLEMENT.

         [As described herein, additional mortgage loans, referred to herein as subsequent mortgage loans, may be added to the mortgage pool after the closing date.]

         [All percentages with respect to the characteristics of the mortgage loans shown in this prospectus supplement include information pertaining to approximately $[____] of subsequent mortgage loans, representing up to [__]% of the mortgage pool, identified and expected to be transferred to the trust within ninety days of the closing date.]

         [On the closing date, the depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account, an amount equal to approximately $[____], representing approximately [__]%

                                      S-9

of the asset pool. This amount is referred to in this prospectus supplement as the pre-funded amount. From the closing date up to and including [_____ __,
20__], referred to in this prospectus supplement as the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account, subsequent mortgage loans to be included in the trust fund backing all the classes of certificates, provided that such subsequent mortgage loans satisfy the requirements described in "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the
Pre-Funding Account" in this prospectus supplement. The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent mortgage loans during the pre-funding period. Any amounts remaining in the pre-funding account after [_____ __, 20__] will be distributed to the classes of certificates on the distribution date immediately following the termination of the pre-funding period.]

         [On the closing date, the depositor will deposit in an account to be held by the securities administrator, referred to in this prospectus supplement as the interest coverage account, an amount which will be applied by the indenture trustee to cover shortfalls in the amount of interest generated by the subsequent mortgage loans attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after [_____ __, 20__] will be distributed on the next distribution date to the depositor or its designee.]

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The indenture trustee will acknowledge the sale, transfer and assignment to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the indenture trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the indenture trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the indenture trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan;
provided that, if such defect would cause the mortgage loan to be other than a
"qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue
Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.]

SERVICING FEE

The servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be ___% per annum.
Interest shortfalls on the mortgage loans resulting from prepayments in full in any calendar month will be offset by the servicer on the distribution date in the following calendar month to the extent of compensating interest

                                      S-10

payments as described in this prospectus supplement.

DESCRIPTION OF THE NOTES

GENERAL

The Class A-1 Notes are sometimes referred to in this prospectus supplement together as the senior notes, the Class A Notes.

The Class M-1 and Class M-2 Notes are sometimes referred to in this prospectus supplement collectively as the Class M Notes or the Subordinate Notes and
together with the Class A Notes, the Offered Notes.

The assumed final payment date for the offered notes is _________ 20__.

RECORD DATE

For each class of offered notes and any payment date, the last business day of the month preceding the month in which such payment date occurs.

DENOMINATIONS

For each class of offered notes, $[25,000] and multiples of $1.00 in excess thereof except that one note of each class may be issued in the remainder of such class.

REGISTRATION OF OFFERED NOTES

The trust will issue the offered notes initially in book-entry form. Persons acquiring interests in these offered notes will hold their beneficial interests through The Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System.

We refer you to "DESCRIPTION OF THE NOTES--BOOK-ENTRY NOTES" in this prospectus supplement.

NOTE INTEREST RATES

The note interest rates for the offered notes are adjustable rates that may change from payment date to payment date.

On any payment date on or prior to the payment date in ______ 20__, the note interest rate for the Class A-1 Notes will be the lesser of (i) ______% per annum and (ii) the related available funds rate. On any payment date on or prior to the payment date in ______ 20__, the note interest rate for the Class M-1
Notes will be the lesser of (i) ______% per annum and (ii) the related available funds rate. On any payment date on or prior to the payment date in ______ 20__, the note interest rate for the Class M-2 Notes will be the lesser of (i) ______%
per annum and (ii) the related available funds rate.

On any payment date after the payment date in ______ 20__, the note interest rate for the Class A-1 Notes will be the least of (i) one-year treasury note index (determined annually) as described in this prospectus supplement plus ___%
per annum, (ii) ___% per annum and (iii) the related available funds rate. On any payment date after the payment date in ______ 20__, the note interest rate for the Class M-1 Notes will be the least of (i) one-year treasury note index
(determined annually) as described in this prospectus supplement plus ___% per annum, (ii) ___% per annum and (iii) the related available funds rate. On any payment date after the payment date in ______ 20__, the note interest rate for the Class M-2 Notes will be the least of (i) one-year treasury note index
(determined annually) as described in this prospectus supplement plus ___% per annum, (ii) ___% per annum and (iii) the related available funds rate.

                                      S-11

The note interest rate for the offered notes will be subject to an available funds rate, expressed as a fraction, the numerator of which is equal to the interest received for the mortgage loans for the related payment date, multiplied by 12, and the denominator of which is the aggregate note principal balance of the offered notes immediately prior to such payment date.

If on any payment date the note interest rate for any class of offered notes is limited to the related available funds rate, the resulting interest shortfalls may be recovered by the holders of the related offered notes on the same payment date or future payment dates to the extent there are available funds remaining after certain other distributions on the offered notes and the payment of certain fees and expenses of the trust.

INTEREST PAYMENTS

On each payment date, holders of the offered notes will be entitled to receive:

         o        the interest that has accrued on the note principal balance of such notes at the related note interest rate during the
                  related interest accrual period, and

         o        any interest due on a prior payment date that was not paid, less

         o        interest shortfalls allocated to such notes.

The interest accrual period for the offered notes will be the calendar month immediately preceding the calendar month in which a payment date occurs.
Calculations of interest on the offered notes will be based on a 360-day year that consists of twelve 30-day months.

PRINCIPAL PAYMENTS

On each payment date, holders of the offered notes will receive a distribution of principal on their notes if there is cash available on that date for the payment of principal after the payment of interest on the offered notes as described in this prospectus supplement. You should review the priority of payments described under "DESCRIPTION OF THE NOTES -- DISTRIBUTIONS ON THE
NOTES" in this prospectus supplement. See also "DESCRIPTION OF THE
NOTES--PRINCIPAL DISTRIBUTIONS ON THE SENIOR NOTES" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered notes consists of subordination. By issuing senior notes and subordinate notes, the trust has increased the likelihood that senior noteholders will receive regular payments of interest and principal.

The senior notes will have a payment priority over the subordinate notes and each class of Class M Notes with a lower numerical class designation will have payment priority over each class of Class M Notes with a higher numerical class designation.

Subordination provides the holders of notes having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.

This loss protection is accomplished by allocating the principal portion of any realized losses on the mortgage loans among the notes, beginning with the Class
M Notes with the lowest payment priority then outstanding, until the note principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses on the mortgage loans is then allocated to the next most junior class of subordinate notes, until the note principal balance of each class of subordinate notes is reduced to

                                      S-12

zero. If no subordinate notes remain outstanding, the principal portion of realized losses on the mortgage loans will be allocated to the Class A-1 Notes until its note principal balance is reduced to zero.

As of the closing date, the aggregate note principal balance of the Class M
Notes will equal approximately ____% of the aggregate note principal balance of all classes of notes.

Realized losses not covered by the subordination or other elements of the credit enhancement will be allocated as follows: first on a pro rata basis to the related class or classes of Class A Notes, then on a pro rata basis to the unrelated class or classes of Class A Notes.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered notes consists of subordination. By issuing senior notes and subordinate notes, the trust has increased the likelihood that senior noteholders will receive regular payments of interest and principal.

The senior notes will have a payment priority over the subordinate notes and each class of Class M Notes with a lower numerical class designation will have payment priority over each class of Class M Notes with a higher numerical class designation.

Subordination provides the holders of notes having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.

This loss protection is accomplished by allocating the principal portion of any realized losses on the mortgage loans among the notes, beginning with the Class
M Notes with the lowest payment priority then outstanding, until the note principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses on the mortgage loans is then allocated to the next most junior class of subordinate notes, until the note principal balance of each class of subordinate notes is reduced to zero. If no subordinate notes remain outstanding, the principal portion of realized losses on the mortgage loans will be allocated to the Class A-1 Notes until its note principal balance is reduced to zero.

As of the closing date, the aggregate note principal balance of the Class M
Notes will equal approximately ____% of the aggregate note principal balance of all classes of notes.

Realized losses not covered by the subordination or other elements of the credit enhancement will be allocated as follows: first on a pro rata basis to the related class or classes of Class A Notes, then on a pro rata basis to the unrelated class or classes of Class A Notes.

MONTHLY ADVANCES

The servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans, in general, to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

                                      S-13

OPTIONAL REDEMPTION

At its option, the majority holder of the equity certificates may redeem the notes and thereby effect termination and early retirement of the notes, after the aggregate Note balance has been reduced to less than [__%] of the aggregate initial note balance.

SEE "THE INDENTURE--OPTIONAL REDEMPTION" IN THIS PROSPECTUS SUPPLEMENT AND "THE
AGREEMENTS--TERMINATION; RETIREMENT OF THE SECURITIES" IN THE PROSPECTUS.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

         o        Tax counsel is of the opinion that the notes will be treated as debt instruments.

         o        You must agree to treat your note as indebtedness for federal, state and local income and franchise tax purposes.

For further information regarding the federal income tax consequences of investing in the offered notes, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS
PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS

It is a condition to the issuance of the notes that the offered notes receive the following ratings from [_______________ and _______________]:

OFFERED NOTES        [RA]           [RA]
-------------------------------------------
Class A              AAA            AAA
Class M-1            AA             AA
Class M-2            A              A
Class M-3            BBB            BBB

SEE "YIELD ON THE NOTES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD
CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The offered notes (other than the Class M-2 and Class M-3 Notes) will constitute
"mortgage related securities" for purposes of SMMEA. The Class M-2 Notes and the
Class M-3 Notes will not constitute "mortgage related securities" for purposes of SMMEA.

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

Subject to important considerations, the notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts which are deemed to make the representations set forth in "ERISA
CONSIDERATIONS". Plans are encouraged to consult with their legal advisors before investing.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                                      S-14

                              TRANSACTION STRUCTURE

                                [GRAPHIC OMITTED]

                                      S-15

                                  FLOW OF FUNDS

                                [GRAPHIC OMITTED]

                                      S-16

                         SUBORDINATE/CREDIT ENHANCEMENT

                                [GRAPHIC OMITTED]

                                      S-17

                                  RISK FACTORS

                  You should carefully consider, among other things, the
following factors in connection with the purchase of the offered notes:

[See version 1 of the prospectus supplement for some risk factors that may be applicable.]

[Appropriate risk factors from the following list are particular to the securitization represented by this version of the prospectus supplement]

[THE CLASS M-1, CLASS M-2 AND CLASS M-3 NOTES WILL BE PARTICULARLY SENSITIVE TO
LOSSES ON THE MORTGAGE LOANS

                  The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2 and Class M-3 Notes will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in one of the Class M-1, Class M-2 or Class M-3 Notes, the actual yield to maturity of the note may be lower than the yield anticipated by the holder based on the investor's assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the mortgage loans in any due period, to the extent they exceed the overcollateralized amount following payments of principal on the related payment date, will reduce the note balance of the class of notes then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on the class of subordinate notes than would otherwise be the case].

[THE CLASS M-1, CLASS M-2 AND CLASS M-3 NOTES WILL GENERALLY NOT BE ENTITLED TO
RECEIVE PRINCIPAL PAYMENTS UNTIL ALL PRINCIPAL PAYMENTS HAVE BEEN MADE ON THE
CLASS A NOTES WHICH MAY RESULT IN LOSSES ON THOSE NOTES

                  Unless the note balance of the Class A Notes has been reduced to zero, the Class M-1, Class M-2 and Class M-3 Notes will not be entitled to any principal payments until _________ ____ or a later period as described in this prospectus supplement. As a result, the weighted average lives of these notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of these notes, the holders of these notes have a greater risk of suffering a loss on their investments. Further, because these notes might not receive any principal if certain delinquency levels occur, it is possible for these notes to receive no principal payments even if no losses have occurred on the mortgage pool].

[THE NOTES ARE OBLIGATIONS OF THE ISSUING ENTITY ONLY

                  The notes will not represent an interest in or obligation of the originators, the depositor, the servicer, the sponsor, the owner trustee, the indenture trustee or any of their respective affiliates. The only obligations of the foregoing entities with respect to the notes or

                                      S-18

any mortgage loan will be the obligations of the sponsor pursuant to the limited representations and warranties made with respect to the mortgage loans in the mortgage loan purchase agreement and of the servicer with respect to its servicing obligations under the Servicing Agreement (including the limited obligation to make advances, as described in this prospectus supplement).
Neither the notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the issuing entity, the originators, the depositor, the servicer, the sponsor, the owner trustee, the indenture trustee or any of their respective affiliates. Proceeds of the assets included in the trust estate (including the mortgage loans) will be the sole source of payments on the notes, and there will be no recourse to the issuing entity, the originators, the depositor, the servicer, the sponsor, the owner trustee, the indenture trustee or any of their respective affiliates or any other entity in the event that the proceeds are insufficient or otherwise unavailable to make all payments provided for under the notes].

[THE DIFFERENCE BETWEEN THE INTEREST RATES ON THE NOTES AND THE MORTGAGE LOANS
MAY RESULT IN INTEREST SHORTFALLS ALLOCATED TO THE NOTES

                  The note interest rate for each class of the notes adjusts monthly based on a particular index, subject to the limitations described in this prospectus supplement. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually (after an initial fixed rate period in the case of some of the adjustable rate mortgage loans) based on the index (which may not move in tandem with the index), subject to periodic and lifetime limitations as described in this prospectus supplement.
As a result of the foregoing, as well as other factors like the prepayment behavior of the mortgage pool, relative increases in the index or relative decreases in the weighted average of the mortgage rates on the mortgage loans
(i) could cause the amount of interest generated by the mortgage pool to be less than the aggregate amount of interest that would otherwise be payable on the notes, leading one or more classes of notes to receive payments of interest at a later date, as described in this prospectus supplement or (ii) could cause the maximum note interest rate to apply to one or more classes of notes, as described in this prospectus supplement.

                  Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index and the related gross margin, these rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments. In particular, investors should note that approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for two years following origination and approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for three years following origination, in each case by aggregate principal balance as of _________ __, ___. The weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for two years is _______ ____, and the weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for three years is _______ ____].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED NOTES WILL BE
AFFECTED BY PREPAYMENT SPEEDS

                                      S-19

                  The rate and timing of distributions allocable to principal on the offered notes will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on the offered notes as provided in this prospectus supplement. As is the case with mortgage securities generally, the offered notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS
SUPPLEMENT.

                  Generally, when prevailing interest rates are increasing,
prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered notes at a time when reinvestment at these higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered notes at a time when reinvestment at comparable yields may not be possible.

                  Distributions of principal will be made to the subordinate notes according to the priorities described in this prospectus supplement. The timing of commencement of principal distributions and the weighted average life of each of these classes of notes will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on the class. For further information regarding the effect of principal prepayments on the weighted average lives of the offered notes, see "YIELD ON THE NOTES" in this prospectus supplement and the table entitled "PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE FOLLOWING
PERCENTAGES OF THE PREPAYMENT ASSUMPTION" herein.

[TO THE EXTENT AMOUNTS ON DEPOSIT IN THE PRE-FUNDING ACCOUNT ARE NOT USED, THERE
MAY BE A MANDATORY PREPAYMENT ON THE CLASS [__________] CERTIFICATES.

                  [To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [_______ __, 20__], the holders of the certificates will receive on the distribution date immediately following [_______ __, 20__], the pre-funded amount remaining after the purchase of subsequent loans. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the Class [__________]
Certificates on such distribution date.]

FICO SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS

                  Investors are encouraged to be aware that FICO scores are
based on past payment history of the borrower. Investors are encouraged not to rely on FICO scores as an indicator of

                                      S-20

future borrower performance. See "The Mortgage Pool -General Underwriting
Guidelines" and "The Mortgage Pool -___________ Underwriting Guidelines"" in
this prospectus supplement.

[THE YIELD TO MATURITY ON THE OFFERED NOTES WILL DEPEND ON A VARIETY OF FACTORS

                  The yield to maturity on the offered notes will depend, in general, on:

         o        the applicable note interest rate and note accrual rate
                  thereon from time to time;

         o        the applicable purchase price; and

         o        the rate and timing of principal payments (including
                  prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the note balance of the notes, as well as other
                  factors.

                  The yield to investors on any class of offered notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

                  In general, if the offered notes are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered notes are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

                  The proceeds to the depositor from the sale of the offered notes were determined based on a number of assumptions, including a prepayment assumption of __% of the constant prepayment rate model and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at this particular rate or at any other rate. The yield assumptions for the offered notes will vary as determined at the time of sale].

                                THE MORTGAGE POOL

GENERAL

         [See Version 1]

INDICES ON THE MORTGAGE LOANS

         [See Version 1]

                                      S-21

                             STATIC POOL INFORMATION

         The Depositor will provide static pool information, material to this offering, with respect to the experience of the Sponsor in securitizing asset pools of the same type either to you directly or at http://www.[____________].

         Information provided through the internet address above will not be deemed to be a part of this prospectus supplement, the prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

                                  THE SERVICER

GENERAL

         EMC will act as the servicer of the home loans pursuant to the Sale and
Servicing Agreement, dated as of [_______], among the depositor, EMC, in its capacity as servicer and sponsor, and the indenture trustee. The servicer may perform any of its obligations under the sale and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the servicer alone were servicing the home loans.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans.
EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the home loans in accordance with the description of the applicable servicing procedures contained in this section in the prospectus supplement.

         In the event of a default by EMC under the Sale and Servicing
Agreement, the indenture trustee, subject to the provisions of the Sale and
Servicing Agreement, will be required to enforce any remedies against the master servicer and will either find a successor master servicer or will assume the master servicing obligations itself.

[ADDITIONAL SERVICERS]

         [Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

                            MORTGAGE LOAN ORIGINATION

GENERAL

                                      S-22

         The principal originators of the mortgage loans are: ___________ and
_____________ with respect to approximately ___% and ___% of the mortgage loans in the aggregate. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans.

         [Insert underwriting standards for each originator whose mortgage loans represent more than 10% of the aggregate cut-off date principal balance of the mortgage loans.]

                             ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary.
In no event, however, will more than 10% (by principal balance at the Cut- off
Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement.

                               YIELD ON THE NOTES

SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the
Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on the mortgage loan. SEE "LEGAL ASPECTS OF THE MORTGAGE
LOANS--

                                      S-23

SERVICEMEMBERS' CIVIL RELIEF ACT OF 1940" IN THE PROSPECTUS. Any interest shortfalls resulting from a principal prepayment in full or a partial principal prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans for the related Due Period. Any interest shortfalls resulting from a principal prepayment in full or a partial principal prepayment which are not covered by the Servicer on a Payment Date will not be reimbursed on any future
Payment Date. The Servicer is not obligated to fund interest shortfalls resulting from the application of the Relief Act. SEE "THE SERVICING
AGREEMENT--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" AND
"DESCRIPTION OF THE NOTES--MONTHLY ADVANCES" IN THIS PROSPECTUS SUPPLEMENT and
"LEGAL ASPECTS OF THE MORTGAGE LOANS --- SERVICEMEMBERS' CIVIL RELIEF ACT OF
1940" IN THE PROSPECTUS. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such principal prepayments exceeds the aggregate of the
Servicing Fees on the mortgage loans for a Due Period or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the notes on the related Payment Date.

GENERAL PREPAYMENT CONSIDERATIONS

         The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of those mortgage loans and by the rate of principal prepayments on those mortgage loans (including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the
Depositor, the Sponsor or the majority holder of the Equity Certificates, as the case may be). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "THE MORTGAGE POOL" in this prospectus supplement, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge. Prepayment Charge obligations generally expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with Prepayment Charges is ________ ____.

         Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of notes then entitled to receive those payments that otherwise would be distributed over the remaining terms of the mortgage loans. SEE "MATURITY AND
PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors (AS DESCRIBED MORE FULLY IN THIS PROSPECTUS SUPPLEMENT AND IN THE
PROSPECTUS UNDER "YIELD CONSIDERATIONS" AND "MATURITY AND PREPAYMENT
CONSIDERATIONS"), no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend upon the degree to which those notes are purchased at a discount or premium and the degree to which the timing of payments on those notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of a Note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of a note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of those notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

                                      S-24

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, in the case of the adjustable rate mortgage loans in the mortgage pool, the existence of the applicable Periodic Rate Cap, Maximum
Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. SEE "YIELD CONSIDERATIONS" AND "MATURITY AND PREPAYMENT CONSIDERATIONS"
IN THE PROSPECTUS.

         Because principal payments are paid to some classes of notes before other classes, holders of classes of notes having a later priority of payment bear a greater risk of losses (because those notes will represent an increasing percentage of the Trust Estate during the period prior to the commencement of payments of principal on those notes) than holders of classes having earlier priorities for payment of principal. As described under "DESCRIPTION OF THE
NOTES--PRINCIPAL PAYMENTS ON THE NOTES" in this prospectus supplement, prior to the Stepdown Date (as defined in this prospectus supplement), all principal payments on the mortgage loans will be allocated to the Class A Notes.
Thereafter, as further described in this prospectus supplement, subject to various delinquency triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated among all classes of the notes then outstanding as described under "DESCRIPTION OF THE
NOTES--PRINCIPAL PAYMENTS ON THE NOTES" in this prospectus supplement.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS;
REPRESENTATIONS" IN THIS PROSPECTUS SUPPLEMENT.

SPECIAL YIELD CONSIDERATIONS

         The Note Interest Rate for each class of the notes adjusts monthly based on One-Month LIBOR as described under "DESCRIPTION OF THE
NOTES--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement, subject to the Maximum Note Interest Rate and the Available Interest Rate. However, the
mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-

                                      S-25

annually (after an initial fixed rate period in the case of Delayed First
Adjustment Mortgage Loans) based on the Index (which may not move in tandem with
One- Month LIBOR), subject to periodic and lifetime limitations as described in this prospectus supplement. Investors should note that approximately _____% of the mortgage loans are ____ year Delayed First Adjustment Mortgage Loans, approximately ____% of the mortgage loans are _____ year Delayed First
Adjustment Loans and approximately _____% of the mortgage loans are fixed rate mortgage loans, in each case by aggregate principal balance as of the Cut-off
Date. The weighted average month of origination of the _____ year Delayed First
Adjustment Mortgage Loans is _____ ____, and the weighted average month of origination of the ______ year Delayed First Adjustment Mortgage Loans is ______
____. Because of the application of the Maximum Note Interest Rate and the
Available Interest Rate, increases in the Note Interest Rate on the notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on the notes during the related Interest Accrual Period. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index, potentially resulting in
Interest Carry Forward Amounts with respect to one or more classes of notes. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in One-Month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans
(i) could cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the notes, leading one or more classes of notes to incur
Interest Carry Forward Amounts, or (ii) could cause the Maximum Note Interest
Rate to apply to one or more classes of notes.

         Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the Index and the related Gross Margin, those rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments.

         As described under "DESCRIPTION OF THE NOTES--ALLOCATION OF LOSSES;
SUBORDINATION", amounts otherwise distributable to holders of the Subordinate
Notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to various mortgagor delinquencies, to the extent not covered by Monthly Advances. Those delinquencies may affect the yield to investors on those classes of Subordinate Notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of those classes of Subordinate Notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of Subordinate Notes. SEE "DESCRIPTION OF THE NOTES--PRINCIPAL PAYMENTS ON THE
NOTES" IN THIS PROSPECTUS SUPPLEMENT.

WEIGHTED AVERAGE LIVES

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments

                                      S-26

(including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing of those principal payments.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prepayment Assumption assumes a prepayment rate for the mortgage loans of __% CPR. The CPR assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at __% CPR or any other rate.

         The tables following the next paragraph indicate the percentage of the initial Note Balance of the notes that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of those notes. The tables are based on the following Modeling Assumptions: (i) the mortgage pool consists of __ mortgage loans with the characteristics described below, (ii) payments on those notes are received, in cash, on the 25th day of each month, commencing in _______ ____,
(iii) the mortgage loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans, (v) none of the majority holder of the Equity Certificates, the Depositor, the Sponsor, the Servicer or any
other person purchases from the Trust Estate any mortgage loan or redeems the notes pursuant to any obligation or option under the Indenture, the Servicing
Agreement or any other agreement except as indicated in footnote two in the tables below, (vi) scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month, (vii)
prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in ________ ____, and include
30 days' interest on those mortgage loans, (viii) the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of that mortgage loan by its remaining term to stated maturity, (ix) the notes are purchased on ________ __, ____, (x) the
Index remains constant at _____% per annum and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Periodic Rate Cap, (xi)
One-Month LIBOR remains constant at _____% per annum, (xii) the monthly payment on each adjustable rate mortgage loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause
(viii) above and (xiii) the Servicing Fee Rate is as shown in the "Assumed
Mortgage Loan Characteristics" table below and the Servicing Fee is payable monthly, and the Indenture Trustee Fee Rate is equal to ______% per annum and the Indenture Trustee Fee is paid monthly.

                                      S-27

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

 PRINCIPAL                  ORIGINAL    REMAINING
  BALANCE                   TERM TO      TERM TO       NEXT
 AS OF THE      MORTGAGE    MATURITY    MATURITY     ADJUSTMENT      GROSS
CUT-OFF DATE    RATE (%)    (MONTHS)    (MONTHS)       DATE        MARGIN (%)
------------    --------    --------    --------       ----        ----------

 PRINCIPAL
  BALANCE       MAXIMUM     MINIMUM     PERIODIC    SERVICING       PREPAY
 AS OF THE      MORTGAGE    MORTGAGE      RATE      FEE RATE (%)    PENALTY
CUT-OFF DATE    RATE (%)    RATE (%)    CAP (%)                     (YES/NO)
------------    --------    --------    -------                     --------

         There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables. This discrepancy may have an effect upon the percentages of the initial Note Balance outstanding (and the weighted average lives) of the notes shown in the tables.
In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables shown below and since it is not likely the level of the Index or One-Month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the tables. In addition, as described under "DESCRIPTION OF THE
NOTES--PRINCIPAL PAYMENTS ON THE NOTES" in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event (each as defined in this prospectus supplement) will have the effect of accelerating or decelerating the amortization of the notes, affecting the weighted average lives of the notes.
Based on the foregoing assumptions, the tables indicate the weighted average lives of the notes and show the percentages of the initial Note Balance of those notes that would be outstanding after each of the Payment Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Note Balances (and weighted average lives)
shown in the following tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of the Prepayment Assumption.

                                      S-28

         PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE SPECIFIED
PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                             CLASS A NOTES
                                     --------------------------------------------------------

PAYMENT DATE                            0%         15%         25%         35%         45%
------------                         --------   ---------   ---------   ---------   ---------
Closing Date.....................

Weighted Average Life in Years(1)

Weighted Average Life in Years(2)

----------
         (1)      The weighted average life of a Note is determined by (a)
                  multiplying the amount of each payment of principal by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes.

         (2)      Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to
                  redeem the notes when the aggregate Note Balance has been
                  reduced to less than [__%] of the initial aggregate Note
                  Balance. SEE "THE INDENTURE--OPTIONAL REDEMPTION" IN THIS
                  PROSPECTUS SUPPLEMENT.

                                                            CLASS M-1 NOTES
                                     --------------------------------------------------------

PAYMENT DATE                            0%         15%         25%         35%         45%
------------                         --------   ---------   ---------   ---------   ---------
Closing Date.....................

Weighted Average Life in Years(1)

Weighted Average Life in Years(2)

----------
         (1)      The weighted average life of a Note is determined by (a)
                  multiplying the amount of each payment of principal by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes.

         (2)      Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to
                  redeem the notes when the aggregate Note Balance has been
                  reduced to less than [__%] of the initial aggregate Note
                  Balance. SEE "THE INDENTURE--OPTIONAL REDEMPTION" IN THIS
                  PROSPECTUS SUPPLEMENT.

                                      S-29

                                                            CLASS M-2 NOTES
                                     --------------------------------------------------------

PAYMENT DATE                            0%         15%         25%         35%         45%
------------                         --------   ---------   ---------   ---------   ---------
Closing Date.....................

Weighted Average Life in Years(1)

Weighted Average Life in Years(2)

----------
         (1)      The weighted average life of a Note is determined by (a)
                  multiplying the amount of each payment of principal by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes.

         (2)      Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to
                  redeem the notes when the aggregate Note Balance has been
                  reduced to less than [__%] of the initial aggregate Note
                  Balance. SEE "THE INDENTURE--OPTIONAL REDEMPTION" IN THIS
                  PROSPECTUS SUPPLEMENT.

                                                            CLASS M-3 NOTES
                                     --------------------------------------------------------

PAYMENT DATE                            0%         15%         25%         35%         45%
------------                         --------   ---------   ---------   ---------   ---------
Closing Date.....................

Weighted Average Life in Years(1)

Weighted Average Life in Years(2)

----------
         (1)      The weighted average life of a Note is determined by (a)
                  multiplying the amount of each payment of principal by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes.

         (2)      Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to
                  redeem the notes when the aggregate Note Balance has been
                  reduced to less than [__%] of the initial aggregate Note
                  Balance. SEE "THE INDENTURE--OPTIONAL REDEMPTION" IN THIS
                  PROSPECTUS SUPPLEMENT.

         There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives shown in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or Index level assumptions.

         The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or that the level of the Index will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the Index is consistent with the expectations of investors.

                                      S-30

YIELD SENSITIVITY OF THE SUBORDINATE NOTES

         If on any Payment Date, the Overcollateralized Amount and the Note
Balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the mortgage loans (and the timing of those losses) that are covered by subordination, because the entire amount of any Realized Losses
(to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Notes. If on any Payment Date, the Overcollateralized Amount and
the Note Balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the mortgage loans (and the timing of those losses) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2
Notes. If on any Payment Date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the mortgage loans (and the timing of those losses) that are covered by subordination, because the entire amount of any Realized Losses
(to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the Subordinate
Notes, those Realized Losses will not be reinstated thereafter. However,
Allocated Realized Loss Amounts may be paid to the holders of those classes of notes, after various distributions to the holders of the Class A Notes and
Subordinate Notes with lower numerical class designations, but before the Equity
Certificates are entitled to any distributions. SEE "DESCRIPTION OF THE
NOTES--OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT.

         Investors in the Subordinate Notes should fully consider the risk that
Realized Losses on the mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Notes, SEE "YIELD CONSIDERATIONS" AND
"MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

                            DESCRIPTION OF THE NOTES

GENERAL

         [Name of Issuing Entity] Series ____-__, Mortgage-Backed Notes, Series
____-__ will consist of ____ classes of notes, designated as (i) the Class A
Notes and (ii) the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes.
The notes will be issued by [Name of Issuing Entity] Series ____-__ pursuant to the Indenture, dated as of ________ __, ____, between the Issuing Entity and the
Indenture Trustee. Only the notes are offered by this prospectus supplement.
Trust Certificates, Series ____-__, referred to herein, as the Equity
Certificates, will be issued pursuant to the Trust Agreement, dated as of
________ __, ____, between the Depositor and the Owner Trustee, and will represent the beneficial ownership interest in the Issuing Entity. The Equity
Certificates are not being offered by this prospectus supplement and will be delivered on the Closing Date to the [Sponsor], as partial consideration for the conveyance of the mortgage loans by Sponsor to the Depositor.

         Distributions on the offered notes will be made on each Payment Date.

                                      S-31

         The notes represent non-recourse debt obligations of the Issuing Entity secured by the Trust Estate, which consists primarily of a mortgage pool of conventional, one- to four-family, adjustable rate mortgage loans and fixed rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $___________, subject to a permitted variance as described in this prospectus supplement under "THE MORTGAGE Pool". Proceeds of the Trust Estate will be the sole source of payments on the notes. The Issuing Entity is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the notes.

         The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the
Class M-3 Notes will have an aggregate initial Note Balance of approximately
$___________, approximately $_________, approximately $__________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus [10]%. The Note Interest Rates on the notes are adjustable, subject to the Maximum Note Interest Rate and the Available Interest
Rate, and will be calculated for each Payment Date as described under "--NOTE
INTEREST RATE" in this prospectus supplement. The "Final Maturity Date" of the notes is the Payment Date occurring in _______ ____.

         The notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[100,000] and integral multiples of $[1.00] in excess of that minimum denomination.

         The notes will initially be represented by one or more global notes registered in the name of the nominee of DTC, except as provided below. The
Depositor has been informed by DTC that DTC's nominee will be Cede. No person acquiring an interest in any class of the notes will be entitled to receive a note representing those person's interest, except as described below under
"--DEFINITIVE NOTES". Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus supplement, all references to actions by noteholders with respect to the notes shall refer to actions taken by
DTC upon instructions from its participants (as defined below), and all references in this prospectus supplement to payments, notices, reports and statements to noteholders with respect to the notes shall refer to payments, notices, reports and statements to DTC or Cede, as the registered holder of the notes, for payment to Note Owners in accordance with DTC procedures. SEE
"--REGISTRATION" AND "--DEFINITIVE NOTES" IN THIS PROSPECTUS SUPPLEMENT.

         Any Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All payments to holders of the notes, other than the final payment on any class of notes, will be made by or on behalf of the Indenture Trustee to the persons in whose names those notes are registered at the close of business on each Record Date. Those payments will be made either (a) by check mailed to the address of that noteholder as it appears in the Note Register or (b) upon written request to the Indenture Trustee at least five business days prior to the relevant Record Date by any holder of notes having an aggregate initial Note
Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Note Balance of that class of notes, by wire transfer in immediately available funds to the account of that noteholder specified

                                      S-32

in the request. The final payment on any class of notes will be made in like manner, but only upon presentment and surrender of those notes at the corporate trust office of the Indenture Trustee or another location specified in the notice to noteholders of that final payment.

REGISTRATION

         DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers (including [Name of Underwriter]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to indirect participants.

         Note Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the notes may do so only through participants and indirect participants. In addition, Note Owners will receive all payments of principal of and interest on the notes from the Indenture Trustee through DTC and DTC participants. The
Indenture Trustee will forward payments to DTC in same day funds and DTC will forward those payments to participants in next day funds settled through the New
York Clearing House. Each Participant will be responsible for disbursing those payments to indirect participants or to Note Owners. Unless and until Definitive
Notes are issued, it is anticipated that the only holder of the notes will be
Cede, as nominee of DTC. Note Owners will not be recognized by the Indenture
Trustee as noteholders, as that term is used in the Indenture, and Note Owners will be permitted to exercise the rights of noteholders only indirectly through
DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among participants and to receive and transmit payments of principal of, and interest on, the notes. Participants and indirect participants with which Note Owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess
Definitive Notes, the Rules provide a mechanism by which Note Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of some banks, the ability of a
Note Owner to pledge notes to persons or entities that do not participate in the
DTC system, or to otherwise act with respect to those notes, may be limited due to the absence of physical notes for the notes. In addition, under a book-entry format, Note Owners may experience delays in their receipt of payments since payment will be made by the Indenture Trustee to Cede, as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a noteholder under the Indenture only at the direction of one or more participants to whose DTC account the notes are

                                      S-33

credited. Clearstream or the Euroclear Operator (as defined in this prospectus supplement), as the case may be, will take any other action permitted to be taken by a noteholder under the Indenture on behalf of a Clearstream Participant
(as defined in this prospectus supplement) or Euroclear Participant (as defined in this prospectus supplement) only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary (as defined in this prospectus supplement) to effect those actions on its behalf through DTC.
Additionally, under the Rules, DTC will take those actions with respect to specified Voting Rights only at the direction of and on behalf of participants whose holdings of notes evidence those specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that participants whose holdings of notes evidence those Voting Rights, authorize divergent action.

         The Issuing Entity, the Depositor, the Servicer, the Sponsor, the Owner
Trustee, the Indenture Trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Clearstream or
Euroclear, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by
Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DEFINITIVE NOTES

         Definitive Notes will be issued to Note Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the
Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the notes and the Depositor is unable to locate a qualified successor within 30 days, (ii) the
Depositor, at its option and with the consent of the participants, advises the
Indenture Trustee in writing that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (as defined in this prospectus supplement), Note Owners representing in the aggregate not less than 51% of the Voting Rights of the notes advise the Indenture Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Note Owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all Note Owners through participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive notes representing the Notes and receipt of instructions for re-
registration, the Indenture Trustee will reissue the notes as Definitive Notes issued in the respective principal amounts owned by individual Note Owners, and thereafter the Indenture Trustee will recognize the holders of those Definitive
Notes as noteholders under the Indenture. Those Definitive Notes will be issued in minimum denominations of [$100,000], except that any beneficial ownership represented by a note in an amount less than [$100,000] immediately prior to the issuance of a Definitive Note shall be issued in a minimum denomination equal to the amount represented by that note.

BOOK-ENTRY FACILITIES

         Note Owners may elect to hold their interests in the notes through DTC in the United States or through Clearstream or Euroclear in Europe, if they are participants of those systems, or

                                      S-34

indirectly through organizations which are participants in those systems. The notes of each class will be issued in one or more notes which equal the aggregate Note Balance of that class and will initially be registered in the name of Cede, the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and Chase will act as depositary for Euroclear.

         Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant
Euroclear participants or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

         Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust

                                      S-35

companies, clearing corporations and other organizations. Indirect access to
Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Clearstream Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with the Cooperative. All operations are conducted by the Euroclear
Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The
Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and
Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Payments with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC,
Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. SEE "DESCRIPTION OF THE SECURITIES--FORM OF SECURITIES" IN THE PROSPECTUS.

NOTE INTEREST RATES

         The Note Interest Rate on the Class A Notes will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each
Payment Date through and including the Payment Date on which the aggregate Note
Balance is reduced to less than __% of the

                                      S-36

aggregate initial Note Balance, or One- Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment
Date and (iii) the Maximum Note Interest Rate.

         The Note Interest Rate on the Class M-1 Notes will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each
Payment Date through and including the Payment Date on which the aggregate Note
Balance is reduced to less than __% of the aggregate initial Note Balance, or
One- Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii)
the Available Interest Rate for that Payment Date and (iii) the Maximum Note
Interest Rate.

         The Note Interest Rate on the Class M-2 Notes will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each
Payment Date through and including the Payment Date on which the aggregate Note
Balance is reduced to less than __% of the aggregate initial Note Balance, or
One- Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii)
the Available Interest Rate for that Payment Date and (iii) the Maximum Note
Interest Rate.

         The Note Interest Rate on the Class M-3 Notes will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each
Payment Date through and including the Payment Date on which the aggregate Note
Balance is reduced to less than __% of the aggregate initial Note Balance, or
One- Month LIBOR plus _____%, in the case of any Payment Date thereafter, (ii)
the Available Interest Rate for that Payment Date and (iii) the Maximum Note
Interest Rate.

         SEE "--CALCULATION OF ONE-MONTH LIBOR" IN THIS PROSPECTUS SUPPLEMENT.

         The Note Interest Rate and the Note Accrual Rate for each class of notes for the current Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the Indenture Trustee at __________.

INTEREST PAYMENTS ON THE NOTES

         To the extent of the Current Interest Payment Amount, in the priorities listed below, the holders of each class of notes will be entitled to receive on each Payment Date interest payments in an amount equal to the Interest Payment
Amount for that class. On each Payment Date, the Current Interest Payment Amount will be distributed in the following order of priority:

         FIRST, to the holders of the Class A Notes, the Interest Payment Amount for those notes;

         SECOND, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to
         the holders of the Class M-1 Notes, the Interest Payment Amount for
         those Notes;

         THIRD, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and
         the Class M-1 Notes, to the holders of the Class M-2 Notes, the
         Interest Payment Amount for those notes; and

                                      S-37

         FOURTH, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes,
         the Class M-1 Notes and the Class M-2 Notes, to the holders of the
         Class M-3 Notes, the Interest Payment Amount for those notes.

         With respect to any Payment Date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest
Payment Amount for the related Due Period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and that
Payment Date. The Interest Carry Forward Amount, if any, for any class of the notes for any Payment Date is payable to the extent of available funds remaining after some other payments on the notes on that Payment Date, but before any payments on the Equity Certificates on that Payment Date. SEE
"--OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT.

         All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

         The Note Balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the Trust Estate.

CALCULATION OF ONE-MONTH LIBOR

         With respect to each Interest Accrual Period, on the Interest
Determination Date, the Indenture Trustee will determine One-Month LIBOR for the next Interest Accrual Period. If that rate does not appear on Telerate Page
3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined in this prospectus supplement) for one-month
U.S. dollar deposits, as of 11:00 a.m. (London time) on that Interest
Determination Date. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on that Interest Determination Date two or more Reference Banks provide those offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of those offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on that Interest
Determination Date fewer than two Reference Banks provide those offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest
Determination Date and (y) the Reserve Interest Rate (as defined in this prospectus supplement).

         As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         The establishment of One-Month LIBOR on each Interest Determination
Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the notes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

                                      S-38

         On each Payment Date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal. In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then-outstanding aggregate Note Balance of the notes. The Principal Payment Amount for the first Payment Date will include approximately $_________ collected by the Servicers in respect of prepayments on the mortgage loans during the _________ ____ Prepayment Period.

         On each Payment Date (a) prior to the Stepdown Date or (b) on which a
Trigger Event is in effect, the Principal Payment Amount shall be distributed:
first, to the Class A Notes, until the Note Balance thereof has been reduced to zero; second, to the Class M-1 Notes, until the Note Balance thereof has been reduced to zero; third, to the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and fourth, to the Class M-3 Notes, until the Note
Balance thereof has been reduced to zero.

         On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Notes and the
Subordinate Notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

         FIRST, the lesser of (x) the Principal Payment Amount and (y) the Class
         A Principal Payment Amount, shall be distributed to the holders of the
         Class A Notes, until the Note Balance thereof has been reduced to zero;

         SECOND, the lesser of (x) the excess of (i) the Principal Payment
         Amount over (ii) the amount distributed to the holders of the Class A notes pursuant to clause FIRST above and (y) the Class M-1 Principal
         Payment Amount, shall be distributed to the holders of the Class M-1
         Notes, until the Note Balance thereof has been reduced to zero;

         THIRD, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the
         Class A Notes pursuant to clause FIRST above and to the holders of the
         Class M-1 Notes pursuant to clause SECOND above and (y) the Class M-2
         Principal Payment Amount, shall be distributed to the holders of the
         Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and

         FOURTH, the lesser of (x) the excess of (i) the Principal Payment
         Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause FIRST above, to the holders of the
         Class M-1 Notes pursuant to clause SECOND above and to the holders of the Class M-2 Notes pursuant to clause THIRD above and (y) the Class
         M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

         On the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to any Event of Default principal will be payable on each class of notes in an amount equal to the Note Balance thereof on that Payment Date. On the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to any Event of Default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated
Realized Loss Amounts will also be payable on each class of notes in the priorities listed in the

                                      S-39

Indenture. There can be no assurance, however, that sufficient funds will be available on that date to retire the Note Balances and pay those other amounts.

         The allocation of payments in respect of principal to the Class A Notes on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger
Event has occurred, will have the effect of accelerating the amortization of the
Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Notes and the Overcollateralized Amount. Increasing
the respective percentage interest in the Trust Estate of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the
Subordinate Notes and the Overcollateralized Amount.

         The holders of the Equity Certificates will be entitled to all
Prepayment Charges received on the mortgage loans and those amounts will not be available for distribution on the notes.

CREDIT ENHANCEMENT

         The Credit Enhancement provided for the benefit of the holders of the notes consists of subordination, as described below, and overcollateralization, as described under "--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

         The rights of the holders of the Subordinate Notes and the Equity
Certificates to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A
Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford those holders protection against Realized Losses.

         The protection afforded to the holders of the Class A Notes by means of the subordination of the Subordinate Notes and the Equity Certificates will be accomplished by (i) the preferential right of the holders of the Class A Notes to receive on any Payment Date, prior to payment on the Subordinate Notes and the Equity Certificates, payments in respect of interest and principal, subject to available funds, and (ii) if necessary, the right of the holders of the Class
A Notes to receive future payments of amounts that would otherwise be payable to the holders of the Subordinate Notes and the Equity Certificates.

         In addition, the rights of the holders of Subordinate Notes with lower numerical class designations will be senior to the rights of holders of
Subordinate Notes with higher numerical class designations, and the rights of the holders of all of the Subordinate Notes to receive payments in respect of the mortgage loans will be senior to the rights of the holders of the Equity
Certificates, in each case to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of Subordinate Notes with lower numerical class designations relative to the holders of Subordinate Notes with higher numerical class designations (and by the holders of all of the Subordinate Notes relative to the holders of the Equity Certificates) of the full amount of interest and

                                      S-40

principal to which they are entitled and to afford those holders protection against Realized Losses, as described under "--ALLOCATION OF REALIZED LOSSES" in this prospectus supplement.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average mortgage rate for the mortgage loans (adjusted to reflect the Servicing Fee and the Indenture Trustee Fee payable from interest received or advanced on the mortgage loans) is generally expected to be higher than the weighted average of the Note Interest Rates on the notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The Indenture requires that, on each Payment Date, the Net Monthly Excess Cashflow, if any, be
applied on that Payment Date as an accelerated payment of principal on the class or classes of notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described. With respect to any Payment
Date, any Net Monthly Excess Cashflow (or, in the case of clause FIRST below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction
Amount) shall be paid as follows:

         FIRST, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

         SECOND, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the
         Overcollateralization Increase Amount;

         THIRD, to the holders of the Class A Notes, in an amount equal to the
         Interest Carry Forward Amount for those notes;

         FOURTH, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for those notes;

         FIFTH, to the holders of the Class M-1 Notes, in an amount equal to the
         Allocated Realized Loss Amount for those notes;

         SIXTH, to the holders of the Class M-2 Notes, in an amount equal to the
         Interest Carry Forward Amount for those notes;

         SEVENTH, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for those notes;

         EIGHTH, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for those notes;

         NINTH, to the holders of the Class M-3 Notes, in an amount equal to the
         Allocated Realized Loss Amount for those notes; and

         TENTH, to the holders of the Equity Certificates as provided in the
         Indenture.

                                      S-41

         With respect to any Payment Date, the excess, if any, of (a) the aggregate principal balance of the mortgage loans immediately following that
Payment Date over (b) the Note Balance of the notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on that Payment Date, is the
"Overcollateralized Amount" for the notes as of that Payment Date. As of the
Closing Date, the aggregate principal balance of the mortgage loans as of the
Cut-off Date will exceed the aggregate Note Balance of the notes by an amount equal to approximately $_________. That amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the Indenture. Under the Indenture, the
Overcollateralized Amount is required to be maintained at the Required
Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, those Realized Losses may result in an overcollateralization deficiency since those Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Note Balance of the notes. In that event, the Indenture requires the payment from Net Monthly
Excess Cashflow, subject to available funds, of an amount equal to that overcollateralization deficiency, which shall constitute a principal payment on the notes in reduction of the Note Balances thereof. This has the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

         On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease, or "step down", below the initial $_________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the mortgage loans (after giving effect to principal payments to be distributed on that Payment Date), subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any Payment Date, the Indenture provides that a portion of the principal which would otherwise be distributed to the holders of the notes on that Payment Date shall be distributed to the holders of the Equity Certificates, subject to the priorities listed above. With respect to that Payment Date, the Principal
Payment Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other payments to be made on that Payment Date, which amount shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities listed above. This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any Payment Date a Trigger Event
is in effect, the Required Overcollateralized Amount will not be permitted to step down on that Payment Date.

ALLOCATION OF LOSSES; SUBORDINATION

         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired by deed in lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on that mortgage loan through the last day of the month in which that mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer for
Monthly Advances, servicing advances and the Servicing Fee) towards interest and principal owing on the mortgage loan.

                                      S-42

         Any Realized Loss on the mortgage loans will be allocated on any
Payment Date, first, to Net Monthly Excess Cashflow, second, to the
Overcollateralized Amount, third, to the Class M-3 Notes, fourth, to the Class
M-2 Notes, and fifth, to the Class M-1 Notes. The Indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A
Notes should note that although Realized Losses cannot be allocated to those notes, under various loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

         Once Realized Losses have been allocated to the Subordinate Notes, those Realized Losses will not be reinstated thereafter. However, Allocated
Realized Loss Amounts may be paid to the holders of those classes of notes, after various distributions to the holders of the Class A Notes and Subordinate
Notes with lower numerical class designations, but before the Equity
Certificates are entitled to any distributions.

         Any allocation of a Realized Loss to a note will be made by reducing the Note Balance thereof by the amount so allocated on the Payment Date in the month following the calendar month in which that Realized Loss was incurred.

MONTHLY ADVANCES

         Subject to the following limitations, the Servicer will be obligated to advance on or before each Payment Date from its own funds, any Monthly Advance.

         Monthly Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making those Monthly
Advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act or similar state law.

         All Monthly Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which that unreimbursed Monthly Advance was made. In addition, any Monthly
Advances previously made in respect of any mortgage loan that are deemed by the
Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Distribution Account (or such other account as set forth in the Servicing
Agreement) prior to the payments on the notes. In the event that the Servicer fails in its obligation to make any required advance, the Indenture Trustee will be obligated to make that advance to the extent required in the Servicing
Agreement.

                               THE ISSUING ENTITY

         [Name of Issuing Entity] Series ____-__ is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, dated as of ________ __, ____, between the Depositor and the Owner Trustee for the transactions described in this prospectus supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of

                                      S-43

Delaware relating to statutory trusts. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the proceeds therefrom, (ii) issuing the notes and the Equity
Certificates, (iii) making payments on the notes and the Equity Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The
Issuing Entity is not expected to have any significant assets other than the
Trust Estate pledged to the Indenture Trustee as collateral to secure the notes.
The Issuing Entity's principal offices are in __________, ________, in care of
________________, as Owner Trustee.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, was incorporated in the State of
Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The
Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of
"non-investment quality" up to and including real estate owned assets ("REO").
The sponsor commenced operation in Texas on October 9, 1990.

         The sponsor maintains its principal office at 909 Hidden Ridge Drive,
Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans.
Loans are purchased on a bulk and flow basis. The sponsor is one of the United
States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws.
Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions
group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since
1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                      S-44

                         DECEMBER 31, 2003               DECEMBER 31, 2004                OCTOBER 31, 2005
                         -----------------               -----------------                ----------------
                                TOTAL PORTFOLIO                  TOTAL PORTFOLIO                  TOTAL PORTFOLIO
  LOAN TYPE         NUMBER         OF LOANS          NUMBER         OF LOANS          NUMBER         OF LOANS
  ---------         ------         --------          ------         --------          ------         --------

Alt-A ARM                       $                                $                                $

Alt-A Fixed                     $                                $                                $

HELOC                           $                                $                                $

Neg-Am ARM                      $                                $                                $

Prime ARM                       $                                $                                $

Prime Fixed                     $                                $                                $

Prime Short
Duration                        $                                $                                $

ARM

Reperforming                    $                                $                                $

Seconds                         $                                $                                $

SubPrime                        $                                $                                $

Totals                          $                                $                                $

         With respect to some of the securitizations organized by the sponsor, a
"step-down" trigger has occurred with respect to the loss and delinquency experience of the home loans included in the related trust, resulting in a sequential payment of principal to the related offered securities, from the security with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the trust, a servicing trigger required by the related financial guaranty insurer has been breached;
however, the insurer has agreed to waive the trigger and the related servicer or master servicer is still servicing the related home loans.

         The sponsor has received a civil investigative demand (CID), from the
Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a
December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

                                  THE DEPOSITOR

         The depositor is Structured Asset Mortgage Investments II Inc. The
depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit.
The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since _______. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[____]. In conjunction with EMC's acquisition of seasoned, program exception, and non-performing residential mortgages, the depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the securities.

         After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

                                      S-45

         The depositor maintains its principal office at 383 Madison Avenue, New
York, New York 10179. Its telephone number is (212) 272-2000.

         [Describe size, growth and composition of depositor's portfolio of assets that it has securitized, to the extent not covered under the EMC description.]

                                THE OWNER TRUSTEE

         _________________ is the Owner Trustee under the Trust Agreement. The
Owner Trustee is a _________ banking corporation and its principal offices are located at _____________.

         Neither the Owner Trustee nor any director, officer or employee of the
Owner Trustee will be under any liability to the Issuing Entity or the noteholders under the Trust Agreement under any circumstances, except for the
Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of some representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner
Trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the Owner
Trustee under the Trust Agreement.

         The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Trust Agreement will have been paid by or on behalf of the Issuing Entity on or prior to the Closing Date.

                              THE INDENTURE TRUSTEE

         ____________________, a ____________ banking association, will act as
Indenture Trustee for the notes pursuant to the Indenture. The Indenture
Trustee's offices for notices under the Indenture are located at
______________________________ and its telephone number is ______________.
[Description of the extent of Indenture Trustee's prior experience serving as an indenture trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

         The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture.

         If an Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by the Indenture, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include the ability:

         (i)      to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee,

                                      S-46

and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture
Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such proceedings;

         (ii)     unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

         (iii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

         (iv)     to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture
Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property.

         The Indenture Trustee will promptly mail to each Noteholder notice of the Event of Default after it is known to a responsible officer of the Indenture
Trustee, unless such Event of Default shall have been waived or cured.

         The Indenture will provide that the Indenture Trustee may withdraw funds from the Distribution Account (i) to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and (ii) to reimburse the Owner
Trustee for all reasonable out-of pocket expenses incurred or made by the Owner
Trustee for all services rendered by the Owner Trustee it in the Owner Trustee's execution of the trust created under the Trust Agreement and in the exercise and performance of any of the Owner Trustee's powers and duties under the Trust
Agreement. Under the Indenture, the Issuing Entity (from the assets of the Trust
Estate) shall indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by the
Indenture Trustee in connection with the administration of the Trust Estate and the performance of the Indenture Trustee's duties under this prospectus supplement. The Issuing Entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the
Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

                             THE SERVICING AGREEMENT

         The following summary describes a number of terms of the Servicing
Agreement, dated as of __________ __, ____, among the Issuing Entity, the
Indenture Trustee, the Depositor and the Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing Agreement are referred to, those sections or defined terms are incorporated in this prospectus supplement by reference. The
Depositor will provide to a prospective or actual noteholder without charge, on written request, a copy (without exhibits) of

                                      S-47

the Servicing Agreement. Requests should be addressed to Structured Asset
Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Servicing Fee to be paid to the Servicer in respect of its servicing activities for the notes will be equal to accrued interest at the
Servicing Fee Rate of ____% per annum with respect to each mortgage loan for each calendar month on the same principal balance on which interest on that mortgage loan accrues for that calendar month. As additional servicing compensation, the Servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Distribution Account (to the extent not payable as compensation to the Indenture Trustee) and any escrow accounts in respect of the mortgage loans.

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from principal prepayments in full or in part are referred to herein as Prepayment
Interest Shortfalls. Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the noteholders on that Payment Date will be offset by the Servicer, but only to the extent those Prepayment Interest
Shortfalls do not exceed the aggregate of the Servicing Fees on the mortgage loans for the applicable Due Period. Any Prepayment Interest Shortfalls which are not covered by the Servicer on any Payment Date will not be reimbursed on any future Payment Date. SEE "SERVICING OF MORTGAGE LOANS--SERVICING AND OTHER
COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST" IN THE PROSPECTUS for
information regarding expenses payable by the Servicers.

SERVICER EVENTS OF DEFAULT

         In addition to those Events of Default (as defined in the prospectus)
pertaining to the servicing of the mortgage loans and described under "THE
AGREEMENTS--EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT" in the
prospectus, upon the occurrence of various loss triggers with respect to the mortgage loans, the Servicer may be removed as servicer of the mortgage loans in accordance with the terms of the Servicing Agreement. If the Servicer is removed in connection with an Event of Default under the Servicing Agreement, the
Indenture Trustee will be required to appoint a successor servicer meeting the eligibility requirements set forth in the Servicing Agreement or act as successor servicer.

TABLE OF FEES AND EXPENSES

         The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

                                      S-48

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

        ITEM                      FEE                        PAID FROM
        ----                      ---                        ---------
Servicing Fee(1)            [____]% per annum     Home Loan Interest Collections
Indenture Trustee Fee(1)    [____]%  per annum    Home Loan Interest Collections

(1)      The servicing fee and indenture trustee fee are paid on a first priority basis from collections allocable to interest on the home loans, prior to distributions to noteholders.

                                  THE INDENTURE

         The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture.
Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The
Depositor will provide to a prospective or actual noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust
Agreement. Requests should be addressed to Structured Asset Mortgage Investments
II Inc., 383 Madison Avenue, New York, New York 10179.

GENERAL

         The notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the notes containing a copy of the Indenture and the Trust Agreement as executed will be filed by the Depositor with the Securities and Exchange
Commission within fifteen days of the initial issuance of the notes. Reference is made to the prospectus for important information in addition to that presented in this prospectus supplement regarding the Trust Estate, the terms and conditions of the Indenture and the Trust Agreement and the notes. The notes will be transferable and exchangeable at the corporate trust offices of the
Indenture Trustee, located in _______________.

RIGHTS UPON EVENT OF DEFAULT

         Notwithstanding, the prospectus, if an Event of Default occurs and is continuing, the Indenture Trustee or the holders of a majority of the Voting
Rights may declare the Note Balance of all the notes to be due and payable immediately. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority of the aggregate outstanding Voting
Rights.

         If following an Event of Default, the notes have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been that declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the notes following an Event of Default, unless (a)

                                      S-49

the holders of 100% of the then aggregate outstanding Voting Rights consent to that sale, (b) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective
Note Accrual Rates, on the outstanding notes at the date of that sale or (c) the
Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the
Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding Voting Rights.

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture
Trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

         In the event the principal of the notes is declared due and payable, as described above, the holders of any those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of that discount that is unamortized.

LIMITATION ON SUITS

         No noteholder will have any right under the Indenture to institute any proceeding with respect to that Indenture unless (a) that holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of notes of any class evidencing not less than 25% of the aggregate outstanding Note Balance constituting that class (i) have made written request upon the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee under the Indenture and (ii) have offered to the
Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity and (d) no direction inconsistent with that written request has been given to the Indenture Trustee during that 60 day period by the holders of a majority of the Note Balance of that class. However, the Indenture
Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to institute, conduct or defend any litigation under that Indenture or in relation thereto at the request, order or direction of any of the holders of notes covered by that Indenture, unless those holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

VOTING RIGHTS

         At all times, 100% of all Voting Rights will be allocated among the holders of the Class A Notes (or, after the Class A Notes have been paid in full, the class of Subordinate Notes then outstanding with the lowest numerical class designation) in proportion to the then outstanding Note Balances of their respective notes.

RESIGNATION AND REMOVAL OF INDENTURE TRUSTEE

                                      S-50

         The Indenture Trustee may resign at any time, or in the event that there is a conflict of interest with respect to any class of notes, as Indenture
Trustee with respect to one or more other classes of notes, the Issuing Entity will be obligated to appoint a successor Indenture Trustee for the notes or such class of notes within the period specified in the Indenture. The Indenture
Trustee may also be removed at any time by noteholders possessing a majority of the Voting Rights if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the
Indenture Trustee will not become effective until the acceptance of the appointment by a successor Indenture Trustee.

OPTIONAL REDEMPTION

         The circumstances under which the obligations created by the Indenture will terminate in respect of the notes are described in "The
Agreements--Termination; Retirement of the Securities" in the prospectus.

         At its option, the majority holder of the Equity Certificates may redeem the notes, in whole but not in part, on any Payment Date on or after the
Payment Date on which the aggregate Note Balance is reduced to less than [__%]
of the aggregate initial Note Balance. That redemption will be paid in cash at a price equal to the sum of (w) 100% of the aggregate Note Balance then outstanding, (x) the aggregate of any Allocated Realized Loss Amounts on the notes remaining unpaid immediately prior to that Payment Date, (y) the aggregate of the Interest Payment Amounts on the notes for that Payment Date and (z) the aggregate of any Interest Carry Forward Amounts for that Payment Date. Upon that redemption, the remaining assets in the Trust Estate shall be released from the lien of the Indenture.

         In no event will the trust created by the Indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Indenture. SEE "THE AGREEMENTS--TERMINATION; RETIREMENT OF THE SECURITIES"
IN THE PROSPECTUS.

                          ASSIGNMENT OF MORTGAGE LOANS

GENERAL

         On or prior to the date the notes are issued, the Sponsor, pursuant to the Mortgage Loan Purchase Agreement, will convey each mortgage loan to the
Depositor, and the Depositor, pursuant to the Trust Agreement, will in turn, convey each mortgage loan to the Issuing Entity; provided, however, that the
Sponsor will reserve and retain all its right, title and interest in and to principal and interest due on each mortgage loan on or prior to the Cut-off Date
(whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date.

         At the time of issuance of the notes, the Issuing Entity will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on the mortgage loans after the Cut-off Dates, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the notes. The Indenture Trustee, concurrently with that assignment, will

                                      S-51

authenticate and deliver the notes at the direction of the Issuing Entity in exchange for, among other things, the mortgage loans.

         The Indenture will require the Issuing Entity to deliver to the
Indenture Trustee or to a custodian with respect to each mortgage loan (i) the mortgage note endorsed without recourse to the Indenture Trustee, (ii) the original mortgage with evidence of recording indicated on that mortgage and
(iii) an assignment of the mortgage in recordable form to the Indenture Trustee.
Those assignments of mortgage loans are required to be recorded by or on behalf of the Sponsor, at the expense of the Sponsor, in the appropriate offices for real property records if certain conditions set forth in the Servicing Agreement have not been met. SEE "DESCRIPTION OF THE SECURITIES-- ASSIGNMENT OF TRUST FUND
ASSETS" IN THE PROSPECTUS.

REPRESENTATIONS

         In the Mortgage Loan Purchase Agreement, pursuant to which the
Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. Pursuant to the Trust Agreement, the Depositor will assign all of its right, title and interest in the Mortgage Loan Purchase Agreement insofar as it relates to such representations and warranties made by the Sponsor, to the
Issuing Entity and pursuant to the Indenture, the Issuing Entity will assign all of its right, title and interest in the Mortgage Loan Purchase Agreement insofar as it relates to such representations and warranties made by the Sponsor, to the
Indenture Trustee. The Indenture Trustee, on behalf of the noteholders, will be required to enforce the representations and warranties of the Sponsor in the
Mortgage Loan Purchase Agreement.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

         (1)      The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

         (2)      Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

         (3)      As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and
neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of noteholders or the Indenture Trustee in any of

                                      S-52

the mortgage loans, within 90 days from the date of discovery or notice from the
Indenture Trustee, the Depositor, the Servicer or the Sponsor, the Sponsor will
(i) cure such breach in all material respects, (ii) provide the Indenture
Trustee with a substitute mortgage loan or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Indenture Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

                                PENALTY AVOIDANCE

         The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                         FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the notes, [Thacher Proffitt & Wood LLP]
[Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP], counsel to the
Depositor, will deliver its opinion generally to the effect that based on the application of existing law and assuming compliance with the Trust Agreement, for federal income tax purposes, (a) the notes will be characterized as indebtedness to a noteholder, other than the owner of the equity certificates, and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuing Entity or the Depositor and (b) the Issuing Entity will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a "publicly traded partnership" as defined in Treasury
Regulation Section 1.7704 or (iii) a "taxable mortgage pool" within the meaning of Section 7701(i) of the Code. The notes will not be treated as having been issued with "original issue discount" (as defined in the prospectus). The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to
__% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THE
PROSPECTUS.

         The notes will not be treated as assets described in Section
7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The notes will also not be treated as "qualified mortgages" under
Section 860G(a)(3)(C) of the Code.

         Prospective investors in the notes should SEE "FEDERAL INCOME TAX
CONSEQUENCES" AND "STATE AND OTHER TAX CONSEQUENCES" in the prospectus for a discussion of the application of some federal income and state and local tax laws to the Issuing Entity and purchasers of the notes.

                                      S-53

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions provided in the Underwriting
Agreement, dated ________ __, ____, the Depositor has agreed to sell, and the
Underwriter has agreed to purchase the notes. The Underwriter is obligated to purchase all notes of the respective classes offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the Depositor and the Sponsor.

         The notes will be purchased from the Depositor by the Underwriter and will be offered by the Underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the notes, before deducting expenses payable by the Depositor, will be approximately ___% of the aggregate initial Note Balance of the notes. In connection with the purchase and sale of the notes, the Underwriter may be deemed to have received compensation from the
Depositor in the form of underwriting discounts.

         The offered notes are offered subject to receipt and acceptance by the
Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered notes will be made through the facilities of DTC on or about the Closing Date.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the
Securities Act of 1933, as amended, or will contribute to payments the
Underwriter may be required to make in respect thereof.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The sponsor, the servicer, the issuing entity, Bear, Stearns & Co. Inc.
and the depositor, are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the trustee, any 10%
concentration originator or the custodian. There are no affiliations among the master servicer, the trustee, any 10% concentration originator or the custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                SECONDARY MARKET

         There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under "DESCRIPTION OF THE
SECURITIES--REPORTS TO SECURITYHOLDERS", which will include information as to the outstanding principal balance of the notes and the status of the applicable form of credit

                                      S-54

enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of that information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the offered certificates will be passed upon for the Depositor and the Underwriter by [Thacher Proffitt & Wood LLP]
[Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP], New York, New
York.

                                     RATINGS

         It is a condition of the issuance of the notes that the Class A Notes be rated "AAA" by _____________ and "AAA" by _______________, that the Class M-1
Notes be rated at least "AA" by ____ and at least "AA" by ____, that the Class
M-2 Notes be rated at least "A" by ____ and at least "A" by _____ and that the
Class M-3 Notes be rated at least "BBB" by _____.

         The ratings of _____ and _____ assigned to the notes address the likelihood of the receipt by noteholders of all payments to which those noteholders are entitled, other than payments of interest to the extent of any
Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of those prepayments will differ from that originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the notes.

         The Depositor has not requested that any rating agency rate the notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by another rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as stated above.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered Notes in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its

                                      S-55

regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the offered
Notes, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

         The Class A Notes and the Class M-1 Notes will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for various entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of those entities to invest in "mortgage related securities", provided that this restricting legislation was enacted prior to October 3, 1991.
Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Notes and the Class M-3 Notes will not constitute
"mortgage related securities" for purposes of SMMEA.

         The Depositor makes no representations as to the proper
characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

         SEE "LEGAL INVESTMENT" IN THE PROSPECTUS.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the
Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago,
Illinois 60661; New York Regional Office, 233 Broadway, New York, New York
10279. Copies of the material can also be obtained from the Public Reference
Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering,
Analysis and Retrieval system at the Commission's Website (http://www.sec.gov).
Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act
reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities --
Reports to Securityholders" and "Servicing of

                                      S-56

Mortgage Loans -- Evidence as to Compliance", required to be filed under
Regulation AB), periodic distribution reports on Form 10-D, current reports on
Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor's][depositor's] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is:
[__________________].

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities
Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the
[sponsor's][depositor's] website referenced above under "Available Information"
as soon as practicable. Annual reports of assessment of compliance with the AB
Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of Mortgage Loans -- Evidence as to Compliance" and
"Description of the Securities -- Reports to Securityholders."

                              ERISA CONSIDERATIONS

         ERISA and the Code impose a number of requirements on Plans and on persons who are fiduciaries with respect to those Plans. ERISA and the Code prohibit various transactions involving the assets of a Plan and Disqualified
Persons and Parties in Interest who have a number of specified relationships to the Plan. Accordingly, prior to making an investment in the notes, investing
Plans should determine whether the Issuing Entity, the Depositor, the Sponsor, the Trust Estate, the Underwriter, any other underwriter, the Owner Trustee, the
Indenture Trustee, the Servicer, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a Party in Interest or Disqualified Person with respect to that Plan and, if so, whether that transaction is subject to one or more statutory or administrative exemptions. Additionally, an investment of the assets of a Plan in securities may cause the assets included in the Trust Estate to be deemed "Plan Assets" of that Plan, and any person with specified relationships to the Trust Estate to be deemed a Party in Interest or Disqualified Person. The DOL has promulgated the
Plan Asset Regulations defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the Plan
Asset

                                      S-57

Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Estate), the underlying assets of that entity may be considered to be Plan Assets. The Plan Asset Regulations provide that the term
"equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no
"substantial equity features." Although not entirely free from doubt, it is believed that, as of the date hereof, the notes will be treated as debt obligations without significant equity features for the purposes of the Plan
Asset Regulations. However, there is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer, will be restricted. By acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2) (A) either (x)
none of the Issuing Entity, the Depositor, the Sponsor, the Indenture Trustee,
the Owner Trustee, the Underwriter, the Servicer, any other servicer, any provider of credit support or any of their affiliates is a party in interest with respect to such purchaser that is an ERISA plan or (y) PTCE 90-1, PTCE
91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the Indenture Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Depositor, the
Sponsor, the Indenture Trustee, the Owner Trustee, the Underwriter, the Trust
Estate, any provider of credit support, the Servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Depositor, the Sponsor, the Indenture
Trustee, the Owner Trustee, the Underwriter, the Trust Estate, any provider of credit support, the Servicer or any other servicer to any obligation in addition to those undertaken in the Indenture. Because of the factual nature of some of the above-described provisions of ERISA, the Code and the Plan Asset
Regulations, Plans or persons investing Plan Assets should carefully consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of those notes.

                                      S-58

                                    GLOSSARY

         ADJUSTMENT DATE -- With respect to the adjustable rate mortgage loans, each date on which the related mortgage rate adjusts.

         ALLOCATED REALIZED LOSS AMOUNT -- With respect to any class of
Subordinate Notes and any Payment Date, the sum of (i) any Realized Loss
allocated to that class of Subordinate Notes on that Payment Date and (ii) any
Allocated Realized Loss Amount for that class remaining unpaid from previous
Payment Dates plus accrued interest on that class at the Note Accrual Rate for that class.

         AVAILABLE INTEREST RATE -- With respect to any Payment Date, a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) the Current Interest Payment Amount for that Payment Date, and the denominator of which is (ii) the aggregate Note Balance of the notes immediately prior to that Payment Date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

         AVAILABLE PAYMENT AMOUNT -- With respect to the notes and any Payment
Date, an amount equal to the sum, net of amounts reimbursable therefrom to the
Servicer, the Indenture Trustee or the Owner Trustee, of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related
Due Date and received on or prior to the related Determination Date, after deduction of the Servicing Fees and the Indenture Trustee Fee, (ii) various unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and (iii) all Monthly Advances with respect to the mortgage loans received for that Payment Date.

         BALLOON PAYMENT -- The final payment made with respect to each Balloon
Loan.

         CEDE -- Cede & Co., or its successors in interest.

         CLASS A PRINCIPAL PAYMENT AMOUNT -- With respect to the Class A Notes and any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the Note Balance of the
Class A Notes immediately prior to that Payment Date over (y) the lesser of (A)
the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $_________.

         CLASS M-1 PRINCIPAL PAYMENT AMOUNT -- With respect to any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A
Notes (after taking into account the payment of the Class A Principal Payment
Amount on that Payment Date) and (ii) the Note Balance of the Class M-1 Notes
immediately prior to that Payment Date over (y) the lesser of (A) the product of
(i) _____% and (ii) the aggregate principal balance of the mortgage loans as

                                      S-59

of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus
$_________.

         CLASS M-2 PRINCIPAL PAYMENT AMOUNT -- With respect to any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A
Notes (after taking into account the payment of the Class A Principal Payment
Amount on that Payment Date), (ii) the Note Balance of the Class M-1 Notes
(after taking into account the payment of the Class M-1 Principal Payment Amount on that Payment Date) and (iii) the Note Balance of the Class M-2 Notes
immediately prior to that Payment Date over (y) the lesser of (A) the product of
(i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus
$__________.

         CLASS M-3 PRINCIPAL PAYMENT AMOUNT -- With respect to any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A
Notes (after taking into account the payment of the Class A Principal Payment
Amount on that Payment Date), (ii) the Note Balance of the Class M-1 Notes
(after taking into account the payment of the Class M-1 Principal Payment Amount on that Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on that date) and (iv) the Note Balance of the Class M-3 Notes immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii)
the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus
$----------.

         CLEARSTREAM PARTICIPANTS -- The participating organizations of
Clearstream.

         COLLATERAL ACCOUNT -- Each segregated account maintained by the
Servicer.

         COOPERATIVE --With respect to Euroclear, Euroclear Clearance Systems
S.C., a Belgian cooperative corporation.

         CPR -- With respect to the mortgage loans, the constant prepayment rate model.

         CREDIT ENHANCEMENT PERCENTAGE -- With respect to the notes and any
Payment Date, the percentage obtained by dividing (x) the sum of the
Overcollateralized Amount and the aggregate Note Balance of the Subordinate
Notes by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans and payment of the Principal Payment Amount to the notes on that Payment Date.

         CURRENT INTEREST PAYMENT AMOUNT -- With respect to any Payment Date, an amount equal to interest collections or advances on the mortgage loans during the related Due Period (net of the Servicing Fee and the Indenture Trustee Fee).

         CUT-OFF DATE -- _________, ___.

                                      S-60

         DEBT SERVICE REDUCTION -- With respect to any mortgage loan, any reduction in the amount which a mortgagor is obligated to pay on a monthly basis as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

         DEFICIENT VALUATION -- With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States
Bankruptcy Code.

         DELAYED FIRST ADJUSTMENT MORTGAGE LOAN -- The adjustable rate mortgage loans for which the first Adjustment Date will occur after an initial period from the date of origination of that adjustable rate mortgage loan as specified in this prospectus supplement.

         DISQUALIFIED PERSONS -- Certain specified persons as defined under the
Code.

         DIRECTING HOLDER -- The holder of a majority in Percentage Interest of the Equity Certificates.

         DTC SERVICES -- The timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC.

         DUE DATE -- With respect to each mortgage loan, the first day of the month on which scheduled monthly payments are due.

         EUROCLEAR OPERATOR -- With respect to Euroclear, Euroclear Bank,
S.A./N.V.

         EUROCLEAR PARTICIPANTS -- The participating organizations of Euroclear.

         EUROPEAN DEPOSITARIES -- Collectively, Citibank, N.A. and JPMorgan
Chase Bank, acting in their respective capacities as depositaries.

         EVENT OF DEFAULT -- With respect to the notes, any one of the following: (a) the failure of the Issuing Entity to pay the Interest Payment
Amount, the Principal Payment Amount or any Overcollateralization Increase
Amount on any Payment Date, in each case to the extent that funds are available on that Payment Date to make those payments, which continues unremedied for a period of five days; (b) the failure by the Issuing Entity on the Final Maturity
Date to reduce the Note Balances of any notes then outstanding to zero; (c) a default in the observance or performance of any covenant or agreement of the
Issuing Entity in the Indenture and the continuation of that default for a period of thirty days after notice to the Issuing Entity by the Indenture
Trustee or by the holders of at least 25% of the Voting Rights of the notes; (d)
any representation or warranty made by the Issuing Entity in the Indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in any material respect as of the time made, and the circumstance in respect of which that representation or warranty being incorrect not having been cured within thirty days after notice thereof is given to the Issuing Entity by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the notes; or (e) various events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity.

                                      S-61

         FINAL MATURITY DATE -- With respect to the notes, the Payment Date occurring in _______ ____.

         GLOBAL SECURITIES -- The globally offered [Name of Issuing Entity]
Series ____-__, Mortgage-Backed Notes, Series ____-__, Class A, Class M-1, Class
M-2 and Class M-3 Notes.

         GROSS MARGIN -- With respect to each adjustable rate mortgage loan, the fixed percentage amount described in this prospectus supplement.

         INDENTURE -- The indenture dated as of ________ __, ____, between the
Issuing Entity and the Indenture Trustee.

         INDENTURE TRUSTEE -- ______________.

         INDENTURE TRUSTEE FEE -- The principal compensation paid to the
Indenture Trustee in respect of its obligations under the Indenture, equal to
(i) the Indenture Trustee Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly, and (ii) any interest or other income earned on funds held in the Distribution Account (to the extent not payable as compensation to the Servicer) as provided in the Indenture.

         INDENTURE TRUSTEE FEE RATE -- With respect to any mortgage loan, a rate equal to ________% per annum.

         INDIRECT PARTICIPANTS -- Entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly, having indirect access to the DTC system.

         INTEREST ACCRUAL PERIOD -- With respect to any class of notes and any
Payment Date, the period commencing on the Payment Date of the month immediately preceding the month in which that Payment Date occurs (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding that Payment Date.

         INTEREST CARRY FORWARD AMOUNT -- With respect to any class of notes and any Payment Date, any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on that class at the Available Interest Rate, together with that shortfall in payment of interest remaining unpaid from previous Payment Dates plus interest accrued on such excess at the related Note Accrual Rate.

         INTEREST DETERMINATION DATE -- With respect to each Interest Accrual
Period, the second business day preceding that Interest Accrual Period.

         INTEREST PAYMENT AMOUNT -- With respect to any class of notes and any
Payment Date, an amount equal to interest accrued during the related Interest
Accrual Period on the Note Balance of those notes immediately prior to that
Payment Date at the then-applicable Note Interest Rate for that class.

         ISSUING ENTITY -- [Name of Issuing Entity] Series ______-___.

                                      S-62

         LOAN APPRAISAL -- With respect to the mortgage loans, an appraisal of the related mortgaged property which the Directing Holder will provide to the
Servicer.

         MAXIMUM MORTGAGE RATE -- With respect to each adjustable rate mortgage loan, a specified maximum mortgage rate which will not be exceeded over the life of that adjustable rate mortgage loan.

         MAXIMUM NOTE INTEREST RATE -- With respect to (i) the Class A Notes,
___% per annum, (ii) the Class M-1 Notes, ___% per annum, (iii) the Class M-2
Notes, ___% per annum and (iv) the Class M-3 Notes, ___% per annum.

         MINIMUM MORTGAGE RATE -- With respect to each adjustable rate mortgage loan, a specified minimum mortgage rate beyond which that mortgage rate will not be reduced over the life of that adjustable rate mortgage loan.

         MONTHLY ADVANCE -- With respect to the mortgage loans, an advance made by the Servicer, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans that were delinquent on the related
Determination Date, plus various amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

         NET MONTHLY EXCESS CASHFLOW -- With respect to any Payment Date, an amount equal to the sum of (a) any Overcollateralization Reduction Amount and
(b) the excess of (x) the Available Payment Amount for that Payment Date over
(y) the sum for that Payment Date of the aggregate of the Interest Payment
Amounts payable to the holders of the notes and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

         NOTE BALANCE -- With respect to any class of notes and any date of determination, an amount equal to the initial Note Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that note and (b) any reductions in the Note Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

         NOTE OWNER -- Any person acquiring an interest in the notes.

         NOTE ACCRUAL RATE -- (i) In the case of the Class A Notes, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus
_____%, in the case of any Payment Date thereafter and (b) the Maximum Note
Interest Rate; (ii) in the case of the Class M-1 Notes, the lesser of (a)
One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus
_____%, in the case of any Payment Date

                                      S-63

thereafter and (b) the Maximum Note Interest Rate; (iii) in the case of the
Class M-2 Notes, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate
Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and
(b) the Maximum Note Interest Rate; and (iv) in the case of the Class M-3 Notes, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month
LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the
Maximum Note Interest Rate.

         ONE-MONTH LIBOR -- As of any Interest Determination Date, the London
interbank offered rate for one-month U.S. dollar deposits which appears on
Telerate Page 3750 as of 11:00 a.m. (London time) on that date.

         OVERCOLLATERALIZATION INCREASE AMOUNT -- With respect to the notes and any Payment Date, the Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized
Amount exceeds the Overcollateralized Amount as of that Payment Date.

         OUTSTANDING PRINCIPAL BALANCE -- With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the Issuing Entity.

         OVERCOLLATERALIZATION REDUCTION AMOUNT -- The amount by which the
Overcollateralized Amount exceeds the Required Overcollateralized Amount.

         PARTICIPANTS -- The participating organizations for which DTC holds securities.

         PAYMENT DATE -- With respect to the offered notes, the 25th day of each month, or, if that day is a not a business day, on the next succeeding business day, beginning in _________, ___.

         PERIODIC RATE CAP -- With respect to each adjustable rate mortgage loan, a specified periodic adjustment limitation on the related mortgage rate on any related Adjustment Date.

         PLAN ASSET REGULATIONS - The regulations provided under 29 C.F.R.
Section 2510.3-101.

         [PRE-FUNDED AMOUNT -- The amount deposited by the depositor in the pre-funding account on the Closing Date for the mortgage loans, which amount is, approximately $[______].]

         [PRE-FUNDING PERIOD -- The period from the Closing Date up to and including [_____ __, 20__], in which the seller may purchase subsequent mortgage loans for inclusion in the trust with amounts in the pre-funding account.]

         PREPAYMENT ASSUMPTION -- The prepayment standard or model used in this prospectus supplement which assumes a prepayment rate for the mortgage loans of
__% CPR.

         PREPAYMENT INTEREST SHORTFALL -- With respect to the mortgage loans, interest shortfalls attributable to full and partial prepayments by the mortgagors on those mortgage loans.

                                      S-64

         PRINCIPAL PAYMENT AMOUNT -- With respect to any Payment Date, other than the Final Maturity Date and the Payment Date immediately following the acceleration of the notes due to an Event of Default, will be the lesser of (a)
the excess of the Available Payment Amount over the aggregate of the Interest
Payment Amounts for the notes; and (b) the sum of: (i) the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due
Period, whether or not received on or prior to the related Determination Date;
(ii) the principal portion of all proceeds received during the related
Prepayment Period in respect of the repurchase of a mortgage loan (or, in the case of a substitution, amounts representing a principal adjustment) as contemplated in the Servicing Agreement; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans; (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding that Payment Date to the extent covered by Net Monthly Excess Cashflow for that Payment Date; and (v) the amount of any Overcollateralization Increase
Amount for that Payment Date; minus the amount of any Overcollateralization
Reduction Amount for that Payment Date. With respect to the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to an Event of Default, the Principal Payment Amount will equal the amount necessary to reduce the Note Balance of any notes outstanding to zero.

         RECORD DATE -- For each Payment Date (i) with respect to the notes
(other than any Definitive Notes), the close of business on the business day immediately preceding that Payment Date or (ii) with respect to the Definitive
Notes, the close of business on the last business day of the month preceding the month in which that Payment Date occurs.

         REFERENCE BANKS -- Leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Indenture Trustee and (iii) not controlling, controlled by, or under common control with, the Depositor or the Issuing
Entity.

         RELEVANT DEPOSITARY -- With respect to Euroclear, JPMorgan Chase Bank, and with respect to Clearstream, Citibank, N.A.

         [REMAINING PRE-FUNDED AMOUNT -- An amount equal to the Pre-Funded
Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent mortgage loans transferred to the trust fund during the
Pre-Funding Period. ]

         REPURCHASE PRICE -- With respect to any mortgage loan required to be repurchased, an amount equal to the sum of (1) 100% of the Outstanding Principal
Balance of such mortgage loan plus accrued but unpaid interest on the
Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase, (2) any unreimbursed Monthly Advances and servicing advances payable to the Servicer of the mortgage loan and (3) any costs and damages incurred by the Issuing Entity in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

                                      S-65

         REQUIRED OVERCOLLATERALIZED AMOUNT -- As of any date of determination, the amount of overcollateralization required to be provided by the mortgage pool under the Indenture, which is equal to approximately ____% of the aggregate principal balance of the mortgage loans; provided, however, that so long as no
Trigger Event is in effect, such amount may be permitted to decrease after the
Stepdown Date. SEE "DESCRIPTION OF THE NOTES--OVERCOLLATERALIZATION PROVISIONS"
IN THIS PROSPECTUS SUPPLEMENT.

         RESERVE INTEREST RATE -- The rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the
Indenture Trustee cannot determine this arithmetic mean, the lowest one-month
U.S. dollar lending rate which New York City banks selected by the Indenture
Trustee are quoting on that Interest Determination Date to leading European banks.

         RULES -- The rules, regulations and procedures creating and affecting
DTC and its operations.

         SCHEDULED PRINCIPAL BALANCE -- With respect to any mortgage loan and as of any date of determination, an amount equal to the principal balance of that mortgage loan as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and (z) any Bankruptcy Loss occurring out of a
Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

         SPONSOR -- _________________, in its capacity as mortgage loan seller.

         SERVICER -- With respect to ____ ___ Mortgage Loans, _________________, and with respect to _____ ____ Mortgage Loans, _________________.

         SERVICING AGREEMENT -- The Servicing Agreement, dated as of __________
__, ____, among the Issuing Entity, the Indenture Trustee, the Depositor and the
Servicer.

         SERVICING FEE -- The principal compensation paid to the Servicer in respect of its servicing activities for the notes is equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each mortgage loan for each calendar month on the same principal balance on which interest on that mortgage loan accrues for that calendar month.

         STEPDOWN DATE -- The later to occur of (x) the Payment Date occurring in _______ ____ and (y) the first Payment Date on which the Credit Enhancement
Percentage (calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal
Payment Amount to the notes then entitled to payments of principal on that
Payment Date) is greater than or equal to _____%.

         SUBORDINATE NOTES -- The Class M-1, Class M-2 and Class M-3 Notes.

                                      S-66

         [SUBSEQUENT CUT-OFF DATE -- With respect to those subsequent mortgage loans sold to the trust fund pursuant to a subsequent transfer instrument, the later of (i) the first day of the month in which the related subsequent transfer date occurs or (ii) the date of origination of such mortgage loan.]

         [SUBSEQUENT TRANSFER DATE -- With respect to each subsequent transfer instrument, the date on which the subsequent mortgage loans are sold to the trust.]

         SYSTEMS -- DTC's computer applications, systems and similar items for processing data.

         TELERATE PAGE 3750 -- The display page currently so designated on the
Dow Jones Telerate Capital Markets Report (or another page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         TERMS AND CONDITIONS -- Collectively, the Terms and Conditions
Governing Use of Euroclear and the related Operating Procedures of the Euroclear
System and applicable Belgian law.

         TRIGGER EVENT -- With respect to the notes, any Payment Date in which the percentage obtained by dividing (x) the principal amount of mortgage loans delinquent 60 days or more by (y) the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds the lesser of (i) _____% of the Credit Enhancement Percentage and (ii)
______%.

         TRUST AGREEMENT -- The trust agreement, dated as of ________ __, ____, between the Depositor and the Owner Trustee.

         TRUST ESTATE -- The trust estate established under the Trust Agreement, which consists primarily of the mortgage pool.

         UNDERWRITER -- _________________.

         UNDERWRITING AGREEMENT -- The underwriting agreement, dated ________
__, ____, between the Depositor and the Underwriter.

                                      S-67

                                                                      SCHEDULE A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The description herein of the mortgage loans is based upon estimates of the composition thereof as of _______ 1, 200_. Prior to the issuance of the notes, mortgage loans may be removed as a result of (i) principal prepayments thereof in full prior to the Cut-off Date, (ii) requirements of the Rating
Agencies, (iii) delinquencies or (iv) otherwise. In any such event, other mortgage loans may be included in the Trust Estate. The Depositor believes that the estimated information set forth herein with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the notes are issued, although certain characteristics of the mortgage loans may vary.

         Notwithstanding the foregoing, on or prior to the Closing Date, scheduled or unscheduled principal payments made with respect to the mortgage loans may decrease the stated principal balance of the mortgage loans as of the
Cut-off Date as set forth in this prospectus supplement by as much as ten percent (10%). Accordingly, the initial principal balance of any of the notes by the Closing Date is subject to a decrease by as much as ten percent (10%) from amounts shown on page S-__ hereof.

                                      A-1

                           $___________ (Approximate)

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    DEPOSITOR

                     MORTGAGE-BACKED NOTES, SERIES ____-___

                              Prospectus Supplement

                             Dated _______ __, ____

                     [NAME OF ISSUING ENTITY] SERIES ____-__
                                 ISSUING ENTITY

                               [NAME OF SERVICER]
                                    SERVICER

                              [NAME OF UNDERWRITER]
                                   UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT IN ANY STATE
WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the offered notes offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Estimated expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions, are as follows:

SEC Registration Fee		$107.00
Trustee’s Fees and Expenses		*
Printing and Engraving		*
Legal Fees and Expenses		*
Blue Sky Fees		*
Accounting Fees and Expenses		*
Rating Agency Fees		*
Miscellaneous		*
Total	$	*

*to be provided by amendment

Item 15. Indemnification of Directors and Officers

The Pooling and Servicing Agreement or the Servicing Agreement, Indenture and Owner Trust Agreement will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person’s own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement or the Servicing Agreement, Indenture and Owner Trust Agreement will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement or such Servicing Agreement, Indenture and Owner Trust Agreement other than such expenses related to particular Mortgage Loans.

Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the officers and directors of Structured Asset Mortgage Investments II Inc. (the “Depositor” or the “Registrant”) who signed this Registration Statement, and certain controlling persons of the Depositor, against certain liabilities which might arise under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

The Certificate of Incorporation and By-Laws of the Registrant provide that, to the fullest extent and under the circumstances permitted by Section 145 of the General Corporation Law of the State of Delaware, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 16. Exhibits

Exhibit Number
1.1	-	Form of Underwriting Agreement
3.1*	-	Certificate of Incorporation of the Depositor
3.2*	-	By-Laws of the Depositor
4.1**	-	Form of Pooling and Servicing Agreement for an offering of Pass-Through Certificates consisting of senior and subordinated classes
4.2**	-	Form of Indenture for an offering of Mortgage-Backed Notes
4.3**	-	Form of Servicing Agreement for an offering of Mortgage-Backed Notes
4.4*	-	Form of Trust Agreement for an offering of Mortgage-Backed Notes
5.1(a)	-	Opinion of Thacher Proffitt & Wood LLP regarding the legality of the Certificates and the Notes issued pursuant to the Base Prospectus
5.2(b)	-	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the Certificates and the Notes issued pursuant to the Base Prospectus
5.3(c)	-	Opinion of Greenberg Traurig LLP regarding the legality of the Certificates and the Notes issued pursuant to the Base Prospectus
8.1(a)	-	Opinion of Thacher Proffitt & Wood LLP regarding certain tax matters related to the Certificates and the Notes issued pursuant to the Base Prospectus (included as part of Exhibit 5.1)
8.2(b)	-	Opinion of Orrick, Herrington & Sutcliffe LLP regarding certain tax matters related to the Certificates and the Notes issued pursuant to the Base Prospectus
8.3(c)	-	Opinion of Greenberg Traurig LLP regarding certain tax matters related to the Certificates and the Notes issued pursuant to the Base Prospectus (included as part of Exhibit 5.3)
23.1(a)	-	Consent of Thacher Proffitt & Wood LLP (included as part of Exhibit 5.1)
23.2(b)	-	Consent of Orrick, Herrington & Sutcliffe LLP (included as part of Exhibit 5.2)
23.3(c)	-	Consent of Greenberg Traurig LLP (included as part of Exhibit 5.3)
24.1*	-	Power of Attorney

*		Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-115122)
**		Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-132232)
_________________________

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that no such post-effective amendment shall be required if the information which would be required by clauses (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 26, 2007.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By:	* see below
Name:	Jeffrey L. Verschleiser
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

* see below Jeffrey L. Verschleiser	President (Principal Executive Officer)	January 26, 2007

* see below Michael B. Nierenberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2007

* see below Jeffrey Mayer	Director	January 26, 2007

* see below Thomas F. Marano	Director	January 26, 2007

By:	/s/ Sara Bonesteel
Sara Bonesteel *Attorney-in-fact pursuant to a power of attorney previously filed with the Registration Statement